Exhibit 2.1

Execution Copy

AGREEMENT AND PLAN OF MERGER

by and among

OAK VALLEY BANCORP,

OAK VALLEY COMMUNITY BANK

and

MOTHER LODE BANK

dated as of August 26, 2015

i

(continued)

-ii-

(continued)

-iii-

(continued)

Exhibit A – Form of Shareholder Agreement

Exhibit B – Form of Non-Solicitation and Confidentiality Agreement

Exhibit C – Form of Agreement of Merger

Exhibit D – Form of In-the-Money Option Holder Agreement

Schedule A – In-the-Money Option Holders

Schedule 5.11(e) – General Terms for Payment of Retention Bonuses to Key Employees

Schedule 5.16 – Estimated Professional Fees and Other Transaction Expenses

Schedule 6.2(l) – Contracts to be Terminated

MLB Disclosure Schedule

OVB Disclosure Schedule

-iv-

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), is entered into as of August 26, 2015 by and among Oak Valley Bancorp, a California corporation registered under the Bank Holding Company Act of 1956, as amended (“OVB”), Oak Valley Community Bank, a California state-chartered bank and a wholly owned subsidiary of OVB (“OVCB”), and Mother Lode Bank, a California state-chartered bank (the “MLB”).

WHEREAS, the Boards of Directors of OVB, OVCB and MLB have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which MLB will, subject to the terms and conditions set forth herein, merge with and into OVCB, with OVCB being the surviving entity;

WHEREAS, the aggregate consideration to be paid to shareholders of MLB in the merger of OVCB and MLB would consist of cash payable to MLB’s shareholders in such merger;

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the merger of OVCB and MLB and also to prescribe certain conditions to such merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to OVB’s and OVCB’s willingness to enter into this Agreement, each executive officer and director of MLB, representing collectively approximately thirty-two and eighty-three one-hundredths percent (32.83%) of the voting shares of MLB, is entering into a shareholder voting agreement substantially in the form of Exhibit A hereto (each, a “Shareholder Agreement”) dated and effective as of the date hereof wherein they agree to vote their shares of MLB Common Stock (as defined below) in favor of the merger of OVCB and MLB upon the terms and conditions set forth in this Agreement (subject to customary fiduciary exceptions) and a non-solicitation and confidentiality agreement substantially in the form of Exhibit B hereto (each, a “Non-Solicitation and Confidentiality Agreement”) dated as of the date hereof and to be effective as of the Effective Time.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1     Definitions. In addition to the terms defined above and other terms defined in other Sections and Schedules of this Agreement, the capitalized terms set forth below have the following meanings when used herein:

“Acceptable Confidentiality Agreement” means an agreement that is either (a) in effect as of the execution and delivery of this Agreement by the parties, or (b) executed, delivered and effective after the execution of this Agreement by the parties, in either case containing provisions that require any counterparty(ies) thereto (and any of its (their) Representatives named therein) that receive material non-public information of or with respect to MLB to keep such information confidential; provided, however, that in the case of clause (b) above that such agreement shall (i) not prohibit MLB from providing information to OVB or require MLB to negotiate on an exclusive basis with such counterparty(ies) thereto (and any of its (their) Representatives named therein) and (ii) contains such terms and conditions that are at least as protective of MLB’s confidential information as those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any proposal, offer, indication of interest or inquiry from any Person for, whether in one transaction or a series of related transactions, or relating to any (a) merger, consolidation, share exchange or business combination involving more than 10% of the total voting power of any class of the capital stock of MLB, (b) sale, lease, exchange, mortgage, transfer or other disposition, directly or indirectly, by merger, consolidation, combination, reorganization, share exchange or any similar transaction, of any assets of MLB representing 10% or more of the assets of MLB, measured either by book value or fair market value, (c) issuance, sale or other disposition by MLB of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 10% or more of the votes associated with the outstanding voting of any class of equity securities of MLB, (d) tender offer or exchange offer in which any Person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of 10% or more of the outstanding MLB Common Stock or any class of equity securities of MLB, (e) recapitalization, liquidation, dissolution or other similar type of transaction with respect to MLB which would result in any Person acquiring 10% or more of the fair market value of the assets of MLB, or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include the Merger or any of the other Contemplated Transactions. For the avoidance of doubt, if any material change is made to any Acquisition Proposal, such altered Acquisition Proposal shall be considered a separate and distinct Acquisition Proposal.

“Advisors” has the meaning set forth in Section 5.16.

“Adjusted Shareholders’ Equity” has the meaning set forth in Section 6.2(f).

“Affiliate” has the meaning set forth in Rule 501 promulgated under Regulation D of the Securities Act.

“Agreement of Merger” has the meaning set forth in Section 1.2.

“ALLL” means allowances for loan and lease losses.

“Book-Entry Share” has the meaning set forth in Section 2.1(e).

“Burdensome Condition” has the meaning set forth in Section 5.7(c).

“Business Day” means a day (a) other than Saturday or Sunday and (b) on which commercial banks are open for business in San Francisco, California.

“Cease & Desist Order” means the Order to Cease and Desist, FDIC-09-313b, issued jointly by the FDIC and California Department of Financial Institutions dated August 28, 2009 to which MLB is subject.

“Certificate” has the meaning set forth in Section 2.1(e).

“CFC”     means the California Financial Code.

“CGCL” means the California General Corporation Law.

“Change In Control Payments” means pursuant to a Contract any agreed amount paid, payable or reasonably expected to become payable by MLB as of the Effective Date resulting from a change of control as defined in such Contract pursuant to the terms of any Contract existing prior to or concurrently with the execution of this Agreement.

“Change in Recommendation” has the meaning set forth in Section 5.6(d).

“Claim” and “Claims” have the meaning set forth in Section 5.12(a).

“Closing” has the meaning set forth in Section 1.3.

“Closing Balance Sheet Date” has the meaning set forth in Section 5.17.

“Closing Date” has the meaning set forth in Section 1.3.

“Closing Financial Statements” has the meaning set forth in Section 5.17.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the confidentiality letter agreement, dated as of April 21, 2015, by and between MLB (by its authorized representative, MJ Capital Partners, LLC) and OVB.

“Contemplated Transactions” has the meaning set forth in Section 3.3(a).

“Continuing Employees” has the meaning set forth in Section 5.11(a).

“Contract” means any written or oral legally binding contract, agreement, arrangement, understanding, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the date of this Agreement or as may hereafter be in effect.

“CRA”      means the Community Reinvestment Act.

“Damages” means any and all claims, demands, suits, actions, causes of actions, damages, dues, penalties, fines, deficiencies, amounts paid in settlement, liabilities, losses, Taxes, Liens, costs, fees and expenses (including reasonable fees, costs and expenses of attorneys, experts and other professionals as well as court or arbitration costs).

“DBO”      means the California Department of Business Oversight.

“Derivatives Contract” means an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivatives contract (including various combinations thereof).

“DIF” means the Deposit Insurance Fund administered by the FDIC.

“Dissenting Shares” has the meaning set forth in Section 2.4.

“Dissenting Shareholder” has the meaning set forth in Section 2.4.

“Effect” means any effect, event, fact, development, condition, change, occurrence or circumstance.

“Effective Time” has the meaning set forth in Section 1.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System.

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” and “Environmental Laws” mean any applicable Law, and any Order or binding agreement with any Governmental Entity as in effect on or prior to the date of this Agreement relating to (a) the protection, preservation or restoration of the environment (including air, noise, odor, wetlands, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, threatened release or disposal of Hazardous Substances, and (c) the contamination or any injury to Persons or property from exposure to any Hazardous Substances. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq., the Occupational Safety and Health Act, as amended, 29 USC 651 et seq. and all comparable state and local Laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance as in effect on or prior to the date of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Fee Schedule” has the meaning set forth in Section 5.16.

“FRB”     means the Board of Governors of the Federal Reserve System.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis applicable to banks or bank holding companies.

“Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to applicable Law (including any filing, application or registration required to obtain or maintain any of the foregoing), or (b) right under any Contract with any Governmental Entity.

“Governmental Entity” and “Government Entities” mean any (a) nation, state, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, or other government, or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, board, commission, instrumentality, official, organization, unit or body and any court or other tribunal) or (d) any bank regulatory agency.

“Hazardous Substance” means any (a) substance, chemical, waste, product, pollutants, contaminants, derivative, compound, material, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import, (b) petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls, and (c) any other materials regulated under Environmental Laws.

“In-the-Money Stock Option Holder Agreement” has the meaning set forth in Section 2.5(b).

“Indemnified Individual” and “Indemnified Individuals” have the meanings set forth in Section 5.12(a).

“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 7.4.

“Indemnifying Party” has the meaning set forth in Section 7.4.

“Intellectual Property” means collectively, all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, whether owned, used, or held for use under license, whether registered or unregistered, including such rights in and to (a) trademarks, and the goodwill associated therewith, (b) patents and inventions, invention disclosures, discoveries, and improvements, whether or not patentable (c) trade secrets, and confidential information and rights to limit the use or disclosure thereof by any Person, (d) all works of authorship (whether copyrightable or not), copyrights, and databases (or other collections of information, data works, or other materials), (e) software, including data files, source code, object code, firmware, mask works, application programming interfaces, computerized databases, and other software-related specifications and documentation, (f) designs and industrial designs, (g) Internet domain names, and (h) rights of publicity and other rights to use the names and likeness of individuals, and (i) claims, causes of action, and defenses relating to the past, present, and future enforcement of any of the foregoing; in each case of (a) to (h) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Entity in any jurisdiction.

“IRS” means the United States Internal Revenue Service.

“IT Systems” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other related or similar information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

“Knowledge,” “known,” “aware,” “learning of” and similar phrases mean, with respect to any fact, circumstance, event or other matter in question: (a) with respect to MLB, the actual knowledge of any of Charles Milazzo, Laurie Mitchum, or Dennis Reed of such fact, circumstance, event or other matter and the knowledge that any of them should have after reasonable internal inquiry; and (b) with respect to OVB or OVCB, the actual knowledge of any of Christopher Courtney, Richard McCarty, or Michael Rodrigues of such fact, circumstance, event or other matter and the knowledge that any of them should have after reasonable internal inquiry.

“Law” and “Laws” mean any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, publicly available written regulatory guidelines and policies, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

“Leased Real Estate” means all real property that MLB leases, subleases or otherwise uses or occupies, or has the right to use or occupy.

“Legal Action” means any complaint, action, suit, litigation, grievance, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or any arbitrator or arbitration panel.

“Letter of Transmittal” has the meaning set forth in Section 2.3(a).

“liability” and “liabilities” mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“License Agreement” means any Contract, whether written or oral, and any amendments thereto (including license agreements, sub-license agreements, consulting agreements, research agreements, development agreements, distribution agreements, consent to use agreements, customer or client contracts, coexistence, nonassertion or settlement agreements), pursuant to which any interest in, or any right to use or exploit, any Intellectual Property has been granted.

“Lien” and “Liens” mean any lien, pledge, hypothecation, charge, mortgage, security interest, lien, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, and any restriction on the possession, exercise, or transfer of any other attribute of ownership of any asset).

“Loan” and “Loans” mean any loan, loan agreement, note, extension of credit, advance, borrowing arrangement including leases, letter of credit, credit enhancements, commitments, and guarantees, and any modification, renewal or extension thereof.

“Loan Data”     means the information set forth in the Virtual Data Room with respect to each Loan.

“Loan Documentation” means all Loan files and all documents included in file or imaging systems with respect to a Loan, including original loan applications, notes and security agreements, deeds of trust, collectors notes, appraisals, credit reports, disclosures, titles to collateral, verifications (including employment verification, deposit verification, etc.), mortgages, loan agreements, including building and loan agreements, guarantees, pledge agreements, financing statements, inter-creditor agreements, participation agreements, sureties and insurance policies (including title insurance policies) and all modifications, waivers and consents relating to any of the foregoing.

“Loan Property” and “Loan Properties” mean any property in which MLB presently holds a direct or indirect security interest securing a Loan or other extension of credit.

“Merger” has the meaning set forth in Section 1.2.

“Merger Consideration” has the meaning set forth in Section 2.1(d).

“MLB Advisor” means MJ Capital Partners LLC.

“MLB Balance Sheet” means MLB’s unaudited balance sheet for the six (6) -month period ended June 30, 2015 referred to in Section 3.4(a).

“MLB Board” means the Board of Directors of MLB.

“MLB Board Recommendation” has the meaning set forth in Section 5.6(b).

“MLB Collective Bargaining Agreement” has the meaning set forth in Section 3.13(b).

“MLB Common Stock” means the common stock of MLB, no par value.

“MLB Disclosure Schedule” has the meaning set forth in the preamble to ARTICLE III.

“MLB Employee” has the meaning set forth in Section 3.12(a).

“MLB Employee Plan” and “MLB Employee Plans” have the meaning set forth in Section 3.12(a).

“MLB Equity Plan” and “MLB Equity Plans” mean the Mother Lode Bank 2004 Stock Option Plan.

“MLB ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“MLB Financial Statements” has the meaning set forth in Section 3.4(a).

“MLB 401(k) Plan” means the Mother Lode Bank 401(k) Profit Sharing Plan.

“MLB Insurance Policies” has the meaning set forth in Section 3.22.

“MLB IP” means all Intellectual Property owned, used, held for use, or exploited by MLB, including all MLB-Owned IP and MLB-Licensed IP.

“MLB-Licensed IP” means the Intellectual Property owned by a third party that MLB has a right to use or exploit by virtue of a License Agreement.

“MLB Material Adverse Effect” means an Effect that, individually or in the aggregate, (a) is materially and not temporarily adverse to the business, condition, capitalization, assets, liabilities, operations, or financial performance, of MLB, or (b) prevents or materially delays the ability of MLB to perform its obligations under this Agreement or to consummate the Merger on a timely basis, in each case other than an Effect arising out of, relating to, or resulting from (i) the announcement of the Merger and the other Contemplated Transactions, (ii) any outbreak or escalation of war or hostilities or any act of terrorism, (iii) a widespread freezing of the credit markets or similar severe financial crisis causing the enactment of emergency federal legislation such as the Emergency Economic Stabilization Act of 2009, (iv) any changes made or actions taken or not taken by MLB at the prior written request of or with the prior written consent of OVB or OVCB, or (v) any failure, in and of itself, to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of any such failures (subject to the other provisions of this definition) shall not be excluded), but only to the extent the Effects described in clauses (ii) and (iii) immediately above do not adversely affect MLB in a disproportionate manner relative to other similarly situated participants in the financial industry in which MLB conducts its business.

“MLB Material Contract” has the meaning set forth in Section 3.21(a).

“MLB Meeting” has the meaning set forth in Section 5.5.

“MLB-Owned IP” means the Intellectual Property that is owned by MLB.

“MLB Preferred Stock” means the preferred stock of MLB, no par value.

“MLB Reports” has the meaning set forth in Section 3.4(b).

“MLB Stock-Based Right” has the meaning set forth in Section 3.2(c).

“MLB     Stock Option” and MLB Stock Options” have the meaning set forth in Section 2.5(a).

“NASDAQ” means the NASDAQ Global Select Market.

“Non-Solicitation and Confidentiality Agreement” has the meaning set forth in the Recitals.

“Notice of Superior Proposal” has the meaning set forth in Section 5.6(e).

“Obligor” means the maker, co-maker, guarantor, endorser or debtor of a Loan.

“Option Consideration” has the meaning set forth in Section 2.5(a).

“Order” means any order, decision, writ, assessment, citation, injunction ruling, decree, cease-and-desist order, regulatory directive, judgment, consent, agreement, mandatory board resolution, memorandum of understanding, regulatory agreement, extraordinary supervising letter, or similar arrangement with or similar submission to or from any Governmental Entity, whether temporary, preliminary or permanent.

“ordinary course of business” means any action taken by MLB that is consistent in nature, scope and magnitude with the past practices of MLB and is taken in the ordinary course of the normal, day-to-day operations, policies and methodologies of MLB.

“OREO” means real property that is “other real estate owned.”

“OVB Advisor” means D A Davidson & Co.

“OVB Board” means the Board of Directors of OVB.

“OVB Benefit Plan” and “OVB Benefit Plans” have the meaning set forth in Section 5.11(a).

“OVB Common Stock” means the common stock, no par value, of OVB.

“OVB Disclosure Schedule” has the meaning set forth in the preamble to ARTICLE IV.

“OVB Equity Plans” mean, collectively, the Oak Valley Community Bank 1998 Restated Stock Option Plan and the Oak Valley Bancorp 2008 Stock Plan.

“OVB Material Adverse Effect” means an Effect that, individually or in the aggregate, (a) is materially and not temporarily adverse to the business, condition, capitalization, assets, liabilities, operations, or financial performance, of OVB and OVCB taken as a whole, or (b) prevents or materially delays the ability of OVB and OVCB to perform their obligations under this Agreement or to consummate the Merger on a timely basis, in each case other than an Effect arising out of, relating to, or resulting from (i) the announcement of the Merger and the other Contemplated Transactions, (ii) any outbreak or escalation of war or hostilities or any act of terrorism, (iii) a widespread freezing of the credit markets or similar severe financial crisis causing the enactment of emergency federal legislation such as the Emergency Economic Stabilization Act of 2009, (iv) any changes made or actions taken or not taken by OVB and/or OVCB at the prior written request of or with the prior written consent of MLB, or (v) any failure, in and of itself, to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of any such failures (subject to the other provisions of this definition) shall not be excluded), but only to the extent the Effects described in clauses (ii) and (iii) immediately above do not adversely affect OVB and/or OVCB in a disproportionate manner relative to other similarly situated participants in the financial industry in which OVB and OVCB conduct their business.

“OVB Preferred Stock” means the preferred stock, no par value, of OVB.

“OVB SEC Reports” has the meaning set forth in Section 4.3(a).

“OVCB Board” means the Board of Directors of OVCB.

“OVCB Common Stock” means the common stock of OVCB, no par value.

“OVCB Preferred Stock” means the preferred stock of OVCB, no par value.

“Paying Agent” has the meaning set forth in Section 2.2.

“Payment Fund” has the meaning set forth in Section 2.2.

“Permitted Liens” with respect to any Person, means (i) liens for current Taxes and assessments not yet delinquent or as to which such Person is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both if the payment of which adequate reserves for the payment of such Taxes and assessments have been established on the books of such Persons in accordance with generally accepted accounting principles and regulatory accounting principles, (ii) liens of landlords, carriers, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with customary and prudent practices for similarly situated financial institutions for sums not yet past due, to the extent reflected on such Person’s books, or which are being contested in good faith by appropriate proceedings and for the payment of which adequate reserves for the payment of such liens have been established on the books of such Person in accordance with generally accepted accounting principles and regulatory accounting principles, or the defense of which has been accepted by a title insurer, bonding company, other surety or other Person, (iii) any recorded Lien (other than for funded indebtedness) relating to any leased premises that is to material to such Person and which do not materially impair the use of such property or the merchantability or the value of such property or interest therein, (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein, (v) Liens encumbering the interest of the landlord under any real property lease the existence of which does not result in a default by landlord under such real property lease or materially interfere with the use of the related leased premises in the manner it is currently operated, (vi) deposits, liens or pledges to secure payments of worker’s compensation, unemployment insurance, pensions or other social security obligations, public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business, (vii) Liens on assets of Subsidiaries of such Person which are banks incurred in the ordinary course of their banking business, including Liens on risk assets given to secure deposits and other liabilities of such Subsidiaries arising in the ordinary course of business (including those given to secure borrowings, advances, or discount window availability from any private or governmental banking entity or any clearinghouse), and (viii) pledges of securities to secure fed funds borrowings from other banks.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(d).

“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization, Governmental Entity, other entity or “group” (as defined in Section 13(d)(3) of the Exchange Act).

“Pre-Closing Period” has the meaning set forth in Section 5.1(a).

“Professional Fees” has the meaning set forth in Section 5.16.

“Proxy Statement” has the meaning set forth in Section 5.5.

“Real Property Lease” means all leases, subleases and other agreements under which MLB leases, uses or occupies, or has the right to use or occupy, any real property.

“Representatives” means officers, directors, employees, managers, agents, attorneys, accountants, advisors, and representatives.

“Requisite MLB Vote” has the meaning set forth in Section 3.3(a).

“Requisite Regulatory Approvals” has the meaning set forth in Section 6.1(b).

“Retiree Welfare Benefits” has the meaning set forth in Section 3.12(e).

“Revised OVB Proposal” has the meaning set forth in Section 7.1(h).

“SEC”     means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder Agreement” has the meaning set forth in the Recitals.

“Shareholders Equity Measuring Date” has the meaning set forth in Section 6.2(f).

“Subsidiary” and “Subsidiaries” mean, with respect to any entity: any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries, or by such entity and one or more of its Subsidiaries.

“Superior Proposal” means bona fide, unsolicited written Acquisition Proposal that (i) is obtained not in breach of this Agreement, on terms that the MLB Board determines in its good faith judgment are more favorable from a financial point of view to its shareholders than the Merger (after consultation with MLB’s outside legal counsel and independent financial advisor and after taking into account all the terms and conditions of the Acquisition Proposal and this Agreement (including any proposal by OVB to adjust the terms and conditions of this Agreement)), including any break-up fees, expense reimbursement provisions, conditions to and expected timing and risks of consummation, the form of consideration offered and the ability of the Person making such proposal to obtain financing for such Acquisition Proposal, and after taking into account all other legal, financial, strategic, regulatory and other aspects of such proposal, including the identity of the Person making such proposal, and this Agreement. (ii) is reasonably likely to receive all necessary regulatory approvals and be consummated, and (iii) does not contain any condition to closing or similar contingency related to the ability of the Person making such proposal to obtain financing and any financing required to consummate the transaction contemplated by such offer is committed and is reasonably capable of being obtained by such Person. Solely for purposes of this definition, the term “Acquisition Proposal” shall have the meaning set forth in the above definition of Acquisition Proposal, except that all references to 10% or more in the definition of Acquisition Proposal shall be deemed to be references to 100%.

“Surviving Corporation” has the meaning set forth in Section 1.2.

“Tail Insurance Policy” has the meaning set forth in Section 5.12(c).

“Takeover Provisions” has the meaning set forth in Section 3.29.

“Tax” and “Taxes” mean all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, use, value added withholding, payroll, employment, unemployment, social security (or similar) estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, whether disputed or not.

“Tax Returns” means any return, declaration, report, form claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any elections, declarations, disclosures, schedules, estimates and information returns, and including any amendment thereof.

“Termination Fee” means an amount of immediately available funds equal to $500,000.

“Trade Secrets” means all secrets and other confidential information, ideas, knowledge, concepts know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, broker lists, potential brokers, rate sheets, market studies, marketing plans, business plans, concepts, strategies or products, computer software and data base technologies, systems, structures as well as all documents, reports, drawings, designs, plans, and proposals otherwise pertaining to same), and any other information, however documented, that is a trade secret within the meaning of the applicable trade-secret protection Law.

“Transaction Expenses” means the costs and expenses incurred or to be incurred on behalf of MLB related to this Agreement and the Contemplated Transactions, as set forth on Schedule 5.16 and all updates thereof, including any and all compensation payable to Chuck Milazzo pursuant to a consulting agreement entered into between him and OVB prior to the Closing, if any (regardless of when such compensation is to be paid to him under such consulting agreement).

“Treasury Department” means the United States Department of Treasury.

“Treasury Regulations” means all temporary and final regulations promulgated under the Code by the U.S. Department of the Treasury.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Virtual Data Room” means the “Project Gold Rush” virtual data room hosted by IntraLinks Inc. and containing certain documents and information of MLB in connection with OVB’s due diligence review of MLB.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1989, as amended, 29 U.S.C. §§ 2101-2109, and, as applicable, the requirements of California Labor Code Section 1400 et seq.

1.2     The Merger. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, MLB shall merge with and into OVCB (the “Merger”) and the separate corporate existence of MLB shall cease. OVCB shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and shall continue to exist as a California corporation with all its rights, privileges, immunities, powers and franchises continuing unaffected by the Merger. An agreement of merger (the “Agreement of Merger”), substantially in the form of Exhibit C hereto, shall be filed with the DBO and the Secretary of State of the State of California.

1.3     Effective Time. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, other than those conditions that by their nature are to be satisfied at the consummation of the Merger (the “Closing”), but subject to the fulfillment or waiver of those conditions, the parties shall cause the filings contemplated by Section 1.2 to be made (i) no later than the third (3rd) Business Day after such satisfaction or waiver or (ii) on such other date to which OVB and MLB may agree in writing (the “Closing Date”). The Merger shall become effective upon the acceptance of such filing by the DBO and the Secretary of State of the State of California or at such other time on such date as may be specified in the Agreement of Merger (the “Effective Time”).

1.4     Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 1107 of the CGCL and Section 4887 of the CFC, including any regulations or rules promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of MLB and OVCB shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of MLB and OVCB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

1.5     Articles of Incorporation; Bylaws. The Articles of Incorporation and Bylaws of OVCB as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.6     Directors and Executive Officers. Subject to Section 5.19, all the directors and executive officers of OVB and OVCB, respectively, immediately prior to the Effective Time shall be the directors and executive officers of OVB and OVCB, respectively, after the Merger, in each case until their respective successors are duly elected or appointed and qualified.

1.7     Possible Alternative Structures. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time OVB shall be entitled, after consultation with MLB, to revise the structure of effecting the acquisition of MLB; provided, however, that (a) there are no adverse federal or state income tax consequences to MLB’s shareholders as a result of the modification (including no impact upon the opinion to be delivered pursuant to Section 6.1(d)), (b) the consideration to be paid to the holders of MLB Common Stock and MLB Stock Options under this Agreement is not thereby changed in kind, value or reduced in amount and the delivery of such consideration will not be delayed, the benefits to be received by MLB’s directors, officers and employees under this Agreement are not diminished, and such modification will not delay materially or jeopardize the receipt of any regulatory approvals or other consents and approvals relating to the consummation of the Merger or otherwise cause any condition to Closing set forth in ARTICLE VI not to be capable of being fulfilled. The parties agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

1.8     Additional Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in or to or under any of the rights, privileges, powers, franchises, properties or assets of MLB, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of MLB all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of MLB, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation’s right, title or interest in or to or under any of the rights, privileges, powers, franchises, properties or assets of MLB and otherwise to carry out the purposes of this Agreement.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK

2.1     Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of OVB, OVCB or MLB or the holders of any capital stock of OVB, OVCB or MLB:

(a)     Cancellation of Certain MLB Common Stock. Each share of MLB Common Stock that is owned by OVB or MLB or any of their respective direct or indirect wholly-owned Subsidiaries will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)     OVB Capital Stock. (i) Each share of OVB Common Stock and (ii) each share of OVB Preferred Stock, issued and outstanding immediately prior to the Effective Time, shall remain issued and outstanding following, and shall not be affected by, the Merger.

(c)     OVCB Capital Stock. Each share of OVCB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following, and shall not be affected by, the Merger.

(d)     Payment of Merger Consideration to Holders of MLB Common Stock. Each share of MLB Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled and retired in accordance with Section 2.1(a), and Dissenting Shares) shall, by virtue of the Merger, be converted into the right to receive One Dollar and Sixty-Five Cents ($1.65) (the “Per Share Merger Consideration”). The total amount of Per Share Merger Consideration payable to the holders of all of the shares of MLB Common Stock outstanding immediately prior to the Effective Time is referred to hereinafter as the “Merger Consideration.”

(e)     Cancellation of Shares and Closing of MLB’s Transfer Books. At the Effective Time (i) all the outstanding shares of MLB Common Stock shall automatically be cancelled and shall cease to exist, and each holder of a valid certificate (each a “Certificate”) previously representing any such shares of MLB Common Stock and each owner designated by a book entry previously representing a non-certificated share of MLB Common Stock (a “Book-Entry Share”) shall thereafter cease to have any rights with respect to such securities, except the right to receive the Per Share Merger Consideration. The stock transfer books of MLB shall be closed with respect to all shares of MLB Common Stock outstanding immediately prior to the Effective Time, and no further transfer of any such shares of MLB Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, MLB Certificates or Book-Entry Shares representing such shares of MLB Common Stock are presented for transfer to the Paying Agent or to the Surviving Corporation or OVB, such MLB Certificates or Book-Entry Shares shall be cancelled and shall be exchanged as provided in Section 2.3.

2.2     Paying Agent; Deposit of Payment Fund. Prior to the Closing Date, OVB shall select an independent bank or trust company (other than OVCB or any Subsidiary or Affiliate of OVB or OVCB) to act as exchange agent in the Merger (the “Paying Agent”) and provide the Paying Agent with appropriate instructions regarding the matters described in this ARTICLE II in form and substance reasonably acceptable to OVB and MLB, all in accordance with the provisions of an agreement executed between OVB and the Paying Agent, which agreement shall be reasonably acceptable to MLB. OVB shall deposit, or cause to be deposited, the Merger Consideration and the Option Consideration (the “Payment Fund”), with the Paying Agent and confirmed in writing to MLB on or prior to the Closing Date.

2.3     Exchange of Certificates and Book-Entry Shares.

(a)     OVB shall take all steps necessary to cause the Paying Agent, not later than five (5) Business Days after the Effective Time, to mail to holders of MLB Common Stock of record immediately prior to the Effective Time (i) a letter of transmittal in customary form that is reasonably acceptable to MLB and containing such customary provisions as OVB may specify (which shall specify that delivery shall be effected and risk of loss and title to Certificates and Book-Entry Shares shall pass only upon proper delivery of the Certificates or Book-Entry Shares to the Paying Agent upon adherence to the procedures set forth in the letter of transmittal, and instructions for use in effecting the surrender of such holder’s Certificates and Book-Entry Shares) (“Letter of Transmittal”), and (ii) instructions for use in effecting the surrender of such holder’s Certificates and Book-Entry Shares in exchange for the Per Share Merger Consideration.

(b)     Upon surrender of a Certificate or Book-Entry Share to the Paying Agent for exchange, together with a properly completed Letter of Transmittal and such other documents as may be reasonably required by the Exchange Agent or OVB, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Per Share Merger Consideration to which such holder of MLB Common Stock shall have become entitled in accordance with Section 2.1(d). No interest will be paid or accrued on the Per Share Merger Consideration. The Certificates or Book-Entry Shares so surrendered shall be canceled.

(c)     If any Certificate shall have been lost, stolen, or destroyed, OVB or the Paying Agent, in its sole discretion, may require the owner of such lost, stolen, or destroyed Certificate to make and deliver to OVB or the Paying Agent an affidavit of that fact and an agreement in form reasonably satisfactory to OVB indemnifying OVB and the Surviving Corporation against any claim that may be made against OVB or the Surviving Corporation and to deliver a bond (in such sum as OVB or the Paying Agent may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, OVB, or the Surviving Corporation with respect to such Certificate.

(d)     Any portion of the Payment Fund that remains undistributed to holders of Certificates or Book-Entry Shares as of the date twelve (12) months after the Effective Time shall be delivered to OVB upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore surrendered their Certificates or Book-Entry Shares in accordance with this Section 2.3 shall thereafter look only to OVB for satisfaction of their claims for the Per Share Merger Consideration, without interest thereon. Notwithstanding the foregoing, none of OVB, the Surviving Corporation, MLB or the Paying Agent or any other Person shall be liable to any former holder of shares of MLB Common Stock or MLB Stock Options for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Law.

(e)     Each of the Paying Agent, OVB, and the Surviving Corporation shall be entitled to deduct and withhold from the Per Share Merger Consideration and Option Consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of MLB Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local, or foreign Tax law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)     Any portion of the Per Share Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to OVB upon demand.

2.4     Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, shares of MLB Common Stock that are outstanding immediately prior to the Effective Time and that are held by a shareholder who is entitled to demand, and who properly demands (and does not withdraw such demand or lose the right to demand), the fair market value of such shares pursuant to, and who complies in all respects with, Chapter 13 of the CGCL (a “Dissenting Shareholder”) shall not be converted into the right to receive the Per Share Merger Consideration. For purposes of this Agreement, “Dissenting Shares” means any shares of MLB Common Stock as to which a Dissenting Shareholder has properly exercised a demand for (and has not withdrawn or lost the right to demand) fair market value pursuant to Chapter 13 of the CGCL. At the Effective Time, all Dissenting Shares shall be cancelled and retired and shall cease to exist. No Dissenting Shareholder shall be entitled to any Per Share Merger Consideration in respect of any Dissenting Shares unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to demand fair market value of such holder’s Dissenting Shares under the CGCL, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Chapter 13 of the CGCL with respect to the Dissenting Shares owned by such Dissenting Shareholder and not any Per Share Merger Consideration. MLB shall give OVB (a) prompt notice of any written demands for fair market value, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law relating to shareholders’ demands for fair market value, and (b) the opportunity to consult with MLB regarding, and to direct (consistent with MLB obligations under Chapter 13 of the CGCL), all negotiations and proceedings with respect to demands for fair market value under the CGCL. MLB shall not, except with the prior written consent of OVB, voluntarily make any payment with respect to any demands for fair market value of Dissenting Shares or make any offer to settle, or settle, any such demands. Subject to the satisfaction or waiver of the condition set forth in Section 6.2(j), any and all payments to each Dissenting Shareholder on account of Dissenting Shares shall be deducted from the Merger Consideration on a dollar-for-dollar basis.

2.5      Treatment of Stock Options.

(a)     Prior to and effective as of the Effective Time, MLB shall have taken all such action as is necessary to terminate, subject to compliance with this Section 2.5, MLB Equity Plans and shall have provided written notice to each holder of an option to acquire shares of MLB Common Stock (each, a “MLB Stock Option” and collectively, “MLB Stock Options”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, that such MLB Stock Option shall terminate at the Effective Time and that, if such MLB Stock Option is not exercised or otherwise terminated on or before the Effective Time, such holder shall be entitled to receive in cancellation of each MLB Stock Option listed in Schedule A, an amount equal to the Per Share Merger Consideration minus the exercise price per share of MLB Common Stock subject to each MLB Stock Option (the “Option Consideration”). The Paying Agent shall pay the Option Consideration on the Closing Date. The Paying Agent shall be entitled to deduct and withhold from the Option Consideration paid in accordance with this Section 2.5 on account of MLB Stock Options such amounts as the Paying Agent is required to deduct and withhold from such payment under the Code or any similar Law. At the Effective Time, MLB Equity Plans and all MLB Stock Options issued thereunder that have not previously been exercised, whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect. Any payments pursuant to this Section 2.5 shall be made only after the satisfaction or waiver of the conditions set forth in ARTICLE VI.

(b)     Each holder of an MLB Stock Option listed on Schedule A shall have entered into an In-the-Money Option Holder Agreement in the form of Exhibit D attached to this Agreement (the “In-the-Money Stock Option Holder Agreement”) dated at least five (5) Business Days prior to the Closing Date and prior to payment of the Option Consideration, (i) confirming the number of MLB Stock Options held, (ii) confirming that the treatment of such MLB Stock Options pursuant to this Agreement and the amounts to be paid pursuant to this Agreement have been correctly calculated, (iii) acknowledging that in consideration for the cancellation of such MLB Stock Options, the holder agrees to accept the Option Consideration, (iv) containing waivers for such other matters as reasonably determined by OVB and (v) providing for the termination of such holder’s MLB Stock Options and restricting the exercise of MLB Stock Options (whether vested or not vested). Each holder of an MLB Stock Option listed on Schedule A shall be entitled to receive the Option Consideration, in lieu of each share of MLB Common Stock that would otherwise have been issuable upon exercise thereof.

(c)     MLB shall take all actions necessary to ensure that from and after the Effective Time neither the Paying Agent nor OVB or the Surviving Corporation will be required to deliver Option Consideration or any amount payable pursuant to this Section 2.5 above to any Person pursuant to or in settlement of MLB Stock Options after the Effective Time.

(d)     At or prior to the Closing Date, MLB and the MLB Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 2.5.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF MLB

ARTICLE CLIV     Except as set forth in the disclosure schedule of MLB dated as of the date of this Agreement (including all exhibits and attachments thereto) (collectively, the “MLB Disclosure Schedule”) and attached hereto, MLB hereby makes the representations, warranties and statements contained in the following sections of this ARTICLE III as of the date of this Agreement and as of the Closing Date. For purposes of this Agreement, the statements contained in the MLB Disclosure Schedule shall be deemed to be representations and warranties made as of the date of this Agreement and as of the Closing Date and given by MLB under this ARTICLE III. The MLB Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections of this ARTICLE III, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify (a) the particular representation or warranty set forth in the corresponding numbered or lettered section or subsection of this ARTICLE III and (b) any other representation or warranty if and to the extent the applicability of such information is reasonably apparent on its face.

3.1     Organization and Qualification.

(a)     Corporate Organization. MLB is a corporation and a California-chartered bank duly organized, validly existing in good standing in California. MLB is authorized by the DBO in accordance with the CFC to conduct a commercial banking business. The deposits of MLB are insured up to the applicable limits (or fully insured if there is no limit) through the DIF as administered by the FDIC to the fullest extent permitted by applicable Law, and all premiums and assessments required to be paid have been paid when due. No Legal Action for the termination or revocation of such insurance is pending, or to the Knowledge of MLB, has any such termination or revocation been threatened. MLB has the requisite corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as is now being conducted. MLB is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have a MLB Material Adverse Effect.

(b)     Charter Documents. MLB has delivered or made available to OVB a correct and complete copy of its articles of incorporation and bylaws, each as amended and currently in effect. MLB is not in violation of any of the provisions of its articles of incorporation or bylaws, each as amended and currently in effect.

(c)     Minute Books. The minute books of MLB, in all material respects, contain accurate records of all meetings and accurately reflect all other material actions taken by MLB’s shareholders, MLB Board and all standing committees of the MLB Board.

(d)     Subsidiaries. MLB has no Subsidiaries.

3.2     Capital Structure.

(a)     Capital Stock. The authorized shares of stock of MLB consist of 20,000,000 shares of MLB Common Stock and 5,000,000 shares of MLB Preferred Stock. As of the date of this Agreement (i) 4,437,985 shares of MLB Common Stock are issued and outstanding (and no shares of MLB Common Stock are held by MLB in its treasury), (ii) 73,500 shares of MLB Common Stock have been reserved for issuance pursuant to MLB Equity Plans in respect of MLB Stock Options outstanding, (iii) no shares of MLB Common Stock have been reserved for future issuance pursuant to awards under MLB Equity Plans not granted on the date of this Agreement, and (iv) no shares of MLB Preferred Stock are issued or outstanding or held by MLB in its treasury. Except as set forth in this Section 3.2(a), as of the date of this Agreement, MLB had no MLB Common Stock or any other securities reserved for issuance or required to be reserved for issuance. All such issued and outstanding shares of MLB Common Stock are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of or subject to any preemptive rights, Lien, voting restriction, purchase option, call option, right of first refusal, subscription agreement, or any other similar right, and were issued in accordance with applicable Law.

(b)     Voting Securities. MLB has not authorized or issued any, and there are no outstanding, bonds, debentures, notes, or other indebtedness which the holders thereof have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of MLB may vote.

(c)     MLB Stock-Based Rights. Section 3.2(c) of MLB Disclosure Schedule sets forth, as of the date of this Agreement, a complete and correct list of each MLB Stock Option, award of restricted shares of MLB Common Stock, Contract relating to the issued or unissued capital stock of MLB, or obligating MLB to issue, grant, or sell any shares of capital stock of or other equity interests in or securities convertible into equity interests in MLB (each, a “MLB Stock-Based Right”), setting forth with respect to each such MLB Stock-Based Right (i) the name, (ii) the holder thereof, (iii) the plan under which such MLB Stock-Based Right was granted, if any, (iv) the number of shares of MLB Common Stock subject to such MLB Stock-Based Right, (v) the per-share price at which such MLB Stock-Based Right may be exercised or the shares of MLB Common Stock subject to such MLB Stock-Based Right were sold or issued, (vi) the grant and expiration dates, and (vii) the terms of vesting, including whether (and to what extent) the vesting will be accelerated in any way by this Agreement or by termination of employment or change in position following consummation of the Merger (whether alone or upon the occurrence of any additional or subsequent events). Schedule A lists every MLB Stock Option having an exercise price less than the Per Share Merger Consideration. With respect to each grant of a MLB Stock-Based Right, (i) each such grant was made in accordance with the terms of the applicable MLB Equity Plan and applicable Law, and (ii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of MLB. All MLB Stock Options have been granted with a per-share exercise price equal to no less than the fair market value of the underlying stock on the date the option was granted within the meaning of Section 409A of the Code and associated Treasury Department guidance. Each MLB Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code has been structured to so qualify. Each grant of a MLB Stock Option was duly authorized no later than the date on which the grant of such MLB Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the MLB Board (or a duly constituted and authorized committee thereof), and any required shareholder approval by the necessary number of votes or written consents, and the award agreement (if any) governing such grant was duly executed and delivered by each party thereto. MLB has not granted, and there is no and has been no MLB policy or practice to grant, any MLB Stock Options prior to, or otherwise coordinated the grant of MLB Stock Options with, the release or other public announcement of material information regarding MLB or its financial results or prospects. The treatment of MLB Stock Options provided for under this Agreement, including but not limited to Section 2.5, is consistent in all material respects with and not in violation of any document or agreement pertaining to a MLB Stock Option or a MLB Equity Plan or applicable Law. Upon the Effective Time, no MLB Equity Plan or MLB Stock Options will be outstanding. From January 1, 2015 through the date of this Agreement, MLB has not accelerated the vesting or lapsing of restrictions with respect to any MLB Stock-Based Right, or adopted or amended any MLB Equity Plan. All shares of MLB Common Stock subject to issuance pursuant to a MLB Stock-Based Right will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid, and nonassessable. Except for MLB Stock-Based Rights set forth on Section 3.2(c) of MLB Disclosure Schedule, there are no outstanding options, warrants, calls, subscription rights, exercisable, convertible or exchangeable securities, stock appreciation rights, phantom stock rights, any other rights, awards or Contracts (contingent or otherwise) that obligate MLB to issue, transfer or sell any shares of MLB Common Stock or any investment that is convertible into or exercisable or exchangeable for any shares of MLB Common Stock.

(d)     Contracts. There are no Contracts of MLB (i) to repurchase, redeem or otherwise acquire any shares of capital stock of MLB or any equity security of MLB or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of MLB, or (ii) pursuant to which MLB is or could be required to register shares of MLB’s capital stock or other securities under the Securities Act. Except for the “fair price” provision contained in Article VII of MLB’s Articles of Incorporation, as amended, there are no voting trusts, proxy, rights agreement, “poison pill” antitakeover plan, or other Contract to which MLB or, to the Knowledge of MLB, any of MLB’s officers or directors, is a party with respect to any equity security of any class of MLB.

(e)     Debt. MLB has not authorized, issued or have outstanding any bonds, debentures, notes, trust preferred securities or other similar obligations.

3.3     Authority; Non-contravention; Governmental Consents.

(a)     Authority. MLB has full corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement to which it is or will be a party, and, subject to the receipt of necessary regulatory and shareholder approvals, to perform MLB’s obligations and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (collectively, the “Contemplated Transactions”) have been duly and validly approved by the MLB Board. The MLB Board, at a meeting duly called and held, has determined that this Agreement and the Contemplated Transactions are fair to and in the best interests of MLB and MLB’s shareholders and resolved to recommend that the holders of MLB Common Stock vote in favor of approval and adoption of this Agreement and the Contemplated Transactions, including the Merger. Except for the approval and adoption of this Agreement and the Contemplated Transactions, including the Merger, by the affirmative vote of the holders of a majority of the outstanding shares of MLB Common Stock by written consent or at a duly called and held meeting of MLB’s shareholders (the “Requisite MLB Vote”), no further corporate proceedings on the part of the MLB Board or MLB shareholders (except for matters related to setting the date, time, place and record date for a MLB shareholders meeting to vote on the approval and adoption of this Agreement and the Contemplated Transactions, including the Merger) are necessary in order to authorize or approve this Agreement or to consummate the Contemplated Transactions, including the Merger. This Agreement has been duly and validly executed and delivered by MLB and (assuming due authorization, execution and delivery by OVB and OVCB of this Agreement) this Agreement constitutes a valid and binding obligation of MLB, enforceable against MLB in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (whether considered in a proceeding in equity or at law). All corporate proceedings on the part of MLB necessary to consummate the Contemplated Transactions will have been taken prior to the Effective Time.

(b)     Non-Contravention. Subject to the receipt of the Requisite MLB Vote, the execution, delivery and performance under this Agreement and the consummation of the Contemplated Transactions by MLB, do not and will not (i) violate any provision of MLB’s articles of incorporation or bylaws, each as amended and currently in effect, or (ii) assuming that the consents and approvals referred to in Section 3.3(c) are duly obtained or made, (A) violate in any material respect any Law applicable to MLB or any of its properties or assets, or (B) violate or conflict in any material respect with, or result in a material breach of any provision of or the loss of any benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of MLB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, MLB Material Contract or other instrument or obligation to which MLB is a party, or by which MLB or any of its properties, assets or business activities may be bound or affected.

(c)     Regulatory Filings and Approvals. Except for (i) the filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC and the DBO, (ii) the Requisite MLB Vote, and (iii) the filing of the Agreement of Merger pursuant to the CGCL and the CFC, no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with, (A) the execution and delivery by MLB of this Agreement, (B) the consummation by MLB of the Merger and the other Contemplated Transactions, or (C) the execution and delivery by MLB of the Agreement of Merger.

3.4     Financial Statements; Internal Controls.

(a)     Financial Statements. MLB has furnished to OVB true, correct and complete copies of (i) the audited balance sheets of MLB as of December 31, 2012, December 31, 2013 and December 31, 2014, and the related audited statements of income, shareholders’ equity and cash flows for the years ended December 31, 2012, December 31, 2013 and December 31, 2014, (ii) an unaudited balance sheet of MLB as of June 30, 2015, and the related unaudited statement of income for the six (6) -month period ended June 30, 2015 (such balance sheets and the related statements of income and shareholders’ equity are collectively referred to herein as the “MLB Financial Statements”). MLB Financial Statements (i) were prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved, subject in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the statements of cash flows or footnote disclosures required by GAAP (the effect of which will not, individually or in the aggregate, be material) and complied in all material respects with applicable accounting requirements, (ii) fairly presented in all material respects the financial position of MLB at the respective dates thereof and the results of MLB’s operations and, to the extent applicable, cash flows for the periods indicated therein, subject in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP, and (iii) are consistent with the books and records of MLB in all material respects. MLB maintains accurate books and records and in all material respects they have been, and are being, maintained in the ordinary course of business and in accordance with GAAP and any other applicable Laws or accounting requirements.

(b)     Reports and Assessments. Since December 31, 2011, MLB has filed (or furnished, as applicable) all material reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (“MLB Reports”), that MLB was required to file (or furnish, as applicable) with any Governmental Entity having jurisdiction over MLB. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of the MLB Reports (including the financial statements, exhibits, and schedules thereto), complied in all material respects with applicable Law, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. There are no material violations or exceptions in any of the MLB Reports that are unresolved as of the date of this Agreement.

(c)     Internal Controls.

(i)     MLB has implemented and maintains internal controls over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and includes policies and procedures for its own purposes that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of MLB, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of MLB are being made only in accordance with authorizations of management and directors of MLB, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of MLB’s assets that could have a material effect on its financial statements. Since December 31, 2011, MLB has not experienced or effected any material change in internal control over financial reporting.

(ii)     Since December 31, 2011, neither MLB nor, to the Knowledge of MLB, any director, officer, employee, auditor, accountant, or representative of MLB, has received or has otherwise had or obtained actual knowledge of any complaint, allegation, assertion, or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies, or methods of MLB or their internal control over financial reporting, including any complaint, allegation, assertion, or claim that MLB has engaged in questionable accounting or auditing practices.

(iii)     To the Knowledge of MLB, (A) there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to materially adversely affect MLB’s ability to record, process, summarize and report financial information, and (B) since December 31, 2011, there is no fraud whether or not material that involves management or other employees who have a significant role in MLB’s internal control over financial reporting. MLB has made available to OVB (A) a summary of any such disclosure made by management to MLB’s auditors and audit committee since December 31, 2011 and (B) any material communication since December 31, 2011 made by management or MLB’s auditors to the audit committee required or contemplated by the audit committee’s charter.

(d)     Allowance for Loan Losses. All ALLL of MLB, including any and all reserves for unfunded commitments, are, and as of the Effective Time will be, to the Knowledge of MLB, made in compliance with all applicable Law, MLB’s methodology for determining the adequacy of its allowance for losses and the standards established by the Financial Accounting Standards Board in all material respects. MLB has not been notified by any Governmental Entity or by MLB’s independent auditor, in writing or otherwise, that (i) such allowances are inadequate, (ii) the practices and policies of MLB in establishing such allowances and in accounting for non-performing and classified assets generally fail to comply with applicable accounting or regulatory requirements, or (iii) such allowances are inadequate or inconsistent with the historical loss experience of MLB.

(e)     Off-balance Sheet Arrangements. MLB is not a party to, and does not have any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among MLB and any unconsolidated Affiliate of MLB), including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving or material liabilities of MLB in the MLB Financial Statements, the MLB Balance Sheet, the Closing Financial Statements, or the MLB Reports.

(f)     Undisclosed Liabilities. Except for (i) those liabilities that are set forth on MLB Balance Sheet, (ii) those liabilities and expenses incurred in connection with the Contemplated Transactions and (iii) liabilities incurred since the date of the MLB Balance Sheet in the ordinary course of business and that are not and would not be, individually or in the aggregate, material to the financial condition of MLB, MLB does not have any liability that was required to be reflected on MLB Balance Sheet under GAAP if such liability had existed on the date of MLB Balance Sheet.

3.5     Absence of Certain Changes or Events.

(a)     Ordinary Course of Business. Since December 31, 2013, MLB has conducted its business in the ordinary course of business, and no event has occurred and no circumstances exist that, individually or in the aggregate, would reasonably be expected to result in a MLB Material Adverse Effect.

(b)     No Changes or Events. Since December 31, 2013, MLB has not engaged in any of the following:

(i)     incurred any obligation or liability, except as contemplated by this Agreement or in the ordinary course of business, none of which, individually or in the aggregate, were material to the financial condition of MLB;

(ii)     declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

(iii)     issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof (except for the issuance of stock options and restricted stock under MLB Equity Plans in the ordinary course of business);

(iv)     acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (A) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (B) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such Person);

(v)     mortgaged, pledged or subjected to a Lien or restriction any of its property, business or assets, tangible or intangible, except for Permitted Liens;

(vi)     sold, transferred, leased to others or otherwise disposed of any of its assets or canceled or compromised any debt or claim, or waived or released any right or claim outside the ordinary course of business;

(vii)     terminated, canceled or surrendered, or received any notice or threat of termination or cancellation of any MLB Material Contract;

(viii)     made any change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of their directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any plan, arrangement, program or agreement that would constitute a MLB Employer Plan, except periodic increases in the ordinary course of business, or as disclosed in the MLB Disclosure Schedule or specifically permitted by this Agreement;

(ix)     made any capital expenditures in excess of an aggregate of $100,000;

(x)     instituted, had instituted against them, settled or agreed to settle any Legal Action relating to their property other than routine collection suits instituted to collect amounts owed or suits in which the amount in controversy is less than $100,000;

(xi)     experienced any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by MLB, whether or not covered by insurance;

(xii)     experienced any material adverse change in relations with its employees (exclusive of the termination of any employees in accordance with their existing policies and procedures), depositors, loan customers, or correspondent banks;

(xiii)      except for the Contemplated Transactions or as otherwise permitted under this Agreement, entered into any transaction, or entered into, modified or amended any MLB Material Contract;

(xiv)     made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP; or

(xv)     entered into a Contract to do any of the foregoing.

3.6     Taxes.

(a)     Tax Returns. (i) MLB has duly and timely filed or caused to be filed (taking into account any valid extensions) all federal and state income Tax Returns and all other material Tax Returns required to be filed by or with respect to MLB on or prior to the Closing Date, and all such Tax Returns are or will be true, correct and complete in all material respects and were or will be prepared in substantial compliance with all applicable Laws; and (ii) such Tax Returns have accurately reflected and shall accurately reflect all liability for Taxes of MLB for the periods covered thereby. MLB is not currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b)     Liability for Taxes. All Taxes of MLB (whether or not shown on any Tax Return) have been timely paid except for Taxes that are both being contested in good faith and adequately reserved against and included as an identifiable tax liability (in accordance with GAAP) on the MLB Financial Statements and MLB Balance Sheet. MLB does not have any liability for taxes in excess of the amount reserved or provided for in the MLB Financial Statements or MLB Balance Sheet (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods).

(c)     Availability of Tax Returns. MLB has made available to OVB (i) complete and accurate copies of all federal, state, local and foreign income, franchise and other Tax Returns filed by or on behalf of MLB for all Tax periods ending after December 31, 2008, and (ii) any audit report issued relating to any Taxes due from or with respect to MLB with respect to its income, assets or operations.

(d)     Withholding. All Taxes required to be withheld, collected or deposited by or with respect to MLB have been timely withheld, collected or deposited, as the case may be, and to the extent required by applicable Law, have been paid to the relevant Governmental Entity. MLB has complied in all material respects with all information reporting and backup withholding provisions of applicable Law, including the collection, review and retention of any required withholding certificates or comparable documents (including with respect to deposits) and any notice received pursuant to Section 3406(a)(1)(B) or (C) of the Code.

(e)     Tax Reporting. MLB has disclosed on its federal income tax returns and state income tax returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code or any similar provision under applicable state Tax Law.

(f)     Liens. There are no Liens for Taxes with respect to any of the assets of MLB other than for statutory Liens for Taxes not yet due and payable.

(g)     Tax Deficiencies and Audits. No deficiency for any Taxes which has been proposed, asserted or assessed in writing against MLB has not been resolved. There is no waiver or extension of the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax with respect to MLB, which waiver or extension is in effect. MLB is not contesting any Tax liability. To MLB’s Knowledge, no Tax Return of MLB is under audit or examination by any Governmental Entity. No written or, to MLB’s Knowledge, unwritten notice of such an audit or examination by any Governmental Entity has been received by MLB. Any assessments for Taxes due with respect to any completed and settled examinations or any concluded litigation have been fully paid. Since December 31, 2011, MLB has not amended any Tax Return or entered into any settlement or compromise of any Tax. No issue has been raised by any Governmental Entity in any pending Tax audit that could be material and adverse to MLB or the Surviving Corporation for any period after the Effective Time. Section 3.6(g) of the MLB Disclosure Schedule lists all Tax Returns filed by MLB for taxable period ending on or after December 31, 2011 that have been the subject of an audit.

(h)     Tax Jurisdictions. No claim has been made by any Governmental Entity in a jurisdiction where MLB does not file Tax Returns that MLB is or may be subject to Tax in that jurisdiction.

(i)     Tax Rulings. MLB has not requested, and is not the subject of or bound by any, private letter ruling, technical advice memorandum or similar ruling or memorandum with any Governmental Entity with respect to any Taxes, and no such request is pending. MLB has not entered into any gain recognition agreements.

(j)     Consolidated Groups, Transferee Liability and Tax Agreements. MLB (i) has not been a member of a group filing Tax Returns on a consolidated, combined, unitary or similar basis, (ii) does not have any liability for Taxes of any Person (other than MLB) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state or foreign Law) as a transferee or successor by Contract or otherwise, (iii) has not been a party to or bound by and does not have any liability under any Tax sharing, allocation or indemnification Contract with respect to Taxes (including any advance pricing agreement, closing agreement or other Contract), or (iv) has not entered into an intercompany transaction described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax law).

(k)     Change in Accounting Method. MLB has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable Tax Law by reason of a change in accounting method (and the IRS has not initiated or proposed any such adjustment or change in accounting method), nor does MLB have any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or operations of MLB.

(l)     Post-Closing Tax Items. MLB will not be required to include any material item of income in or exclude any material item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) “closing agreement” as described in Section 7121 of the Code (or any comparable or provision of Tax Law) executed on or prior to the Closing Date, (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, or (iv) election under Section 108(i) of the Code. MLB is not currently receiving any material Tax benefit, credit, or other favorable material tax treatment that will not be extended and available to the Surviving Corporation after the Closing Date.

(m)     Ownership Changes. Without regard to this Agreement, MLB has not undergone an “ownership change” within the meaning of Section 382(g) of the Code.

(n)     Section 355 and 361. MLB has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock under Section 355 of the Code or otherwise been treated has having its stock distributed by another corporation in a transaction intended to be governed in whole or in part by Section 361 of the Code (i) within the five-year period ending prior to the date of this Agreement, or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Contemplated Transactions.

(o)     No Joint Ventures. MLB is not a party to an arrangement or contract that could be treated as a joint venture, partnership or limited liability company for federal and state income Tax purposes.

(p)     Reportable Transactions. MLB has not been a party to or a promoter of a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

(q)     Listed Transactions. MLB has not engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(r)     Real Estate Holding Corporation. MLB has not been a United States real property holding corporation within the meaning of the Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(s)     Controlled Foreign Corporation. MLB has at no time been (A) a “controlled foreign corporation” as defined by Section 957 of the Code; (B) a “personal holding company” as that term has been defined from time to time in Section 542 of the Code; (C) a “passive foreign investment company” nor has MLB at any time held directly, indirectly, or constructively shares of any “passive foreign investment company” as that term has been defined from time to time in Section 1296 or 1297 of the Code.

(t)     Inter-MLB Transactions. (i) There is no excess loss account (within the meaning of Treasury Regulations Section 1.1502-19 with respect to the capital stock of MLB) which will or may result in the recognition of income upon the consummation of the Contemplated Transactions, and (ii) there are no other transactions or facts existing with respect to MLB which by reason of the consummation of the Contemplated Transactions will result in MLB recognizing income.

(u)     Loss Carryforwards. Section 3.6(u) of MLB Disclosure Schedule sets forth a complete and correct list and description of any United States federal and state net operating and capital loss carryforwards for MLB (including any limitations of such net operating or capital loss carryforwards under Sections 382, 383 or 384 of the Code and related the Treasury Regulations), if any, as of December 31, 2014, and the expiration dates thereof. Without limiting the generality of the foregoing, the audited consolidated statement of financial condition of MLB at December 31, 2014 included in MLB Financial Statements reflects a net deferred tax asset with a balance of $-0-, and such entries are true, accurate and correct as of such date and have been prepared by MLB in accordance with GAAP.

3.7     Government Authorizations. MLB holds all material Government Authorizations required for the lawful conduct of its business as presently conducted and for the ownership or use of any of its properties, rights, assets, and deposits under and pursuant to applicable Law (and has paid all fees and assessments due and payable in connection therewith). MLB is in compliance in all material respects with the terms of all Government Authorizations. MLB has not received, any notice or other communication (whether oral or written) from any Governmental Entity regarding any failure to comply with any Governmental Authorization. No such Governmental Authorization is subject to a suspension or cancellation, and to MLB’s Knowledge, no suspension or cancellation of any such Governmental Authorization is threatened, the suspension or cancellation of which would have a MLB Material Adverse Effect.

3.8     Compliance with Law.

(a)     Compliance. Since the date of the Cease & Order, MLB has conducted its business and is in compliance (after giving effect to any non-compliance and cure) in all material respects with the Cease & Desist Order and each Law that is or was applicable to it or to the conduct or operation of its business as presently conducted, or the ownership or use of any of its properties, rights, assets and deposits, including (i) the Bank Secrecy Act, Title III of the USA PATRIOT Act or related state or federal anti-money-laundering laws, regulations and guidelines, (ii) consumer lending, deposit and savings and related operations laws and regulations, including the Equal Credit Opportunity Act, the Truth in Lending Act, applicable regulations promulgated by the Consumer Financial Protection Bureau, the Fair Debt Collection Practices Act and other investor and mortgage insurance company requirements relating to the originating, sale and servicing of mortgage and consumer loans, (iii) extensions of credit to and transactions with officers, directors and Affiliates, and (iv) the CRA. MLB has not received any notice from any Governmental Entity or any other Person regarding any failure to comply with any material alleged or threatened liability under any Law that has not heretofore been cured and for which there is any remaining liability. Without limiting the generality of the foregoing, MLB has not been advised of any material regulatory concerns regarding its compliance with the Bank Secrecy Act or related state or federal anti-money-laundering laws, regulations and guidelines, including those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and/or (iii) the exercise of diligence in identifying customers. MLB has adopted such procedures and policies as are necessary or appropriate, in the reasonable judgment of MLB’s management, to comply with Title III of the USA PATRIOT Act. No matter described in this Section 3.8(a) or in Section 3.8(a) of the MLB Disclosure Schedule, individually or in the aggregate, would reasonably be expected to have a MLB Material Adverse Effect, and except for the Cease & Desist Order, no matter described in this Section 3.8(a) or in Section 3.8(a) of the MLB Disclosure Schedule, individually or in the aggregate, had an MLB Material Adverse Effect.

(b)     Community Reinvestment Act. MLB had a rating of “satisfactory” or better as of its most recent CRA compliance examination, and MLB has no Knowledge of any facts that may result in MLB not receiving a rating of “satisfactory” or better at its next CRA compliance examination or have any basis to believe that any Governmental Entity may seek to restrain, delay or prohibit the Contemplated Transactions as a result of any act or omission of MLB under the CRA.

(c)     Fiduciary Accounts. MLB has properly administered in all material respects all accounts, if any, for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law. Neither MLB nor any director, officer or employee of MLB has committed any material breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account, if any, are correct and complete and accurately reflect the assets of such fiduciary account.

(d)     Cease and Desist Order. MLB has, at all times, been in full compliance with the Cease & Desist Order.

3.9     Regulatory Matters. Except for the Cease & Desist Order, neither MLB nor any of its properties is directly or indirectly a party or subject to any Order that restricts the conduct of its business, imposes any requirements or procedures, or in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business. MLB has not received at any time since December 31, 2013 any notice or other communication from any Governmental Entity that a Governmental Entity is considering issuing, initiating, ordering or requesting any such Order. To the Knowledge of MLB, there are no formal or informal investigations relating to any regulatory matter pending before any Governmental Entity with respect to MLB or any of its officers, directors or employees (in their capacity as such), and MLB has not received any written notice that a Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Order. Except for normal examinations conducted by a Governmental Entity in the ordinary course of the business of MLB, there is no pending Legal Action before, or, to the Knowledge of MLB, examination or investigation by, any Governmental Entity into the business or operations, policies, practices or disclosures of MLB. There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or statement relating to any examination of MLB. No matter described in this Section 3.9 or Section 3.9 of the MLB Disclosure Schedule, individually or in the aggregate, had or would reasonably be expected to have a MLB Material Adverse Effect.

3.10     Litigation. There is no Legal Action pending, or to the Knowledge of MLB, threatened against MLB or any of its properties or assets (or for which MLB is obligated to indemnify a third party) or, to the Knowledge of MLB, against any executive officer or director of MLB in their capacities as such. To the Knowledge of MLB, there is no reasonable basis for and no event has occurred and no circumstances exist that (with or without notice or lapse of time or both) would reasonably be expected to give rise to or serve as a basis for, constitute or result in, any material Legal Action against MLB. No matter described in Section 3.10 of the MLB Disclosure Schedule, individually or in the aggregate, had or would reasonably be expected to have a MLB Material Adverse Effect.

3.11     Trust Administration. MLB does not presently exercise any trust powers, including, but not limited to, trust administration, and has not exercised such trust powers prior to the date of this Agreement. As used herein, the term “trusts” includes (a) any and all common law or other trusts between an individual, corporation or other entities and MLB in connection with which MLB acts or has acted as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, charitable trust indentures, (b) any and all decedents’ estates where MLB is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity, (c) any and all guardianships, conservatorships or similar positions where MLB is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity, and (d) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which MLB is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

3.12     Employee Matters.

(a)     Schedule. Section 3.12(a) of MLB Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of each plan, program, policy, agreement, collective bargaining agreement or other arrangement providing for compensation, severance, supplemental executive retirement, deferred compensation, performance awards, stock or stock-based awards, fringe, retirement, retention, change of control, split dollar insurance, supplemental life insurance benefits, contribution plan, death, disability or medical benefits or other employee benefits or remuneration of any kind, in each case whether written or unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by MLB for the benefit of any current or former employee, independent contractor, consultant or director of MLB (each, a “MLB Employee”), or with respect to which MLB has or may have any liability (each a “MLB Employee Plan” and collectively, the “MLB Employee Plans”). MLB does not have any commitment to create any additional MLB Employee Plan or to materially modify, change or renew any existing MLB Employee Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof.

(b)     Documents. MLB has made available to OVB correct and complete copies (or, if a plan is not written, a written description) of all MLB Plans and amendments thereto in each case that are in effect as of the date of this Agreement, and, to the extent applicable (i) all related trust agreements, funding arrangements and insurance contracts now in effect, (ii) the most recent determination letter received regarding the tax-qualified status of each MLB Employee Plan, (iii) the most recent financial statements for each MLB Employee Plan, (iv) any Form 5310 or Form 5330 filed with the IRS within the previous three (3) years, (v) the Form 5500 Annual Returns/Reports for the most recent plan year for each MLB Employee Plan, (vi) the current summary plan description for each MLB Employee Plan, and (vii) all actuarial valuation reports related to any MLB Employee Plans.

(c)     Employee Plan Compliance. Each MLB Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Law, including ERISA and the Code. All MLB Employee Plans that are intended to be qualified under Section 401(k) of the Code have received favorable determination letters from the IRS and, as of the date of this Agreement, no such determination letter has been revoked nor, to the Knowledge of MLB, has any such revocation been threatened, and to the Knowledge of MLB, as of the date of this Agreement, no event has occurred and no circumstances exist that would reasonably be expected to result in the loss of such qualified status under Section 401(k) of the Code. MLB, where applicable, has timely made all material contributions and other material payments required by and due under the terms of each MLB Employee Plan and applicable Law, and all benefits accrued under any unfunded MLB Employee Plan have been paid, accrued or otherwise adequately reserved to the extent required by and in accordance with GAAP. Except to the extent limited by applicable Law, to the Knowledge of MLB, each MLB Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms without material liability to OVB, the Surviving Corporation, or MLB (other than ordinary administration expenses and in respect of accrued benefits thereunder). There are no Legal Actions pending or, to the Knowledge of MLB, threatened against MLB with respect to any MLB Employee Plan (in each case, other than routine claims for benefits). To the Knowledge of MLB, MLB has not engaged in any transaction that is reasonably likely to subject MLB to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. MLB has not incurred nor reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA, or related provisions of the Code or any other applicable Law relating to employee benefit plans.

(d)     Certain MLB Employee Plans. With respect to each MLB Employee Plan (i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code, and neither MLB nor any MLB ERISA Affiliate has at any time contributed to or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan, (ii) no Legal Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan, (iii) no such plan is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, and (iv) no “reportable event” as defined in Section 4043 of ERISA has occurred with respect to any such plan.

(e)     Post-Employment Obligations. No MLB Employee Plan provides post-termination or retiree welfare benefits to any MLB Employee or other Person (including health insurance, disability insurance or death benefits) (“Retiree Welfare Benefits”) for any reason, except as may be required by COBRA or other applicable Law, and neither MLB nor any MLB ERISA Affiliate has any liability (or made any representations to any MLB Employee) to provide post-termination or Retiree Welfare Benefits to any MLB Employee or other Person, except to the extent required by COBRA or other applicable Law.

(f)     Audits. No MLB Employee Plan has within the three (3) years prior to the date of this Agreement been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(g)     Section 409A Compliance. Each MLB Employee Plan that is subject to Section 409A of the Code is in documentary compliance with, and has been operated in compliance in all material respects with, such section and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings, and final regulations).

(h)     Health Care Compliance. MLB complies in all material respects with the applicable requirements of (i) the Patient Protection and Affordable Care Act, and (ii) COBRA or any similar state statute with respect to each MLB Employee Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute.

(i)     Effect of Transaction. Except as set forth in Section 3.12(i) of MLB Disclosure Schedule, neither the execution of this Agreement, nor the consummation of the Contemplated Transactions, will (either alone or upon the occurrence of any additional or subsequent events) (i) entitle any current or former director, employee, contractor or consultant of MLB to severance pay or any other payment, (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual, (iii) limit or restrict the right of MLB to merge, amend or terminate any MLB Employee Plan, (iv) increase the amount payable or result in any other material obligation pursuant to any MLB Employee Plan, or (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

3.13     Labor and Employment Matters.

(a)     Employees. Section 3.13(a) of MLB Disclosure Schedule contains a complete and correct list, as of the date of this Agreement, of the name of each employee and each such employee’s age, job description, job location, title, current annual base salary, other compensation and wage and hour exemption status at MLB and a summary of all Contracts or commitments by MLB to increase the compensation or to modify the conditions or terms of employment. All individuals who have been treated as independent contractors by MLB for Tax purposes have met the criteria to be so treated under applicable Law. No executive or group of employees has informed MLB of his, her or their intent to terminate employment with MLB.

(b)     Labor Organizations. There is no collective bargaining or other labor union contract applicable to any individual employed by MLB to which MLB is a party (each, a “MLB Collective Bargaining Agreement”) and, to the Knowledge of MLB, no labor union, or other collective bargaining representative represents any individual employed by MLB in connection with such employment. No MLB Collective Bargaining Agreement is being negotiated by MLB. There is no pending, or to the Knowledge of MLB, threatened strike, work stoppage, or other material labor dispute against MLB and no such disputes have occurred within the past three (3) years. To the Knowledge of MLB, no labor union or labor organization is organizing or seeking to organize any employees of MLB and no such organizing activities have occurred within the past three (3) years.

(c)     Compliance. MLB has complied and is in compliance in all material respects with applicable Law with respect to employment, termination of employment, and terms, practices, conditions and classification of employment (including applicable Law regarding family and medical leave, disability, labor relations, workers compensation, wage and hour requirements, immigration, discrimination, employee health and safety, employee scheduling, occupational safety and health, the WARN Act, and the proper classification of workers as employees exempt from overtime pay or as independent contractors and consultants), and have not engaged in any unfair labor practices or similar prohibited practices that would reasonably be expected to have a MLB Material Adverse Effect. There are no Legal Actions pending or, to the Knowledge of MLB threatened against MLB brought by or on behalf of any applicant for employment, any current or former employee, any individual alleging to be a current or former employee, any class of the foregoing, or any Governmental Entity, relating to any applicable Law, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(d)     Agreements and Trade Secrets. To the Knowledge of MLB, no employee of MLB is a party to or is otherwise bound by any Contract, including any confidentiality, non-competition, or proprietary rights agreement, between such employee and any other Person that could reasonably be expected to prohibit the performance by such employee of his or her duties for or on behalf of MLB; or adversely affect the ability of MLB to conduct its primary business. No Person has claimed, or to the Knowledge of MLB, has valid reason to claim that any employee or former employee of MLB (i) is in violation of any material term of any employment agreement, confidentiality agreement, non-competition agreement or any restrictive covenant with such Person, (ii) has disclosed or utilized any trade secret, confidential or proprietary information or documentation belonging to such Person in connection with employment with MLB, or (iii) has interfered in the employment relationship with such Person and any of its present or former employees in violation of any Law or Contract between such Person and the applicable employee.

(e)     Policies. MLB has made available to OVB prior to the date of this Agreement a copy of all material written policies and procedures related to the employees of MLB and a written description of all material unwritten policies and procedures related to the employees of MLB.

3.14     Environmental Matters.

(a)     Compliance. The Leased Real Estate and, to the Knowledge of MLB, all Loan Properties, are in compliance with all Environmental Laws in all material respects.

(b)     Authorizations. MLB possesses and has obtained and is in compliance in all material respects with all material Governmental Authorizations required under Environmental Laws for the operation of its business or the occupation of its facilities as currently conducted and occupied.

(c)     Notifications. MLB has not received any written notice or report regarding any material violation of or liability under any Environmental Law other than those that have been fully and finally resolved with no future or continuing obligations.

(d)     Legal Actions; Orders. There is no Legal Action pending or, to the Knowledge of MLB, threatened against MLB or any Loan Property under applicable Environmental Laws or seeking to impose any material financial responsibility for any investigation, cleanup, removal, containment or any other remediation or compliance (whether or not occurring at or on a site owned, leased or operated by MLB) under applicable Environmental Laws. Except for the Cease & Desist Order, neither MLB nor any Loan Property is subject to any Order or Contract by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. To the Knowledge of MLB, there is no reasonable basis for and no event has occurred and no circumstances exist that would reasonably be expected to give rise to any such action.

(e)     Contamination. To the Knowledge of MLB, during the period of MLB’s ownership or operation of any of its properties or MLB’s participation in the management of any Loan Property, there has been no contamination by or release of Hazardous Materials affecting such properties (including soil, ground water or surface water on, or under the properties, and buildings thereon) other than in amounts permitted under applicable Environmental Laws. To the Knowledge of MLB, prior to the period of MLB’s ownership or operation of any of its current properties, or MLB’s participation in the management of any Loan Property, there was no contamination by or release of Hazardous Materials affecting such properties (including soil, ground water or surface water on, or under the properties, and buildings thereon) other than in amounts permitted under applicable Environmental Laws.

(f)     Reports. MLB has provided to OVB all material reports, assessments, audits, citations, notices, surveys, studies and investigations in the possession, custody or control of MLB concerning compliance with or liability or obligation under Environmental Laws or the release or threatened release of Hazardous Materials, including those concerning any property in which MLB owns or leases, or any Loan Property. There has been no written environmental site assessment assessing the presence, potential presence, release or threatened release of Hazardous Materials located on, under or affecting any property owned or leased or, to the Knowledge of MLB, any Loan Property that is within the possession or control of MLB as of the date of this Agreement, which has not been delivered to OVB prior to the date of this Agreement.

(g)     Foreclosed Properties. MLB has not foreclosed upon or taken a deed or title to any real estate (other than single-family residential properties) without complying in all material respects with all applicable FDIC environmental due diligence standards (including FDIC Bulletin FIL-14-93, and update FIL-98-2006) or foreclosed upon or taken a deed or title to any such real estate if the environmental assessment indicates the liabilities under Environmental Laws are likely in excess of the asset’s value.

3.15     Loan Portfolio.

(a)     Section 3.15 of MLB Disclosure Schedule sets forth a complete and correct list of (i) each Loan of MLB that, as of the date of this Agreement, (A) is contractually past due 90 days or more in the payment of principal or interest, (B) is on non-accrual status, (C) is classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list,” “impaired” or “special mention” (or words of similar import) by MLB or any Governmental Entity, (D) MLB has a reasonable doubt as to the timely future collectability of principal or interest, whether or not interest is still accruing or the Loans are less than 90 days past due, (E) the interest rate terms have been reduced or the maturity dates have been extended subsequent to the Loan Documentation under which the Loan was originally advanced due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (F) a specific reserve allocation exists in connection therewith, or (G) is required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, and (ii) each asset of MLB that as of the date of this Agreement is classified as “other real estate owned,” “other repossessed assets” or as an asset to satisfy Loans, and the book value thereof. For each loan identified in accordance with the immediately preceding sentence, Section 3.15 of MLB Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of June 30, 2015.

(b)     Each Loan of MLB (i) arose out of bona-fide arm’s-length transaction in the ordinary course of business, (ii) is evidenced by Loan Documentation that (A) is correct and complete in all material respects, and (B) has been made available to OVB, and (iii) represents the legal, valid and binding obligation of the Obligor thereunder and is enforceable against the Obligor named therein, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or similar Laws affecting the enforcement of creditors’ rights generally, and subject to general principals of equity (whether considered in a proceeding in equity or at law). The Loan Documentation with respect to each outstanding Loan was in compliance in all material respects with applicable Law or governmental programs at the time of origination or purchase by MLB.

(c)     Each Loan of MLB (i) was originated or purchased by MLB and its principal balance as shown on MLB’s books and records is correct as of the date indicated therein, (ii) contains enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the practical realization against any collateral therefor, and (iii) complies, and at the time the Loan was originated or purchased by MLB complied, including as to the Loan Document related thereto, in all material respects with applicable Law or governmental programs.

(d)     Each outstanding Loan (including Loans held for resale to investors) of MLB has been solicited and originated and is administered and serviced (to the extent administered and serviced by MLB), and during the period of time in which such Loan was originated, held or serviced by MLB, the relevant Loan Documentation was maintained, in all material respects in accordance with MLB’s underwriting and servicing standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with applicable Law or governmental programs. All such Loans are and at the Effective Time will be free and clear of any Lien other than Permitted Liens. There are no oral modifications or amendments or additional material Loan Documentation related to the Loans that are not reflected in MLB’s books and records. To the Knowledge of MLB, no claim of defense as to the enforcement of any Loan has been asserted, and there are no acts or omissions that would give rise to any claim or right of rescission, set off, counterclaim or defense.

(e)     With respect to each Loan of MLB that is secured, MLB has a valid and enforceable Lien on the collateral described in the Loan Documentation relating to such Loan, and each such Lien is assignable and has the priority described in the Loan Documentation, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar Law affecting the enforcement of creditors’ rights generally, and subject to general principals of equity (whether considered in a proceeding in equity or at law).

(f)     None of the Contracts pursuant to which MLB has sold or is servicing Loans or pools of Loans, or participations in Loans or pools of Loans, contains any obligation to repurchase such Loans or interests therein, or entitle the buyer of such Loans or pool of Loans or participation in Loans or pools of Loans, or any other Person, to pursue any other form of recourse against MLB. There has not been any claim made by any such buyer or other Person for repurchase or other similar form of recourse against MLB.

(g)     Section 3.15(g) of MLB Disclosure Schedule sets forth a complete and correct list of all Loans of MLB, as of the date of this Agreement, with any of the MLB employees, officers, directors, principal shareholders, and their respective Affiliates (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)). There are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and all such Loans are and were originated in compliance in all material respects with applicable Laws.

(h)     All guarantees of indebtedness owed to MLB, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable in accordance with its terms.

(i)     The Loan Data with respect to each Loan and, to the Knowledge of MLB, any and all third-party information set forth in the Loan Data, is complete and correct in all material respects as of the dates specified therein, or, if no such date is indicated therein, as of June 30, 2015.

3.16     Investment Portfolio. Prior to December 31, 2014, MLB sold all securities held in its investment portfolio, and all sales thereof complied with applicable Law in all material respects. MLB does not have, and since December 31, 2014 has not had, any securities in its investment portfolio.

3.17     Risk Management Instruments. MLB is not a party to, nor has it agreed to enter into, any Derivatives Contract that is not included on the MLB Balance Sheet or owns securities that (a) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives,” or (b) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

3.18     Properties.

(a)     Schedule. Section 3.18(a) of the MLB Disclosure Schedule lists as of the date of this Agreement, all real property leased by MLB. MLB has delivered to OVB correct and complete copies of all Real Property Leases. MLB does not own any real property except real property that is designated OREO as set forth on MLB Balance Sheet.

(b)     Title and Use. MLB has a valid leasehold interest in all Leased Real Estate, and MLB’s leasehold interests in all Leased Real Estate are free and clear of all Liens of any nature created by MLB or, to the Knowledge of MLB, any other Person, except for Permitted Liens. MLB has the right to occupy, use, and possess the Leased Real Estate, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the Real Property Leases. None of the Leased Real Estate, in whole or in part, has been condemned or otherwise taken by eminent domain, or to the Knowledge of MLB is the subject of a pending or threatened condemnation or taking which has not been consummated. The Leased Real Estate is not subject to any current or potential interests of third parties or other restrictions or limitations that would impair or be inconsistent in any material respect with the current use of such property by MLB. No Person other than MLB has (or will have at the Closing) any right to use or occupy any portion of the Leased Real Estate. MLB has not received any notice that the owner of the Leased Real Estate has made any assignment, mortgage, pledge or hypothecation of such Leased Real Estate or the rents due thereunder.

(c)     Condition. The Leased Real Estate, including all buildings, structures, fixtures and appurtenances comprising part of the Leased Real Estate and all systems located thereon (including, without limitation, the mechanical, electrical and HVAC systems) are in good operating condition and have been well maintained, reasonable wear and tear excepted, and are in all material respects adequate and sufficient for the purposes to which they are used in the conduct of the business of MLB. MLB does not use in its business any real property other than the Leased Real Estate.

(d)     Deposits. All rents, deposits and additional rents due pursuant to the Real Property Leases have been paid in full and no security deposit or portion thereof has been applied in respect of a breach or default under the Real Property Leases that has not been re-deposited in full.

(e)     Operation. MLB has operated the Leased Real Estate, and the continued operation of the Leased Real Estate in the manner it is used in MLB’s business will be, in accordance in all material respects with all applicable Law. None of the Leased Real Estate, or the leasing, occupancy or use of the Leased Real Estate, is in material violation of any Law, including, without limitation, any building, zoning, Environmental Law or other Law. MLB has obtained all Governmental Authorizations necessary for its operation and use of the Leased Real Estate.

(f)     Personal Property. (i) MLB has good, valid and marketable title to, or a valid leasehold interest in, all of the tangible personal property or assets of MLB used in the conduct of its business (including, without limitation, trade fixtures, shelving, furniture, on-premises ATMs, equipment, security systems, safe deposit boxes (exclusive of contents), vaults, sign structures and supplies), excluding any items consumed or disposed of, but including new items acquired or obtained, in the ordinary course of the operation of the business of MLB, free and clear of all Liens other than Permitted Liens, and (ii) each of the leases under which MLB leases such personal property is valid, and in full force and effect, without default thereunder by the lessee or, to the Knowledge of MLB, the lessor. All material items of equipment and other tangible assets owned by or leased to MLB are sufficient for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted), and are sufficient for the conduct of the business of MLB in the manner in which such business is currently being conducted.

3.19     Intellectual Property.

(a)     MLB-Owned IP. Section 3.19(a) of the MLB Disclosure Schedule contains a complete and correct list as of the date of this Agreement of all MLB-Owned IP, and for each of the foregoing, the official registration number, the legal owner, the jurisdiction in which such Intellectual Property subsists, has been issued or registered or in which any application for such issuance and registration has been filed, and any actions, annuities, maintenance fees, or proceedings that must be paid or undertaken within the first ninety (90) days after the Closing Date in order to preserve, perfect, or maintain such Intellectual Property.

(b)     Right to Use; Title. MLB owns all right, title, and interest in or has the valid right to use all of the MLB IP, free and clear of all Liens other than Permitted Liens, and there are no material obligations or covenants to, or restrictions from any other Persons affecting the use, enforcement, transfer, or licensing of MLB-Owned IP by MLB. MLB is the sole and exclusive beneficial owner, and, with respect to applications and registrations, record owner, of all MLB-Owned IP. MLB IP constitutes all the Intellectual Property necessary to conduct the business of MLB. MLB-Owned IP and, to the Knowledge of MLB, MLB-Licensed IP, is valid, subsisting, and enforceable. None of MLB IP is being licensed, enforced, or otherwise used in a manner that would result in the abandonment, cancellation, or unenforceability of such Intellectual Property.

(c)     Non-Infringement. Use by MLB of any material MLB IP and the conduct of its business does not infringe, misappropriate, or otherwise violate any rights of any Person, and no proceeding is pending or, to the Knowledge of MLB, has been threatened or asserted against MLB with regard to the ownership, use, infringement, misappropriation, violation, validity, or enforceability of any MLB IP. To the Knowledge of MLB, MLB has not infringed, misappropriated, or otherwise violated any Intellectual Property of any third party. To the Knowledge of MLB, no Person is infringing, misappropriating, or otherwise violating any rights of MLB in or to any MLB IP. No Legal Action is pending or, has been threatened or asserted by MLB against any Person with regard to the ownership, use, infringement, misappropriation, violation, validity, or enforceability of any MLB IP.

(d)     Protection of Trade Secrets. MLB has taken reasonable actions to protect the confidentiality of its Trade Secrets and other confidential information. All material use, disclosure or appropriation of Trade Secrets owned by MLB by or to a third party has been pursuant to the terms of a Contract or other legal obligation between MLB and such third party pursuant to which the third party undertakes to protect and not disclose such Trade Secrets. Neither MLB nor, to the Knowledge of MLB, any Person under the control of MLB has materially breached any confidentiality agreements that such Person is subject to, and, to the Knowledge of MLB, no other party to any such confidentiality agreement is in material breach thereof.

(e)     No Adverse Effect. The consummation of the Contemplated Transactions, and compliance by MLB with the provisions of this Agreement, will not result in the termination, cancellation, loss, or impairment of, nor require the payment of additional material amounts or the consent of any Person in respect of, or result in the creation of any Lien (other than Permitted Liens) in or upon, any material MLB IP.

3.20     Information Technology; Security and Privacy.

(a)     IT Systems. To the Knowledge of MLB, all IT Systems have been properly maintained by technically competent personnel in all material respects, in accordance with standards set by the manufacturers, to ensure proper operation, monitoring and use. MLB has reasonable disaster recovery plans, procedures and facilities for its business and has taken reasonable steps to safeguard the IT Systems. The IT Systems are in good working condition to effectively perform all information technology operations reasonably necessary to the business of MLB. MLB has not experienced within the past three (3) years any material disruption to or material interruption in its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the IT Systems. MLB has taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of its business (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to or material interruption in the conduct of its business. MLB is not in material breach of any Contract related to any IT Systems.

(b)     Security and Privacy. MLB has at all times complied in all material respects with applicable Laws relating to privacy, data protection and the collection and use of personal information gathered or accessed in the course of the operations of MLB. MLB has at all times complied in all material respects with all rules, policies and procedures established by MLB with respect to the foregoing. No claims are pending and, to the Knowledge of MLB, no claims have been asserted or threatened against MLB and no basis exists for the assertion against MLB by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any such Laws, policies or procedures. The consummation of the Contemplated Transactions will not breach or otherwise cause any violation of any such Laws, policies or procedures. With respect to all personal information described in this Section 3.20(b), MLB has taken steps, and in good faith believes such steps to be sufficient, to protect the information in a manner materially consistent with such Laws, rules, policies or procedures. To the Knowledge of MLB, there has been no unauthorized access to or other misuse of that information.

3.21     Material Contracts.

(a)     Material Contracts. Section 3.21(a) of the MLB Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all of the following Contracts to which MLB is a party or any of its assets are bound (each, a “MLB Material Contract”):

(i)     all employment or consulting Contracts providing for annual base compensation payments in excess of $50,000 per annum or $50,000 in the aggregate over the term of the Contract;

(ii)     all Contracts pursuant to which MLB is or may become obligated to make any retirement, severance, termination, bonus or similar payment to any current or former officer, director or employee;

(iii)     all Contracts, arrangements and understandings pursuant to which any payment (whether severance pay or otherwise) became or may become due upon a change of control to any director, officer or employee of MLB upon execution of this Agreement or upon or following consummation of the Contemplated Transactions (either alone or in connection with the occurrence of any additional acts or events);

(iv)     all Contracts that would restrict OVB or OVCB after the Effective Time from engaging or competing in any line of business or competing with any Person or prohibiting MLB from soliciting customers, clients or employees or using or employing the services of any Person;

(v)     all leases of personal property providing for annual lease payments in excess of $50,000 per annum or aggregate payments over the term of the lease in excess of $50,000;

(vi)     all mortgages, pledges, conditional sales contracts, security agreements, options, and all other similar Contracts with respect to any interest of MLB (other than as mortgagor or pledgor in the ordinary course of MLB’s banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of business) in personal property having a value of $50,000 or more;

(vii)     all Contracts to acquire equipment and all commitments to make capital expenditures of $50,000 or more;

(viii)     all Contracts for the sale of any property or assets in which MLB has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

(ix)     all Contracts (including all trust indentures, mortgages, promissory notes, and loan agreements) for the borrowing of any money, any currency exchange, hedging arrangement, or any leasing arrangement of the type required to be capitalized in accordance with GAAP (other than deposits, repurchase agreements, the Federal Reserve Bank advances, bankers’ acceptances, and transactions in “Federal funds,” in each case established in the ordinary course of business);

(x)     all Contracts of guarantee, support or indemnification by MLB, assumption or endorsement by MLB of, or any similar commitment by MLB with respect to, the obligations, liabilities or indebtedness of any other Person other than letters of credit issued in the ordinary course of business;

(xi)     all Real Property Leases;

(xii)     all Contracts of participation with any other bank in any loan entered into by MLB subsequent to December 31, 2011 in excess of $25,000, all Contracts for sales of any assets of MLB with recourse of any kind to MLB, and all Contracts providing for the sale or servicing of any loan or other asset which constitutes a “recourse arrangement” under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of government-guaranteed portions of loans including, without limitation, loans guaranteed in part by the U.S. Small Business Administration, and related servicing agreements);

(xiii)     all Contracts for data processing, software programming or similar services that involve future payments or receipts or performances of services or delivery of items requiring aggregate payments of $50,000 or more by MLB;

(xiv)     all License Agreements;

(xv)     all supply, maintenance or landscape Contracts not terminable by MLB without penalty on thirty (30) days or less notice and that provide for payments in excess of $25,000 per annum;

(xvi)     all partnership, joint venture, limited liability company or similar Contracts;

(xvii)     all advertising, brokerage, licensing, dealership representative or agency relationship Contracts;

(xviii)     all Contracts providing for the indemnification of any officer or director;

(xix)     all Contracts with any Affiliate of MLB;

(xx)     all other Contracts under which MLB is obligated to make payment or incur costs in excess of $25,000 in any year and which is not otherwise described in clauses (i)-(xix) above; and

(xxi)     all Contracts that are not otherwise described in clauses (i)-(xx) above that are material to MLB.

(b)     Schedule of Material Contracts; Documents. MLB has provided or made available to OVB true, correct and complete copies of all MLB Material Contracts, including all material amendments, modifications, supplements, waivers and side letters thereof.

(c)     Enforceability; No Breach. Each MLB Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar Law affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (whether considered in a proceeding in equity or at law). To the Knowledge of MLB, MLB has not violated or breached in any material respect or committed any material default under any MLB Material Contract. To the Knowledge of MLB, no other Person has violated or breached in any material respect, or committed any material default under, any MLB Material Contract. To the Knowledge of MLB, no event has occurred and no circumstances exist, that (with or without notice or lapse of time) has or would reasonably be expected to (i) result in a violation or breach, in any material respect, of any of the provisions of any MLB Material Contract, (ii) give any Person the right to declare a default or exercise any remedy under any MLB Material Contract, (iii) give any Person the right to receive or require a material rebate, chargeback, penalty, or change in delivery schedule under any MLB Material Contract, (iv) give any Person the right to accelerate the maturity or performance of any MLB Material Contract, or (v) give any Person the right to cancel, terminate, or modify in any material respect any MLB Material Contract. MLB has not received any notice or other communication regarding any actual or possible material violation or breach of, or default under, any MLB Material Contract. No party to any MLB Material Contract will have the right to terminate any or all of the provisions of any such MLB Material Contract as a result of this Agreement or the Contemplated Transactions.

3.22     Insurance. MLB has in effect policies of insurance underwritten by insurers of recognized financial responsibility with respect to its assets and business against such casualties and contingencies and in such types and in the amounts (with deductibles as are customary for companies in the same or similar businesses) that MLB reasonably believes are adequate for its business, operations, properties and assets, and is sufficient for compliance with all material requirements of any Governmental Entity or Contracts to which MLB is a party (with deductibles as are customary for companies in the same or similar businesses). MLB has provided or made available to OVB true, correct and complete copies of all policies of insurance and bonds carried and owned by MLB as of the date of this Agreement, which copies are complete and accurate in all material respects (collectively, “MLB Insurance Policies”) and all written correspondence relating to any material claims made since December 31, 2010). All MLB Insurance Policies are in full force and effect, and the premiums due and payable thereon have been or will be timely paid through the Closing Date. Section 3.22 of MLB Disclosure Schedule identifies all MLB Insurance Policies with a requirement for the payment of a premium within ninety (90) days following the Effective Time, the amount of premium required to be paid, and the date by which such payment is required to be made. There is no material breach or default (and no event has occurred and no circumstances exist which, with the giving of notice or lapse of time or both, would constitute such a material breach or default) by MLB under any of MLB Insurance Policies or, to the Knowledge of MLB, by any other party to MLB Insurance Policies. MLB has not received any written notice of cancellation or non-renewal of any MLB Insurance Policy nor, to the Knowledge of MLB, has the termination of any such policies been threatened.

3.23     Governmental Approvals and Other Conditions. MLB has not taken and does not intend to take any action, nor does MLB have Knowledge of any fact or circumstance that would materially impede or delay the consummation of the Contemplated Transactions, or the ability of any of the parties to this Agreement to obtain any approval of any Governmental Entity required for the Contemplated Transactions or to perform its covenants and agreements under this Agreement. To the Knowledge of MLB, no event has occurred and no circumstances exist related to MLB that would be reasonably expected to (a) cause the approvals that are required to be obtained from any Governmental Entity having approval authority in connection with the Contemplated Transactions not to be granted, (b) cause such Governmental Entity approvals to be subject to a condition which would differ from conditions customarily imposed by a Governmental Entity in orders approving acquisitions of the type contemplated by this Agreement, or (c) make any of the conditions precedent to the obligations of MLB to consummate the Contemplated Transactions unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

3.24     Opinion of MLB Advisor. Prior to the execution of this Agreement, MLB has received an oral opinion and promptly upon receipt of a conforming written opinion, MLB will provide to OVB a true, correct and complete copy of, a written opinion from the MLB Advisor to the effect that, as of the date thereof, and based upon and subject to the matters set forth in such written opinion, the Merger Consideration to be received by the shareholders of MLB is fair to such shareholders from a financial point of view. Such opinion has not been amended, withdrawn or revoked.

3.25     Brokers. Except for MLB Advisor, no broker, finder, investment banker, or other Person is or may be entitled to any brokerage, finder’s, or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements or authorizations made by or on behalf of MLB. MLB has made available to OVB true, correct and complete copies of all Contracts between MLB and the MLB Advisor pursuant to which the MLB Advisor would or may be entitled to any payment relating to the Contemplated Transactions.

3.26     MLB Information. The information provided by MLB relating to MLB that is to be contained in the Proxy Statement, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection with the matters set forth in this Section 3.26, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and will comply in all material respects with the applicable provisions of the California Securities Law, the Securities Act, the Exchange Act, the respective rules and regulations thereunder, and all other applicable Laws. The representations and warranties contained in this ARTICLE III, and all statements by MLB in any certificate, agreement, schedule or other document furnished or to be furnished by or on behalf of MLB at the Closing in connection with the Contemplated Transactions, was or will be accurate, complete or correct in all material respect as of the date furnished or contains and will contain true statements of a material fact and do not omit nor will omit to state any material fact necessary to make such representation, warranty or statement, in light of the circumstances in which they are made, not misleading.

3.27     Regulatory Reports and Filings. MLB agrees that through the Effective Time, each of the MLB Reports will comply in all material respects with all of the applicable Laws of such Governmental Entity with which such MLB Reports will be filed and none of MLB Reports will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any such MLB Reports, or other filing that is intended to present the financial position of MLB will fairly present in all material respects the financial position of MLB and will be prepared in accordance with GAAP. Notwithstanding anything to the contrary set forth in this Section 3.27, MLB makes no representation or warranty with respect to any information supplied by OVB or OVCB for inclusion in such MLB Reports.

3.28     Related Party Transactions. No relationship, whether direct or indirect, exists between or among MLB or any of its Affiliates, on the one hand, and any director, officer, member, shareholder, customer or supplier of MLB or any of its Affiliates, on the other hand, which would be required by the Securities Act to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act (as if applicable to MLB). No shareholder or Affiliate of MLB has any interest in any property or asset used in the conduct of the business of MLB.

3.29     Takeover Laws. MLB Board has approved this Agreement and the Contemplated Transactions as required to render inapplicable to such agreements and transactions any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law (such laws, collectively, “Takeover Provisions”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF OVB

ARTICLE CLV     Except as set forth in the disclosure schedule of OVB dated as of the date of this Agreement (including all exhibits and attachments thereto) (collectively, the “OVB Disclosure Schedule”) and attached hereto, OVB hereby makes the representations, warranties and statements contained in the following sections of this ARTICLE IV as of the date of this Agreement and as of the Closing Date. For purposes of this Agreement, the statements contained in the OVB Disclosure Schedule shall be deemed to be representations and warranties made as of the date of this Agreement and as of the Closing Date and given by OVB under this ARTICLE IV. The OVB Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections of this ARTICLE IV, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify (a) the particular representation or warranty set forth in the corresponding numbered or lettered section or subsection of this ARTICLE IV and (b) any other representation or warranty if and to the extent the applicability of such information is reasonably apparent on its face:

4.1     Organization and Qualification.

(a)     OVB. OVB is a corporation duly incorporated, validly existing and in good standing under the laws of California, and is a registered bank holding company under the Bank Holding MLB Act of 1956, as amended. OVB has the requisite corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as is now being conducted. OVB is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have an OVB Material Adverse Effect. OVB has no Subsidiaries other than OVCB.

(b)     OVCB. OVCB is a corporation and a California-chartered bank and wholly owned Subsidiary of OVB. OVCB is duly organized, validly existing in good standing in California. OVCB is authorized by the DBO in accordance with the CFC to conduct a commercial banking business. The deposits of OVCB are insured up to the applicable limits (or fully insured if there is no limit) through the DIF as administered by FDIC to the fullest extent permitted by applicable Law, and all premiums and assessments required to be paid have been paid when due. No Legal Action for the termination or revocation of such insurance is pending, or to the Knowledge of OVCB, has any such termination or revocation been threatened. OVCB has the requisite corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as is now being conducted. OVCB is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to, individually or in the aggregate, have an OVB Material Adverse Effect.

(c)     Charter Documents. OVB has delivered or made available to MLB true, correct and complete copies of the articles of incorporation and bylaws, each as amended and currently in effect, of OVB and OVCB. Neither OVB nor OVCB is in violation of any of the provisions of its articles of incorporation or bylaws, each as amended and currently in effect.

4.2     Authority; Non-contravention; Governmental Consents.

(a)     Authority.

(i)     OVB has full corporate power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement to which it is or will be a party, and, subject to the receipt of necessary regulatory and shareholder approvals, to perform OVB’s obligations and consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Merger and the other Contemplated Transactions have been duly and validly approved by the OVB Board. No further corporate proceedings on the part of the OVB Board, or the OVB shareholders are necessary in order to authorize or approve this Agreement or to consummate the Contemplated Transactions, including the Merger. This Agreement has been duly and validly executed and delivered by OVB and (assuming due authorization, execution and delivery by MLB) this Agreement constitutes a valid and binding obligation of OVB, enforceable against OVB in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (whether considered in a proceeding in equity or at law). All corporate proceedings on the part of OVB necessary to consummate the Contemplated Transactions will have been taken prior to the Effective Time.

(ii)     OVCB has full corporate or other power and authority to execute and deliver this Agreement and the other agreements referred to in this Agreement to which OVCB is or will be a party, and, subject to the receipt of necessary regulatory and shareholder approvals, to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of the Contemplated Transactions has been duly and validly approved by the OVCB Board and by OVB as the sole shareholder of OVCB. All corporate proceedings on the part of OVCB and by OVB as sole shareholder of OVCB necessary to consummate the Contemplated Transactions will have been taken prior to the Effective Time. This Agreement has been duly and validly executed and delivered by OVCB and (assuming due authorization, execution and delivery by MLB) this Agreement constitutes a valid and binding obligation of OVCB, enforceable against OVCB in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or other similar Laws affecting the enforcement of creditors’ rights generally, and subject to general principles of equity (whether considered in a proceeding in equity or at law).

(b)     Non-Contravention. The execution, delivery and performance under this Agreement and the consummation of the Contemplated Transactions by OVB and OVCB, do not and will not (i) violate any provision of the articles of incorporation or bylaws, each as amended and currently in effect, of OVB or OVCB, or (ii) assuming that the consents and approvals referred to in Section 4.2(c) are duly obtained or made, (A) violate any Law applicable to OVB or OVCB or any of their respective properties or assets, or (B) violate or conflict in any material respect with, result in a material breach of any provision of or the loss of any benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (except Permitted Liens) upon any of the properties or assets of OVB or OVCB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, material contract or other instrument or obligation to which OVB or OVCB is a party, or by which they or any of their respective properties, assets or business activities may be bound or affected.

(c)     Regulatory Filings and Approvals. Except for (i) the filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC and the DBO, (ii) the Requisite MLB Vote, and (iii) the filing of the Agreement of Merger pursuant to the CGCL and the CFC, no consents or approvals of or filings or registrations with any Governmental Entity, or with any third party are necessary in connection with (A) the execution and delivery by OVB and OVCB of this Agreement, (B) the consummation by OVB and OVCB of the Merger and the other Contemplated Transactions, (C) the execution and delivery by OVB and OVCB of the Agreement of Merger.

4.3     OVB SEC Reports; NASDAQ.

(a)     SEC Reports. OVB has on a timely basis filed all forms, reports, and documents required to be filed by it with the SEC since December 31, 2011 (the “OVB SEC Reports”).

(b)     Compliance. Each of the OVB SEC Reports (i) as of the date of the filing of such report complied in all material respects with the requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, and the respective rules and regulations thereunder, and (ii) as of its filing date (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c)     NASDAQ. OVB is in compliance in all material respects with the applicable listing rules and corporate governance rules and regulations of NASDAQ.

4.4     OVB Information. The information provided by OVB relating to OVB and OVCB that is to be contained in the Proxy Statement, any filings or approvals under applicable state securities laws, any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, or in any other document filed with any other Governmental Entity in connection with the matters set forth in this Section 4.4, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and will comply in all material respects with the applicable provisions of the California Securities Law, the Securities Act, the Exchange Act, the respective rules and regulations thereunder, and all other applicable Laws. The representations and warranties contained in this ARTICLE IV, and no statement by OVB or OVCB in any certificate, agreement, schedule or other document furnished or to be furnished by or on behalf of OVB or OVCB at the Closing in connection with the Contemplated Transactions, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading.

4.5     Governmental Approvals and Other Conditions. Neither OVB nor OVCB has taken or intends to take any action, nor does OVB have Knowledge of any fact or circumstance that would materially impede or delay the consummation of the Contemplated Transactions, or the ability of the parties to this Agreement to obtain any approval of any Governmental Entity required for the Contemplated Transactions or to perform its covenants and agreements under this Agreement. To the Knowledge of OVB or OVCB, no event has occurred and no circumstances exist related to OVB or OVCB that would be reasonably expected to (a) cause the approvals that are required to be obtained from any Governmental Entity having approval authority in connection with the Contemplated Transactions not be granted, (b) cause such Governmental Entity approvals to be subject to a condition which would differ from conditions customarily imposed by a Governmental Entity in orders approving acquisitions of the type contemplated by this Agreement, or (c) make any of the conditions precedent to the obligations of OVB and OVCB to consummate the Contemplated Transactions unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

4.6     Brokers. Except for the OVB Advisor, no broker, finder, investment banker, or other Person is or may be entitled to any brokerage, finder’s, or other similar fee or commission in connection with the Contemplated Transactions based upon arrangements or authorizations made by or on behalf of OVB and OVCB.

4.7     Takeover Laws. Each of the OVB Board and the OVCB Board have approved this Agreement and the Contemplated Transactions as required to render inapplicable to such agreements and transactions any Takeover Provisions.

4.8     Community Reinvestment Act Compliance. OVCB is in substantial compliance with the applicable provisions of the CRA and has received a CRA rating of “satisfactory” from the FDIC in its most recent examination, and neither OVB nor OVCB has any knowledge of the existence of any fact or circumstance or set of facts or circumstances which could be reasonably expected to result in OVCB’s failing to be in substantial compliance with such provisions or having its current rating lowered.

4.9     Bank Secrecy Act. OVCB has not been advised by any Governmental Entity of any current or pending supervisory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. 5322, et seq.), or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation, those provisions of federal regulations requiring (a) the filing of reports, such as the Currency Transaction Reports and Suspicious Activity Reports, (b) the maintenance of records and (c) the exercise of due diligence in identifying customers.

4.10     Capital. As of December 31, 2014, on a pro forma basis after giving effect to the consummation of the Merger, OVB and OVCB would both have been “well capitalized” as of such date under all federal capital adequacy guidelines, including “Prompt Corrective Action” guidelines of the FDIC as of such date, and neither OVB nor OVCB has knowledge of any facts or circumstances that could be reasonably expected to result in OVB’s or OVCB’s failing to be “well capitalized” upon consummation of the Merger.

4.11     Payment Fund Deposit. OVB has sufficient funds from cash on hand and/or available to it under existing commercial financing arrangements and lines of credit to permit it to deposit the Payment Fund with the Paying Agent and perform its obligations under Sections 2.1, 2.2 and 2.5 of this Agreement.

ARTICLE V

COVENANTS

5.1     Operation of MLB’s Business.

(a)     During the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement in accordance with ARTICLE VII (the “Pre-Closing Period”) (except with the prior written consent of OVB), MLB shall (i) conduct its business in the ordinary course of business, (ii) comply in all material respects with all applicable Laws, (iii) perform its material obligations under all MLB Material Contracts, (iv) use reasonable best efforts to preserve its business organization intact, keep available the services of its current officers and employees, and maintain its relations and goodwill with all suppliers, customers, depositors, borrowers, landlords, creditors, licensors, licensees, employees, and other Persons having business relationships with MLB, (v) maintain and keep its real and personal properties in as good repair and condition as presently maintained, except for obsolete properties and for deterioration due to ordinary wear and tear, (vi) maintain in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it, (vii) maintain the ALLL in the ordinary course of business and consistent with GAAP (providing however, that any changes in practices or methodology shall be attributable solely to changes in GAAP or as directed by a Governmental Entity), (viii) charge off all Loans and other assets, or portions thereof, deemed uncollectible or classified as “loss” in accordance with GAAP and applicable Laws or as directed by a Governmental Entity, and (ix) maintain loan classification policies and procedures in the ordinary course of business.

(b)     During the Pre-Closing Period (except with the prior written consent of OVB), MLB shall not:

(i)     (A) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any capital stock or other equity or voting interests, (B) split, combine, or reclassify any of its capital stock or other equity or voting interests, or issue or authorize the issuance of any other securities in respect of or in substitution for shares of its capital stock or other equity or voting interests, except as may be required upon exercise or fulfillment of MLB Stock Options, (C) purchase, redeem, or otherwise acquire (except upon the forfeiture of outstanding restricted stock or the exercise or fulfillment of MLB Stock Options) any shares of capital stock or any other securities of MLB or any options, warrants, calls, or rights to acquire any such shares or other securities, or (D) take any action that would result in any change of any term (including any conversion price thereof) of any debt security of MLB;

(ii)     (A) issue, deliver, sell, pledge, or otherwise encumber any shares of its capital stock, any other equity or voting interests or any securities convertible into or exchangeable for or any options, warrants, calls, or rights to acquire or receive, any such shares, interests, or securities or any stock appreciation rights, phantom stock awards, or other rights that are linked in any way to the price of MLB Common Stock or the value of MLB or any part thereof other than the issuance of shares of MLB Common Stock upon the exercise of a MLB Stock Option that is outstanding as of the date of this Agreement, or (B) enter into any Contract with respect to the voting of its capital stock;

(iii)     amend or propose to amend its articles of incorporation or bylaws, each as amended and currently in effect;

(iv)     (A) permit the commencement of any construction of new structures or facilities upon, or purchase, lease or sublease, any real property in respect of any branch or other facility, or file any application, or otherwise take any action, to establish, relocate or terminate the operation of any banking office of MLB, or (B) terminate any lease or sublease of real property (whether as lessor, sublessor, lessee, or sublessee) or fail to exercise any right to renew any lease or sublease of real property;

(v)     (A) acquire direct or indirect control over any other Person, whether by stock purchase, merger, consolidation or otherwise, or (B) make any other investment either by purchase of securities, contributions to capital, property transfers or purchase of any property or assets of any other Person, except, in either instance, in connection with a foreclosure of collateral or conveyance of such collateral in lieu of foreclosure taken in connection with collection of a Loan in the ordinary course of business and with respect to Loans made to third parties who are not Affiliates of MLB;

(vi)     make or commit to make any capital expenditures, or incur any obligations or liabilities in connection therewith, except pursuant to Contracts existing of the date of this Agreement not in excess of $50,000 individually or $150,000 in the aggregate;

(vii)     sell, lease, sublease, transfer, mortgage, encumber or otherwise dispose of any of its properties, leasehold interests (whether as lessor or lessee) or other assets to any Person, except (A) sales of Loans, Loan participations and sales of investment securities in the ordinary course of business to third parties who are not Affiliates of MLB, (B) the disposition of assets which are inoperable or that are replaced in the ordinary course of business, or (C) sales of OREO at a price that is no less than its carrying value;

(viii)     make material changes to the credit policies and collateral eligibility requirements and standards of MLB, except as required by Law or any Governmental Entity;

(ix)     (A) create or incur any indebtedness for borrowed money (other than acceptance of deposits, Federal Home Loan Bank advances for a term less than one (1) year, purchases of Federal funds, sales of certificates of deposit, issuances of commercial paper and entering into repurchase agreements, each in the ordinary course of business, including with respect to prices, terms and conditions), or (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, except in the case of this clause (B), in connection with presentation of items for collection in the ordinary course of business;

(x)     enter into any Derivatives Contract or any structured finance transaction;

(xi)     (A) pay, discharge, settle, or satisfy any material claim or Legal Action (subject to Section 5.18 relating to any shareholder litigation relating to this Agreement, the Contemplated Transactions, including the Merger and subject to clause (xxv)(B) immediately below) of any amount exceeding $100,000 individually or $300,000 in the aggregate or that would impose any material restriction on the business of MLB or create precedent for claims that are reasonably likely to be material to MLB (unless such claim, action or proceeding is not disclosed on the MLB Disclosure Schedule delivered to OVB as of the date of this Agreement, in which case prior to committing to any such settlement MLB shall provide OVB with a copy of the proposed settlement agreement and all relevant related documentation and information and shall consult with OVB respecting such settlement and the basis for MLB’s decision to settle and shall consider any comments raised by MLB within ten (10) Business Days of receipt of such information), (B) waive, release, grant, or transfer any right of material value, (C) commence any Legal Action, except in the ordinary course of business, or (d) agree or consent to the issuance of any Order restricting or otherwise affecting its business in any material respect;

(xii)     (A) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, (B) fail to comply in any material respect with its existing policies or practices with respect to managing its exposure to interest rate and other risks, (C) fail to use reasonable efforts to avoid any material increase in its aggregate exposure to interest rate risk, (D) enter into a new material line of business, or (E) change its investment, underwriting, or asset liability management, hedging or other banking or operating policies or practices, including policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, except in each clause (A) through (E) as required by any applicable Law or a Governmental Entity;

(xiii)     Materially change its investment securities portfolio other than in the ordinary course of business;

(xiv)     purchase, modify or originate any (A) Loans except in accordance with MLB’s existing lending policies, lending limits and authorities; (B) Loans that are criticized or classified, provided, however, that MLB shall provide notice of any aggregate Loan commitments over $3.0 million to any one borrowing relationship, describing the pertinent terms of the Loan (and for purposes of this clause (xiv) such notice shall include all necessary credit write-ups, and may be given by electronic transmission or facsimile), and OVB shall have two (2) Business Days to give notice of objection to such Loan, acting reasonably, and for purposes of this clause (xiv) such notice may be by telephone (confirmed by electronic transmission or facsimile), electronic transmission or facsimile and such notice of objection shall provide in reasonable detail the basis for such objection, and the failure to so object within two (2) Business Days shall be deemed a waiver of any such objection;

(xv)     make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business);

(xvi)     make or commit to make any Loan to, or enter into any transaction with, a director, officer, employee or any Affiliate of MLB;

(xvii)     make, acquire a participation in, reacquire an interest in a participation sold or sell any Loan that is not in compliance with its credit underwriting standards, policies and procedures as in effect on date of this Agreement;

(xviii)     other than as required by GAAP, reduce any material accrual or reserve, including ALLL, any contingency reserve, litigation reserve, or tax reserve, or change the methodology by which such accounts generally have been maintained in accordance with past practices;

(xix)     (A) materially amend, modify, change, or terminate any MLB Material Contract, or waive, release, or assign any rights or claims thereunder or (B) enter into or materially amend or materially modify any Contract, which following execution, amendment or modification would have been a MLB Material Contract if in existence as of the date of this Agreement;

(xx)     adopt or enter into any collective bargaining agreement or other labor union Contract applicable to the employees of MLB;

(xxi)     (A) hire any new employee at the level of or having a title of vice president or more senior, (B) hire any new employee at an annual rate of compensation in excess of $80,000, (C) promote any employee except in order to fill a position vacated after the date of this Agreement, or (D) engage any independent contractor whose engagement may not be terminated by MLB without penalty on thirty (30) days’ notice or less, provided, however, that MLB may hire at-will, employees to fill vacancies that may from time to time arise in the ordinary course of business;

(xxii)     except as set forth in Section 5.1(b)(xxii) of MLB Disclosure Schedule or as required under applicable Law or any Contract or MLB Employee Plan in effect on the date of this Agreement (and disclosed in Section 3.12 or Section 3.21 of MLB Disclosure Schedule), (A) pay to any employee, officer, director, or independent contractor of MLB any compensation bonus or benefit not provided for under any Contract or MLB Employee Plan in effect on the date of this Agreement, (B) grant any awards under any MLB Employee Plan (including the grant of any MLB Stock-Based Right or the removal of existing restrictions in any Contract or MLB Employee Plan or awards made thereunder), (C) take any action to fund any future payment of or in any other way secure the payment of compensation or benefits under any Contract or MLB Employee Plan, (D) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, MLB Stock-Based Right, or MLB Employee Plan (except as permitted under the terms this Agreement), or (E) adopt, enter into, or amend any employment Contract or MLB Employee Plan other than offer letters entered into with new employees in the ordinary course of business that provide for “at will employment” with no severance benefits;

(xxiii)     (A) fail to accrue a material reserve in its books and records and financial statements in accordance with past practice for Taxes payable by MLB, (B) settle or compromise any Legal Action relating to any Tax, (C) make, change, or revoke any Tax election, (D) file or amend any Tax Return, or (E) prepare any Tax Return in a manner materially inconsistent with the past practices of MLB with respect to treatment of items on such Tax Returns, or (F) take any action which would materially adversely affect the tax position of MLB, OVB or OVCB after the Merger;

(xxiv)     change its fiscal year, revalue any of its assets, or make any changes in financial or Tax accounting methods, principles, or practices or systems of internal controls, except as required by GAAP;

(xxv)     take any action, or knowingly fail to take any action which action or failure to act results in or would be reasonably likely to result in (A) a material breach of any provision of this Agreement, or (B) the failure of any of the conditions set forth in ARTICLE VI, or (C) a MLB Material Adverse Effect, or (D) the inability to obtain the Requisite Regulatory Approvals or to consummate the Contemplated Transactions; or

(xxvi)     authorize, commit, resolve, or agree to take any of the foregoing actions.

OVB and MLB intend that prior to the Effective Time, MLB shall continue to exercise, consistent with the terms and conditions this Agreement, complete control and supervision over its business, assets and operations, and nothing contained in this Agreement shall give OVB or OVCB, directly or indirectly, the right to control or direct the operations of MLB prior to the Effective Time.

5.2     Covenants of MLB and OVB.

(a)     During the Pre-Closing Period, each of MLB and OVB shall promptly notify the other of any change, occurrence, or event not in the ordinary course of its business, or the business of any of their respective Subsidiaries, which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing set forth in ARTICLE VI not to be satisfied.

(b)     During the Pre-Closing Period, OVB shall not, and shall not permit OVCB to, (without the prior written consent of MLB), amend, repeal or otherwise modify any provision of its articles of incorporation or bylaws, each as amended and currently in effect, other than to the extent that would not be adverse in any material respect to MLB or MLB’s shareholders and that would not prevent OVB or OVCB from consummating the Contemplated Transactions, and (iii) take any action, or knowingly fail to take any action, except as required by applicable Law or a Governmental Entity, which action or failure to act results in the failure of any of the conditions set forth in ARTICLE VI.

5.3     Access to Information.

(a)     During the Pre-Closing Period, except for any privileged communications of, or memoranda prepared by, the Advisors to MLB, or any confidential reports, confidential documents, or minutes of meetings, including, without limitation, meetings held by the MLB Board or its committees and by management, or any other similar materials, in each of the foregoing cases whether in writing or in any form of electronic media and which are directly or indirectly substantially related to or prepared in connection with the Contemplated Transactions and the rights and obligations of MLB under this Agreement, MLB shall authorize and permit OVB and OVB’s Representatives to have access during normal business hours to all of MLB’s properties, books, records, branch operating reports, branch audit reports, operating instructions and procedures, Tax Returns, contracts and documents, and all other information with respect to MLB’s business affairs, financial condition, assets and liabilities as OVB may from time to time reasonably request. MLB further agrees to continue to respond to and cooperate with OVB and OVB’s Representatives with respect to the due diligence requests of OVB. MLB shall permit OVB and its Representatives to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and liabilities of MLB with MLB’s Representatives, including MLB’s directors, officers, employees, accountants, counsel and creditors, as is necessary or reasonably appropriate for the purposes of OVB familiarizing itself with the businesses and operations of MLB, obtaining any necessary Orders, consents or approvals of the Contemplated Transactions by any Governmental Entity and conducting an evaluation of the assets and liabilities of MLB. Upon reasonable request by OVB, MLB shall make its chief financial officer and controller available to discuss with OVB and OVB’s Representatives OVB’s ongoing due diligence of MLB’s operations. MLB will cause its independent outside auditors to make available to OVB and OVB’s accountants, counsel and other agents, such personnel, work papers and other documentation of such firm relating to such firm’s work papers and such firm’s audits of the books and records of MLB as may be requested by OVB in connection with OVB’s review of the foregoing matters. MLB shall not be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any applicable Law, or violate the rights, interests or confidence of any customer (it being agreed that the parties shall use their reasonable commercial efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect MLB’s representations and warranties contained herein, or limit or otherwise affect the remedies available to OVB pursuant to this Agreement.

(b)     OVB and MLB shall, and shall cause their respective Representatives to, comply with all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

5.4     No Solicitation.

(a)     Subject to Section 5.4(b) and Section 5.4(f), MLB shall not, and shall cause each of its Representatives not to, directly or indirectly (i) solicit, initiate, encourage, induce, or facilitate any inquiries, offers or the making or announcement of any proposal or other action designed to facilitate any inquires or proposals that constitutes or may reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding MLB or provide any access to the properties, books and records of MLB to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that may reasonably be expected to lead to an Acquisition Proposal, (iii) initiate, engage or participate in discussions (except for the limited purposes of notifying such Person of the existence of the provisions of this Section 5.4(a) or negotiations with any Person with respect to any Acquisition Proposal or that may reasonably be expected to lead to an Acquisition Proposal, or (iv) approve, endorse, or recommend, or enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal (including any letter of intent, letter of interest, term sheet, agreement in principle, memorandum of understanding, merger agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement (whether binding or not) constituting or related to or intended to, or that may reasonably be expected to lead to, an Acquisition Proposal (other than a confidentiality agreement referred to in or permitted by Section 5.4(b)), or that is intended or that may reasonably be expected to result in the abandonment, termination or failure to consummate the Merger. Without limiting the generality of the foregoing, MLB acknowledges and agrees that any violation of or the taking of any action inconsistent with any of the restrictions set forth in the preceding sentence by any Representative of MLB, whether or not such Representative is purporting to act on behalf of MLB, shall be deemed to constitute a breach of this Section 5.4 by MLB.

(b)     Prior to the adoption of this Agreement by the Requisite MLB Vote, Section 5.4(a) shall not prohibit MLB from furnishing nonpublic information regarding MLB to or entering into negotiations or discussions with any Person in response to a bona fide, unsolicited written Acquisition Proposal that the MLB Board concludes in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes or is more likely than not to result in a Superior Proposal that is submitted to MLB by such Person (and not withdrawn prior to the furnishing of such information or such discussions) if (i) neither MLB nor any Representative of MLB shall have violated any of the restrictions set forth in Section 5.4, (ii) the MLB Board concludes in good faith, after having obtained and taken into account the advice of its outside legal counsel, that such action is required or is reasonably like to be required in order for MLB Board to comply with its fiduciary obligations to MLB’s shareholders under applicable Law, (iii) at least two (2) Business Days prior to furnishing any such nonpublic information to or entering into discussions with such Person MLB gives OVB written notice of the identity of such Person and of MLB’s intention to furnish nonpublic information to or enter into discussions with such Person, and MLB receives from such Person an executed Acceptable Confidentiality Agreement, and (iv) upon furnishing any such nonpublic information to such Person MLB simultaneously furnishes such nonpublic information to OVB (to the extent such nonpublic information has not been previously furnished by MLB to OVB).

(c)     MLB shall notify OVB promptly (but in no event later than twenty-four (24) hours) after receipt of (i) any inquiry or indication of interest that may lead to an Acquisition Proposal, (ii) an Acquisition Proposal (including any modification of or an amendment to any Acquisition Proposal), or (iii) any request for nonpublic information relating to MLB (including access to the properties, books or records of MLB) by any Person that has made, or to the Knowledge of MLB, may be considering making, an Acquisition Proposal. Such notice to OVB shall be made orally and in writing, and shall indicate the identity of the Person submitting any of the foregoing, and the terms of any such Acquisition Proposal (or modification or amendment), inquiry, indication or request. MLB shall keep OVB fully informed on a current basis of any additional information requested or provided by MLB and any changes in the status and any changes or modifications in the terms of any such Acquisition Proposal, inquiry, indication or request.

(d)     MLB shall, and shall instruct and cause its Representatives to, immediately cease and terminate any existing activities, discussions or negotiations with any Persons (other than OVB) conducted prior to the date of this Agreement with respect to an Acquisition Proposal. MLB shall use reasonable best efforts to request all Persons other than OVB and its Representatives and MLB’s Representatives who have been furnished confidential information regarding MLB in connection with the solicitation of or discussions regarding an Acquisition Proposal within the eighteen (18) months prior to the date of this Agreement to promptly return or destroy such information and provide certification thereof.

(e)     MLB shall not (i) release any Person from, and MLB agrees to use reasonable efforts to enforce, the confidentiality, standstill, non-solicitation or similar provisions of any agreement to which MLB is a party with respect to an Acquisition Proposal that remains in effect as of the date of this Agreement, and (ii) shall immediately take all steps necessary to terminate any approval that may have been given prior to the date of this Agreement under any such provisions authorizing any Person to make an Acquisition Proposal.

(f)     Nothing set forth in this Section 5.4 shall prohibit the MLB Board from taking and disclosing to MLB’s shareholders a position contemplated by Rule 14e-2(a)(2)-(3) promulgated under the Exchange Act or complying with the provisions of Rule 14d-9 promulgated under the Exchange Act (as if the MLB Common Stock were registered under the Exchange Act), if the MLB Board determines in good faith after consultation with outside legal counsel that failure to do so would violate any applicable Law (as if MLB Common Stock were registered under the Exchange Act); provided, however, that compliance by MLB with such obligations shall not relieve MLB of any of its obligations under this Section 5.4 and shall not be deemed to permit the MLB Board to make a Change in Recommendation or take any of the actions referred to in Section 5.6(c), except to the extent permitted by Section 5.6(e).

5.5     Proxy Statement.

Each of OVB, OVCB and MLB shall cooperate and shall instruct their respective Representatives to cooperate in the preparation of the proxy statement (the “Proxy Statement”) relating to the meeting of MLB shareholders, including any adjournments or postponements thereof, to be held in connection with this Agreement and the Merger (the “MLB Meeting”). MLB shall not distribute, and shall not permit to be distributed, the Proxy Statement to MLB’s shareholders without OVB’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

5.6     MLB Meeting.

(a)     MLB shall take all action necessary in accordance with applicable Law and its articles of incorporation and bylaws, each as amended and in effect from time to time, to duly call, give notice of, convene and, as soon as practicable in compliance with applicable Law, hold the MLB Meeting and, except as otherwise provided in this Section 5.6, use its reasonable best efforts to take such other actions necessary to obtain the relevant shareholder approvals, in each case as promptly as practicable for the purpose of obtaining the Requisite MLB Vote. MLB (in consultation with OVB) shall set a single date for Persons entitled to notice of and to vote at MLB Meeting and shall not change such record date (whether in connection with MLB Meeting or any adjournment or postponement thereof) without the prior written consent of OVB.

(b)     Except in the case of a Change in Recommendation permitted by Section 5.7(e), MLB shall solicit, and use its reasonable best efforts to obtain, the Requisite MLB Vote at MLB Meeting. Subject to Section 5.7(e), MLB shall, through the MLB Board, recommend to MLB’s shareholders adoption of this Agreement (the “MLB Board Recommendation”), include such recommendation in the Proxy Statement and (iii) use reasonable best efforts to obtain the MLB Requisite Vote from MLB’s shareholders. MLB hereby acknowledges its obligation to submit this Agreement to its shareholders at the MLB Meeting as provided in this Section 5.6.

(c)     MLB shall cooperate and keep OVB informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to the shareholders of MLB.

(d)     Subject to Section 5.6(e), neither the MLB Board nor any committee thereof shall (i) withdraw, modify, amend or qualify the MLB Board Recommendation in a manner adverse to OVB (it being understood that the failure of the MLB Board Recommendation to be unanimous shall constitute a withdrawal, modification, amendment or qualification that is adverse to OVB), (ii) adopt or propose a resolution to withdraw, amend or qualify the MLB Board Recommendation in a manner adverse to OVB, (iii) take any other action that is or becomes disclosed publicly and which can reasonably be interpreted to indicate that the MLB Board or any committee thereof does not support the Merger and this Agreement or does not believe that the Merger and this Agreement are in the best interests of MLB’s shareholders (it being understood that taking a neutral position or no position with respect to any Acquisition Proposal shall constitute an adverse modification), (iv) publicly announce its intention to withdraw, modify, amend or qualify the MLB Board Recommendation in a manner adverse to OVB, (v) fail to reaffirm without qualification the MLB Board Recommendation, or fail to state publicly without qualification that the Merger and this Agreement are in the best interests of MLB’s shareholders, within five (5) Business Days after OVB requests in writing that such action be taken, (vi) fail to announce publicly, within ten (10) Business Days after a tender offer or exchange offer relating to securities of MLB shall have been commenced, that the MLB Board recommends rejection of such tender or exchange offer, (vii) fail to issue, within ten (10) Business Days after an Acquisition Proposal is publicly announced, a press release announcing its opposition to such Acquisition Proposal, (viii) approve, endorse, or recommend any Acquisition Proposal, or (ix) resolve or propose to take any action described in clauses (i) through (viii) of this sentence (each of the foregoing actions described in clauses (i) through (viii) of this sentence being referred to as a “Change in Recommendation”).

(e)     Notwithstanding anything to the contrary in Section 5.6(c) or elsewhere in this Agreement, at any time prior to obtaining the Requisite MLB Vote, the MLB Board may effect a Change of Recommendation with respect to an Acquisition Proposal, if (i) MLB has complied with its obligations under Section 5.4 and Section 5.6(a), (b) and (c), (ii) the MLB Board receives an unsolicited bona fide, written Acquisition Proposal from any Person that is not withdrawn, and (iii) a majority of the entire MLB Board determines in good faith, after consultation with its independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that (A) a majority of the entire MLB Board determines in good faith, after consultation with its outside legal counsel, that the failure of the MLB Board to take such action would be or would be reasonably likely to be a violation of its fiduciary duties to the shareholders of MLB under applicable Law, and (B) (1) MLB provides OVB prior written notice at least five (5) Business Days (or such longer period as it may be extended upon the modification or amendment of the Acquisition Proposal as contemplated below) prior to taking such action, which notice shall state that MLB Board has received a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, MLB Board has resolved to effect a Change of Recommendation, which notice shall specify the basis for such Change of Recommendation or termination, including the material terms of the Superior Proposal and the proposed documents and agreements to effect the Superior Proposal (a “Notice of Superior Proposal”) (it being understood that such Notice of Superior Proposal shall not in and of itself be deemed a Change of Recommendation); (2) during such five (5) Business Day period (as it may be extended upon the modification or amendment of the Acquisition Proposal as contemplated below), MLB negotiates in good faith (including by making its officers, directors and its financial and legal advisors reasonably available to negotiate) with OVB (to the extent that OVB wishes to negotiate) to enable OVB to make an offer that is at least as favorable to the shareholders of MLB so that such Acquisition Proposal would cease to constitute a Superior Proposal; and (3) at the end of such five (5) Business Day period (as it may be extended upon the modification or amendment of the Acquisition Proposal as contemplated below, or such earlier time that OVB advises MLB in writing that OVB no longer wishes to negotiate to amend this Agreement), a majority of the entire MLB Board, after taking into account any modifications to the terms of this Agreement and the Merger agreed to by OVB after receipt of such notice, continues to believe (after consultation with its independent financial advisors and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with the MLB Advisor and its outside legal counsel, that the failure to accept the Acquisition Proposal would or would be reasonably likely to result in a violation of its fiduciary duties to MLB’s shareholders under applicable Law. In the event of any revisions to the terms of an Acquisition Proposal giving rise to the Notice of Superior Proposal that are material to such Acquisition Proposal after the Notice of Superior Proposal has been given to OVB, such revisions shall be deemed a new Acquisition Proposal and MLB shall be required to deliver a new Notice of Superior Proposal to OVB and to comply with the requirements of this Section 5.6(e) with respect to such new Acquisition Proposal, provided, however, that the notice period of clause (e)(iii)(B)(1) shall be reduced to three (3) Business Days.

(f)     Nothing in Section 5.6(e) shall be interpreted to excuse MLB and MLB Board from complying with its unqualified obligation to submit this Agreement to MLB’s shareholders at the MLB Meeting and MLB shall not submit to the vote of its shareholders at or prior to MLB Meeting any Acquisition Proposal other than the Merger. Without limiting the foregoing, if MLB Board has withdrawn or modified the MLB Board Recommendation as permitted by Section 5.6(e), then, unless this Agreement has been terminated in accordance with Section 7.1, the MLB Board shall submit this Agreement to MLB’s shareholders without recommendation (although the resolutions adopting this Agreement as of the date hereof may not be rescinded or amended), in which event MLB Board may communicate the basis for its lack of a recommendation to MLB’s shareholders in Proxy Statement or an appropriate amendment or supplement thereto to the extent required by applicable Law.

5.7     Approvals.

(a)      Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.7), each of OVB and MLB shall, and OVB shall cause OVCB to, use its reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, the Contemplated Transactions as soon as practicable, including (i) obtaining all necessary Governmental Authorizations, and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary or advisable to obtain an approval or waiver from or to avoid an action or proceeding by any Governmental Entity, (ii) obtaining all necessary consents or waivers from or providing notice to third parties (including actions required in order to continue any MLB Material Contract (including any Contract entered into following the date of this Agreement that would have been a MLB Material Contract if it had been entered into prior to the time this Agreement was entered into) following the Closing or to avoid any penalty or other fee under such MLB Material Contract, in each case arising in connection with the Contemplated Transactions, and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Subject to applicable Law, MLB and OVB shall promptly cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party of any communication from any Governmental Entity regarding any of the Contemplated Transactions. If MLB or OVB receives a request for additional information or documentary material from any Governmental Entity with respect to Contemplated Transactions, then it shall use reasonable commercial efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Neither OVB nor MLB shall commit to or agree (and OVB shall not permit OVCB to commit to or agree) with any Governmental Entity to stay, toll or extend any applicable waiting period under any applicable Law without the prior written consent of the other. In the event that any party shall fail to obtain any such third party consent as required in clause (ii), that party shall use reasonable commercial efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect on the consummation of the Merger or on the Surviving Corporation businesses and financial condition resulting, or that would be reasonably likely to result after the Effective Time, from the failure to obtain such consent.

(b)     Subject to applicable Law relating to the exchange of information, OVB and MLB shall upon request furnish each other with all information concerning OVB, OVCB, MLB, and their respective directors, officers and shareholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of OVB, OVCB or MLB to any Governmental Entity in connection with the Contemplated Transactions. OVB and MLB shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable Law relating to the exchange of information, any filing made or proposed to be made with, or written materials submitted or proposed to be submitted to, any third party or any Governmental Entity in connection with the Contemplated Transactions.

(c)     Notwithstanding anything set forth in this Agreement, under no circumstances shall OVB, OVCB or MLB be required, and the other party and its Subsidiaries, if any, shall not be permitted (without the first party’s prior written consent in its sole discretion), to take any action or commit to take any action, or agree to any condition, restriction or requirement, involving any of them pursuant to this Section 5.7 or otherwise in connection with obtaining the foregoing Government Authorizations, that would, or would be reasonably likely to, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that the first party would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date of this Agreement (a “Burdensome Condition”); provided, however, that if requested by OVB, then MLB will take or commit to take any such action, or agree to any such condition or restriction, so long as such action, commitment, agreement, condition or restriction is binding on MLB only in the event the Closing occurs.

(d)     Subject to applicable Law (including applicable Law relating to the exchange of information), MLB and OVB shall keep each other apprised of the status of matters relating to the completion of the Contemplated Transactions. Without limiting the generality of the foregoing (i) each of OVB, OVCB and MLB shall promptly furnish the other with copies of notices or other communications received by it, respectively (or written summaries of communications received orally), from any third party or Governmental Entity with respect to the Contemplated Transactions, (ii) each of OVB, OVCB and MLB shall provide the other a reasonable opportunity to review in advance, and to the extent practicable accept the reasonable comments of the other in connection with, any proposed non-confidential written communication to, including any filings with, any Governmental Entity, and (iii) MLB shall consider in good faith OVB’s views with respect to and confer in good faith with OVB to resolve any disagreement as to strategy with respect to any communication by MLB with any Governmental Entity or third party relating to the Contemplated Transactions.

(e)     In the event that any Legal Action is instituted (or threatened to be instituted) by a Governmental Entity challenging the Contemplated Transactions, MLB shall cooperate in all respects with OVB and shall use its reasonable commercial efforts to contest and resist any such Legal Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Contemplated Transactions.

5.8     Current Information and Reports. During the Pre-Closing Period:

(a)     MLB and OVB will cause one or more of its executive officers to confer on a regular and frequent basis (not less than monthly) with executive officers of the other party and to report the general status of its ongoing operations. MLB and OVB will promptly notify the other party of any material change in the normal course of business or in the operation of its business or properties (or, in the case of OVB, of OVCB).

(b)     MLB and OVB shall promptly notify the other party, and in any event not later than three (3) Business Days of (i) any Legal Action commenced, or to such party’s Knowledge threatened against it (or, in the case of OVB, against OVCB), (ii) any event which may materially and adversely affect the ordinary course of business, and (iii) any event, change or effect during the Pre-Closing Period which causes or is reasonably likely to cause the failure of the conditions set forth in ARTICLE VI.

(c)     MLB will furnish to OVB (i) a copy of any report submitted to the MLB Board and access to the working papers related thereto and copies of other operating or financial reports prepared for management of any of its businesses and access to the working papers related thereto; provided, however, that MLB need not furnish OVB any privileged communications of, or memoranda prepared by, the Advisors to MLB, or any confidential reports, confidential documents, or minutes of meetings, including, without limitation, meetings held by the MLB Board or its committees and by management, or any other similar materials, in each of the foregoing cases whether in writing or in any form of electronic media and which are directly or indirectly substantially related to or prepared in connection with the Contemplated Transactions and the rights and obligations of MLB under this Agreement, (ii) as soon as reasonably practicable after they become available, and in no event later than thirty (30) days after the end of each calendar month ending after the date of this Agreement (A) consolidated financial statements (including balance sheets, statements of operations and stockholders’ equity) of MLB prepared in accordance with current accounting practices, (B) internal management reports showing actual financial performance against plan, and (C) to the extent permitted by applicable Law, any other reports provided to the MLB Board or any committee thereof relating to the financial performance and risk management, (iii) as soon as available, all letters and communications sent by MLB to MLB’s shareholders and all reports filed by MLB with the DBO and FDIC and any other Governmental Entity, and (iv) such other reports, financial data, and loan reports as OVB may reasonably request relating to MLB.

5.9     Certain Loans and Other Extensions of Credit by MLB. During the Pre-Closing Period:

(a)     MLB will furnish to OVB as soon as reasonably practical, and in any event not later than three (3) Business Days after receipt of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any Governmental Entity or by any internal or external loan reviewer of MLB “Substandard,” “Doubtful,” “Loss” or any comparable classification, providing with respect to each such credit the aggregate dollar amount, the classification category, and credit type.

(b)     MLB will furnish to OVB, as soon as reasonably practicable, and in any event not later than twenty (20) days after the end of each month, schedules including a listing of (i) Loans charged off during the previous month showing the credit type with respect to each such Loan, (ii) Loans subject to write down or change to risk rating during the previous month, including, with respect to each Loan, the original amount, the write-off amount, and credit type, (iii) other real estate or assets owned, and (iv) a reconciliation of the ALLL, identifying specifically the amount and sources of all additions and reductions to the ALLL (which may be by reference to specific portions of another schedule furnished pursuant to this Section 5.9 and, in the case of unallocated adjustments, shall disclose the methodology and calculations through which the amount of such adjustment was determined). MLB will promptly provide to OVB (and not later than five (5) Business Days after delivery) reports and other documents provided to the Loan Committee of MLB Board.

5.10     Supplemental Disclosure Schedules. During the Pre-Closing Period, MLB and OVB will promptly supplement or amend the OVB Disclosure Schedule and the MLB Disclosure Schedule, as applicable, to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule or which is necessary to correct any information in such disclosure schedule which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 6.2(a) or Section 6.2(b) (in the case of OVB) or Section 6.3(a) or Section 6.3(b) (in the case of MLB) or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.11     Employees; Benefit Plans.

(a)     OVB and OVCB shall have the right but not the obligation to offer employment which would commence immediately following the Effective Time to any and all individuals who are MLB employees immediately before the Effective Time (employees of MLB who will be employed by OVB or OVCB are referred to as “Continuing Employees”). MLB will provide OVB with information regarding such individuals’ current employment arrangements with MLB and will otherwise assist OVB and OVCB in making such offers. Subject to the provisions of this Section 5.11, as soon as administratively practicable after the Effective Time, OVB shall take all reasonable action so that Continuing Employees shall be entitled to participate in each employee benefit plan, program or arrangement of OVB and OVCB of general applicability (individually, an “OVB Benefit Plan,” and collectively, the “OVB Benefit Plans”) to the same extent as similarly situated employees of OVB and OVCB (it being understood that inclusion of Continuing Employees in OVB Benefit Plans may occur at different times with respect to different plans), provided, however, that coverage shall be continued under corresponding benefit plans of MLB (to the extent such MLB plans have not been terminated) until such employees are permitted to participate in the OVB Benefit Plans. Accordingly, OVB and OVCB shall use reasonable efforts to ensure that from the Closing Date through the next open enrollment date for OVB Benefit Plans which provide coverages for group health, dental, and vision, Continuing Employees shall continue to be covered by MLB’s Employee Plans which provide coverages for group health, dental, and vision.

(b)     To the extent that a Continuing Employee becomes eligible to participate in OVB Benefit Plans, OVB and OVCB, as applicable, shall cause such OVB Benefit Plans to recognize the service of such Continuing Employee with MLB for purposes of eligibility, participation, vesting and benefit accrual under such OVB Benefit Plans, to the same extent that such service was recognized immediately prior to the Effective Time under corresponding MLB Employee Plans in which such Continuing Employee was eligible to participate immediately prior to the Effective Time; provided, however, that such recognition of service shall not (i) operate to duplicate any benefits of a Continuing Employee with respect to the same period of service, (ii) apply for purposes of any retiree medical plans, (iii) apply for purposes of the OVB Equity Plans, or (iv) apply for purposes of any plan, program or arrangement (A) under which similarly situated employees of OVB and OVCB do not receive credit for prior service or (B) that is grandfathered or frozen, either with respect to level of benefits or participation.

(c)     If any Continuing Employee becomes eligible to participate in any OVB Benefit Plan that provides medical, hospitalization or dental benefits, OVB or OVCB, as applicable, shall request from the appropriate sponsor or provider that (i) any pre-existing condition limitations or eligibility waiting periods under such OVB Benefit Plan be waived with respect to such Continuing Employee and such Continuing Employees’ covered dependents to the extent such limitation would have been waived or satisfied under a MLB Employee Plan in which such Continuing Employee participated immediately prior to the Effective Time, and (ii) recognize any health expenses incurred by such Continuing Employee and such Continuing Employee’s covered dependents in the year that includes the Closing Date (or, if later, the year in which such Continuing Employee is first eligible to participate) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such OVB Benefit Plan.

(d)     OVB, in its sole discretion, may elect to terminate the MLB 401(k) Plan or to discontinue contributions to the MLB 401(k) Plan anytime following the Effective Time, or to require MLB to terminate the MLB 401(k) Plan (by resolutions adopted by the MLB Board reasonably acceptable to OVB) to be effective at least one (1) day prior to the Effective Time, or to merge the MLB 401(k) Plan with and into the OVB 401(k) Plan after the Effective Time. In no event shall the MLB 401(k) Plan be merged with and into the OVB 401(k) Plan, unless OVB determines in its reasonable judgment that (i) the MLB 401(k) Plan is a qualified plan under Section 401(k) of the Code, both as to the form of MLB 401(k) Plan and as to its operation, and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the MLB 401(k) Plan. If OVB determines in its sole discretion not to merge the MLB 401(k) Plan into the OVB 401(k) Plan and that the MLB 401(k) Plan should be terminated prior to the Effective Time, MLB agrees to take all action necessary to have the MLB 401(k) Plan terminated at least one (1) day prior to the Effective Time.

(e)     Following the date of this Agreement (but not later than thirty (30) days from the date of this Agreement), MLB and OVB shall mutually develop a retention plan providing for the payment of retention bonuses to key employees of MLB (other than any employee who is party to an employment agreement with MLB) who continue to be employees of MLB through immediately prior to the Effective Time upon the general terms set forth in Schedule 5.11(e). Retention bonuses, if earned, shall be paid without regard to whether a key employee is offered employment following the Effective Time with OVB or OVCB.

(f)     After the Effective Time, and subject to this Agreement, OVB and OVCB will provide a severance benefit payment to each individual (1) who is employed by MLB at the Effective Time (except for any employee who is a party to any written agreement relating to severance which agreement has been provided to OVB) and whose employment is terminated involuntarily other than for “Cause” (as defined below) by OVB or OVCB as of the Closing, or (2) who is employed by MLB immediately before the Closing and is offered employment by OVB or OVCB but declines the offer within thirty (30) days of the Closing, or (3) who is a Continuing Employee whose employment is terminated other than for “Cause” (as defined below) by OVB or OVCB within twelve (12) months after the Effective Time. The severance benefit shall consist of a lump sum payment equal to such employee’s regularly scheduled base salary or base wages at the time of the Closing, for a period equal to (i) two weeks multiplied by (ii) the number of full years of continuous service completed by such employee with MLB, up to a maximum severance benefit period of thirteen (13) weeks, and shall be subject to applicable tax withholding. For purposes of this Section 5.11(f), “Cause” shall mean the employee’s personal dishonesty or misconduct, breach of fiduciary duty involving personal profit, failure to comply with any legal directive of OVB or OVCB, as applicable, failure to perform required duties, the violation of any Law (other than traffic violations or similar minor offenses that do not harm the reputation of OVB or OVCB) or the employee’s failure to enter into the Non-Solicitation and Confidentiality Agreement as of the Closing. After the Effective Time, and subject to this Agreement, OVB and OVCB will honor and perform the obligations of MLB under any written agreement (previously provided to OVB) relating to employment or severance with MLB.

(g)     Without limiting the generality of Section 8.9, the provisions of this Section 5.11 are solely for the benefit of the parties to this Agreement, and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. In no event shall the terms of this Agreement be deemed to establish, amend or modify any MLB Employee Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by OVB, OVCB, or MLB, (ii) alter or limit the ability of OVB or OVCB to amend, modify or terminate any MLB Employee Plan or OVB Benefit Plan), employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date, or (iii) confer upon any current or former employee, officer, director or consultant any right to employment or continued employment or continued service with OVB or OVCB, or constitute or create an employment agreement with any employee.

(h)     MLB will not send any written notices or other written communication materials to its employees without the prior written consent of OVB with respect to matters described in this Section 5.11.

5.12     Directors’ and Officers’ Indemnification and Insurance.

(a)     From and after the Effective Time, OVB shall indemnify and hold harmless each individual who is now, or who has been at any time before the date of this Agreement, or who becomes before the Effective Time, an officer or director of MLB (each, an “Indemnified Individual,” and collectively, “Indemnified Individuals”) (i) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of OVB) of or in connection with any claim, action, suit, proceeding, investigation or other legal proceeding, whether civil, criminal, administrative or investigative (each, a “Claim” and collectively, “Claims”), (ii) and an Indemnified Individual who is, or is threatened to be made, a party or witness, arising out of the fact that such individual is or was a director or officer of MLB if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including the Merger and the other Contemplated Transactions), regardless of whether such Claim is asserted or claimed before or after the Effective Time, to the fullest extent permitted under MLB’s articles of incorporation and bylaws and applicable Law. OVB shall pay reasonable expenses (including reasonable attorneys’ fees) in advance of the final disposition of any such proceeding to each Indemnified Individual to the extent permissible under applicable Law upon receipt of an undertaking to repay such advance payments if such Indemnified Individual shall be adjudicated or determined to be not entitled to indemnification under this Section 5.12.

(b)     Any Indemnified Individual wishing to claim indemnification under Section 5.12(a), upon learning of any Claim, shall promptly notify OVB thereof; provided, however, that failure to so notify will not affect the obligations of OVB under Section 5.12(a) unless and to the extent that OVB is actually prejudiced as a consequence. In the event of any such Legal Action (whether arising before or after the Effective Time), (i) OVB shall have the right to assume the defense thereof and OVB shall not be liable to such Indemnified Individuals for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Individuals in connection with the defense thereof, except that if OVB elects not to assume such defense, Indemnified Individuals may retain counsel satisfactory to them, and OVB shall pay all reasonable fees and expenses of such counsel for Indemnified Individuals promptly as statements therefor are received; provided, however, that OVB shall be obligated pursuant to this Section 5.12(b) to pay for only one firm of counsel for all Indemnified Individuals in any jurisdiction, (ii) Indemnified Individuals will cooperate in the defense of any such Claim, and (iii) OVB shall not be liable for any settlement effected without its prior written consent; provided, further, that OVB shall not have any obligation hereunder to any Indemnified Individual when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Individual in the manner contemplated under Section 5.12(a) is prohibited by applicable Law.

(c)     Each of OVB and MLB shall use commercially reasonable efforts to cause the individuals serving as officers and directors of MLB immediately prior to the Effective Time to be covered by a directors’ and officers’ liability insurance tail policy obtained from MLB’s current insurance carrier (the “Tail Insurance Policy”) of substantially the same coverage and amounts containing terms and conditions which are generally not less advantageous than MLB’s current policy with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such for a period of four (4) years; provided, however, that in no event shall the cost of the Tail Insurance Policy be more than two hundred percent (200%) of the current amount expended on an annual basis by MLB for its current policy; provided, further, that if the Tail Insurance Policy cannot be obtained as provided by this Section 5.12(c), OVB shall use its commercially reasonable efforts to obtain as much comparable insurance as is available; provided, further, that officers and directors of MLB may be required to make application and provide customary representations and warranties to an insurance carrier for the purpose of obtaining the Tail Insurance Policy.

(d)     Prior to the Effective Time, MLB and OVB shall cooperate to determine the most appropriate methodology to obtain “tail” insurance coverage at such limits, mutually agreeable to the parties, for Errors and Omissions, Bankers and Blanket Bond coverage and any other insurance policies of MLB as mutually agreed.

(e)     This Section 5.12 shall survive the Effective Time and is intended to benefit each Indemnified Individual (each of whom shall be entitled to enforce this Section 5.12 against OVB) and shall be binding on all successors and assigns of OVB.

5.13     Human Resources Issues.

(a)     Communication with Employees. Prior to making any written or oral communications regarding the Merger to the MLB officers or employees, MLB will consult in good faith with OVB regarding the nature and content of any such communications and will include an OVB executive officer (or designee of such executive officer) in any group presentation or any formal group meeting at which the Merger is explained or discussed, under an arrangement that is mutually satisfactory to the parties. MLB agrees to work in good faith with OVB to facilitate the timely and accurate dissemination of information to employees regarding matters related to the Merger in such a manner as to cause minimal disruption of the business of MLB and of its relationships with its employees and to facilitate the transition of such relationships to OVB and OVCB. In addition, MLB shall advise OVB’s Chief Executive Officer and OVB’s Chief Financial Officer of any material informal communications to MLB officers or employees pertaining to compensation or benefit matters that are affected by the Contemplated Transactions; provided, however, that such communications must be consistent with pre-agreed to talking points prepared by MLB and OVB. MLB shall provide OVB with a copy of any intended written communication, and will consult respecting the contents of any oral communications, in order to maintain a message consistent with the pre-agreed to talking points. OVB and MLB shall cooperate in providing any such mutually agreeable communication.

(b)     Training. OVB and OVCB shall have the right, but not the obligation, within thirty (30) Business Days prior to the Closing Date, to provide training to employees of MLB who will become employees of OVB or OVCB. Such training shall be at the expense of OVB and OVCB and shall be conducted during normal business hours. At the request of MLB, OVB shall compensate employees, in accordance with MLB’s customary policies and practices, for the employee’s time being trained by OVB and OVCB. MLB shall cooperate with OVB to make such employees available for such training prior to Closing.

(c)     Nothing in this Section 5.13 is intended, nor shall it be construed, to confer any rights or benefits upon any Persons other than OVB, OVCB or MLB.

5.14     Transition.

(a)     Commencing following the date of this Agreement, and in all cases subject to applicable Law, MLB shall cooperate with OVB and OVCB to facilitate the integration of the parties and their respective businesses. Without limiting the generality of the foregoing, during the Pre-Closing Period and consistent with the performance of their day-to-day operations and the continuous operation of MLB in the ordinary course of business, MLB shall cause the employees and officers of MLB to cooperate with OVB and OVCB in performing tasks reasonably required in connection with such integration, including requesting reasonable support from its outside contractors and vendors. MLB shall cooperate with OVB and OVCB in minimizing the extent to which any Contracts will continue in effect following the Effective Time.

(b)     Without limiting the generality of Section 5.14(a), MLB shall use all reasonable efforts to provide data processing, item processing and other processing support or outside contractors to assist OVB and OVCB in performing all tasks reasonably required to result in a successful conversion of the data and other files and records of MLB to the production environment of OVB and OVCB, when requested by OVB and in such a manner sufficient to ensure that a successful conversion will occur at the time (on or after the Effective Time) designated by OVB; provided, however, that if requested by OVB, MLB shall take all steps reasonably necessary to allow OVB and OVCB to convert to MLB’s existing production environment. Among other things, MLB shall (i) cooperate with OVB and OVCB to establish a mutually agreeable project plan to effectuate the conversion, (ii) use its commercially reasonable efforts to have MLB’s outside contractors continue to support both the conversion effort and its on-going needs until the conversion can be established, (iii) provide, or use its commercially reasonable efforts to obtain from any outside contractors, all data or other files and layouts requested by OVB or OVCB for use in planning the conversion, as soon as reasonably practicable, (iv) provide reasonable access to the personnel and facilities of MLB and, with the consent of its outside contractors, its outside contractors’ personnel and facilities, to enable the conversion effort to be completed on schedule, and (v) give notice of termination, conditioned upon the completion of the transactions contemplated by this Section 5.14, of the Contracts of outside data, item and other processing contractors or other third-party vendors when directed to do so by OVB. OVB agrees that all actions taken pursuant to this Section 5.14 shall be taken in a manner intended to minimize disruption to the customary business activities of MLB.

5.15     Pre-Closing Adjustments. At or before the Closing Date, provided that all of the conditions in ARTICLE VI are satisfied or waived, MLB shall (a) make such accounting entries or adjustments as OVB shall direct as a result of its on-going review of MLB that are consistent with GAAP in order to implement its plans following the Closing or to reflect expenses and costs related to the Merger, and (b) shall, consistent with GAAP, the rules and regulations of the SEC and the rules and regulations of any bank regulatory agency and applicable Law, modify or change its loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of OVB. Unless the recording adjustments pursuant to this Section 5.15 or any other modification or changes pursuant to this Section 5.15 would otherwise be necessary to be consistent with applicable Law or with regulatory accounting principles or GAAP, no such adjustment or modification or change shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred, or as an admission or acknowledgement by MLB that any such adjustment or modification or change is appropriate or required or that any financial statement or information previously provided by MLB was incorrect in any respect.

5.16     Fee Schedule and Estimates. Attached to this Agreement as Schedule 5.16 is a schedule (“Fee Schedule”) that sets forth MLB’s estimate, based on information MLB is able, in the exercise of its reasonable commercial efforts, to obtain, of all (x) Professional Fees and (y) Transaction Expenses, other than Professional Fees, in each case that MLB anticipates will be incurred by it through the Effective time. At least five (5) Business Days prior to the Closing Date, MLB shall provide to OVB an updated Fee Schedule that sets forth (a) fees and expenses for all services rendered to MLB by its attorneys, accountants, investment bankers and other advisors and agents (“Advisors”) solely in connection with the Contemplated Transactions (“Professional Fees”) paid up to the date of the Fee Schedule, (b) Transaction Expenses, other than Professional Fees, paid up to the date of the Fee Schedule, and (c) an estimate, based on information MLB is able, in the exercise of its reasonable commercial efforts, to obtain, of the remaining Professional Fees and other Transaction Expenses MLB anticipates will be incurred by it through the Effective Time. MLB shall promptly advise OVB in writing if MLB anticipates such remaining Professional Fees and other Transaction Expenses to exceed the estimate provided pursuant to clause (c) immediately above. MLB shall cause final bills for all Professional Fees and Transaction Expenses indicated in clause (c) immediately above to be submitted to MLB by its Advisors at least five (5) Business Days prior to the Closing Date and, based upon such final bills, MLB shall pay all Professional Fees in full prior to the Effective Time and shall provide OVB with written evidence to such effect prior to the Effective Time. At the Closing, MLB shall deliver to OVB an updated Fee Schedule setting forth all of MLB’s Transaction Expenses as of the Closing Date. Notwithstanding anything to the contrary, the Merger Consideration shall be reduced by one dollar for each dollar by which (i) the aggregate amount of Professional Fees that remain unpaid as of the Closing Date, and (ii) the aggregate amount of Transaction Expenses, whether paid or unpaid, as of the Closing Date exceeds $1,130,000 (except to the extent such excess is attributable to unpaid Professional Fees deducted from the Merger Consideration under clause (i) immediately above).

5.17     Closing Financial Statements. At least five (5) Business Days prior to the Closing Date, MLB shall deliver the unaudited balance sheet of MLB in form and substance reasonably satisfactory to OVB, as of the close of business on the last Business Day of the calendar month ended immediately preceding the Closing Date (the “Closing Balance Sheet Date”) and MLB’s unaudited consolidated statement of income for the period January 1, 2015 through the close of business on the Closing Balance Sheet Date (the “Closing Financial Statements”); provided, however, that if the Closing Date has been scheduled to occur on or before the fifth (5th) Business Day of a calendar month, MLB shall have provided such Closing Financial Statements as of and through the end of the second month immediately preceding the Closing Date and, in that event, the Closing Balance Sheet Date, shall be the last day of such second month immediately preceding the Closing Date and the related statement of income will be for the period from January 1, 2015 to the Closing Balance Sheet Date. The Closing Financial Statements shall (a) fairly present in all material respects the assets, liabilities and tangible common equity of MLB as of the date of the Closing Financial Statements, (b) be prepared in a manner consistent with the balance sheets included in MLB Financial Statements, in accordance with either GAAP or regulatory accepted accounting procedures, as applicable, consistently applied, and (c) be prepared from, and be in accordance with, the books and records of MLB. The Closing Financial Statements shall be accompanied by a certificate of MLB’s Chief Executive Officer and Chief Financial Officer, to the effect that such financial statements reflect accurately, as of the date of the certificate, the financial condition of MLB in all material respects.

5.18     Shareholder Litigation. MLB shall promptly advise OVB orally and in writing of any shareholder litigation against MLB or its directors relating to this Agreement, the Merger or the other Contemplated Transactions and shall keep OVB fully informed regarding any such shareholder litigation, including providing all relevant documentation. MLB shall consult with OVB and give good faith consideration to its comments and advice and give OVB the opportunity to participate, at OVB’s expense, in the defense or settlement of any such litigation. No settlement shall be agreed to without OVB’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

5.19     OVB and OVCB Boards. Prior to the Effective Time, the Nominating and Corporate Governance Committee of OVB shall recommend to the OVB Board one (1) individual from the MLB Board to serve on the OVB Board following the Effective Time. Such individual shall be mutually acceptable to MLB and OVB, an active member of the MLB Board as of the date of this Agreement through the Effective Time, with personal connections to the local MLB civic and business community, and shall be qualified as an “independent” director of OVB under applicable NASDAQ rules and otherwise meet any qualifications under OVB’s Bylaws, OVB’s board policies, and applicable Law. Upon approval of such individual by the OVB Board, such director shall be invited to join and shall be appointed to the OVB Board to be effective at the Effective Time. Such director shall be entitled to compensation, indemnification and expense reimbursement in connection with such director’s role as a director to the same extent as currently offered to other directors on the OVB Board. Provided such director continues to meet the standards for directors of OVB (including independence) such director shall be nominated for reelection to the OVB Board at the first annual shareholder meeting of OVB immediately following the Effective Time, and OVB’s proxy materials with respect to such annual meeting shall include the recommendation of the OVB Board that OVB’s shareholders vote to reelect such director to the same extent as recommendations are made with respect to other directors on the OVB Board.

5.20     Third-Party Consents; Estoppel. MLB shall use its reasonable best efforts to obtain and deliver to OVB prior to the Effective Time:

(a)     The consents, approvals or waivers required to be obtained from any third-parties in connection with the Merger and the other Contemplated Transactions (in such form and content as is approved in writing by OVB) promptly after the date of this Agreement, including, without limitation, the waiver, approval or consents to assignment for all the Leased Real Estate and any MLB Material Contracts. MLB shall cooperate with OVB in minimizing the extent to which any Contracts will continue in effect following the Effective Time, in addition to complying with Section 5.1(a)(iii) and Section 5.1(b)(xix); and

(b)     Lessor estoppel certificates in form and content satisfactory to OVB relative to the Leased Real Estate dated not earlier than twenty (20) days prior to the Closing Date.

5.21     Assignment of Insurance Policies. Prior to the Effective Time, MLB shall use reasonable best efforts to obtain consents to the partial or complete assignments of any of its respective insurance policies if requested to do so by OVB, to the extent necessary to maintain the benefits to OVB and the Surviving Corporation of such policies as they apply to MLB. MLB shall also inform OVB no later than five (5) Business Days prior to the Closing Date of any material unfiled insurance claims to the Knowledge of MLB, and for which it believes coverage exists.

5.22     Takeover Provisions. No party shall take any action that would cause the Contemplated Transactions to be subject to requirements imposed by any Takeover Provisions, and each party shall, if any Takeover Provision becomes applicable to this Agreement and the Contemplated Transactions, take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from or if necessary challenge the validity or applicability of any applicable Takeover Provision as now or hereafter in effect.

5.23     Change in Control Payments. MLB shall pay immediately prior to the Effective Time all Change in Control Payments due and owing as of the Effective Time, if any.

5.24     Loan Documentation. MLB shall use commercially reasonable efforts to fully correct, remedy and otherwise resolve any fact or circumstance that, to the Knowledge of MLB, has resulted, or could reasonably be expected to result, in any Loan that (a) is not evidenced by Loan Documentation that is correct and complete, (b) does not represent the valid and legally binding obligation of the Obligor thereunder, or (c) is not enforceable against the Obligor in accordance with its terms, such that the applicable Loan or Loan Documentation fully complies with Section 3.15.

5.25     Customer Notices and Communications. On and after the later of the date of receipt of all Requisite Regulatory Approvals (disregarding any statutory waiting periods) and the date that the Requisite MLB Vote has been obtained, MLB shall permit OVCB to provide one or more written notices (which may be joint notices from OVB and/or OVCB, on the one hand, and MLB, on the other hand) to customers of MLB describing the proposed Merger, the effect on customers, planned transition procedures and similar information. MLB shall have the right to review and approve the substance of any such communications, provided however, that MLB shall not unreasonably withhold, delay or condition MLB’s approval. OVCB shall consult with MLB, and MLB, upon request, shall assist OVCB, with respect to sending necessary or appropriate customer notifications and communications as prepared by OVCB, to advise such customers of the impending transaction and of OVCB’s plans following the Effective Time.

5.26     Resignation of Directors. MLB shall obtain and deliver to OVB prior to the Closing Date (to be effective as of the Effective Time) the resignation of each director of MLB (in each case, in their capacities as directors, and not as employees).

5.27     Rule 16b-3. OVB and MLB shall take all such steps as may be required to cause the transactions contemplated by ARTICLE I and any other dispositions of equity securities of MLB (including derivative securities) or acquisitions of equity securities of OVB in connection with this Agreement by each individual who at the Effective Time is or is expected to become a director or officer of OVB subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.28     Public Announcement. The initial press release with respect to this Agreement and the Contemplated Transactions shall be a release mutually agreed to by MLB and OVB. Thereafter, each of MLB and OVB agree that no public release or announcement concerning the Contemplated Transactions shall be issued by any party without the prior written consent of the other party, except as required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

5.29     Further Assurances. Each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable Law to consummate and make effective the Contemplated Transactions at the earliest practicable time.

ARTICLE VI

CONDITIONS

6.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)     Shareholder Approval. The Requisite MLB Vote shall have been obtained.

(b)     Regulatory Approvals. All Governmental Authorizations that are necessary or advisable to consummate the Contemplated Transactions (including the Merger), shall have been obtained and shall remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated (“Requisite Regulatory Approvals”), and no such Governmental Authorizations shall contain or shall have resulted in, or would reasonably be expected to result in, the imposition of, any Burdensome Condition.

(c)     No Injunctions or Restraints; Illegality. No Order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the other Contemplated Transactions shall be in effect. No Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Merger.

(d)     Fairness Opinion. The MLB Board shall have received a written opinion of the MLB Advisor dated as of the date of this Agreement, to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of MLB Common Stock. MLB shall deliver a true, correct and complete copy such written opinion to OVB promptly after MLB’s receipt of such written opinion from the MLB Advisor.

6.2     Conditions to Obligations of OVB and OVCB. The obligations of OVB and OVCB to effect the Merger are also subject to the satisfaction or waiver by OVB and OVCB on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. The representations and warranties of MLB set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), without giving effect to any supplement to the MLB Disclosure Schedule which constitutes a MLB Material Adverse Effect.

(b)     Performance of Obligations of MLB. MLB shall have performed in all material respects all covenants, obligations and conditions of this Agreement required to be performed and complied with by MLB at or prior to the Effective Time.

(c)     MLB Material Adverse Effect. Since the date of this Agreement, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or would reasonably be expected to have a MLB Material Adverse Effect.

(d)     Officers’ Certificate. OVB shall have received a certificate, signed on behalf of MLB by its Chief Executive Officer and Chief Financial Officer, stating that the conditions set forth in Section 6.2(a), Section 6.2(b), and Section 6.2(c) have been satisfied.

(e)     Closing Financial Statements. MLB shall have delivered to OVB the Closing Financial Statements in accordance with the terms and conditions of Section 5.17.

(f)     Adjusted Shareholders’ Equity. As of the last Business Day of the month reflected in the Closing Financial Statements (the “Shareholders’ Equity Measuring Date”), the Adjusted Shareholders’ Equity of MLB shall not be less than $5,000,000. For purposes of this Section 6.2(f), “Adjusted Shareholders’ Equity” means the consolidated equity of MLB as set forth in the Closing Financial Statements, exclusive of any Transaction Expenses paid or accrued up to an aggregate maximum of $1,130,000 and the amount of any increase of MLB’s deferred tax asset which is recognized in shareholder equity compared to March 31, 2015. Notwithstanding the foregoing, in lieu of any termination right of OVB or OVCB for failure of this condition, MLB, OVB and OVCB agree that if the Adjusted Shareholders’ Equity is less than $5,000,000, the Merger Consideration shall be reduced by one dollar for each dollar by which the Adjusted Shareholders’ Equity is less than $5,000,000.

(g)     Total Deposits. As of the date of the Closing Financial Statement, the total Core Deposits of MLB shall not be less than ninety percent (90%) of the balance of such Core Deposits on March 31, 2015. The term “Core Deposits” means all deposit liabilities of MLB as of such date, excluding any brokered deposits for purposes of Section 12 U.S.C. § 1831f(g) and any certificates of deposit in excess of $250,000.

(h)     Allowance for Loan and Lease Losses. As of the date of the Closing Financial Statements, the total ALLL of MLB shall be not less than $1,187,500; provided, however, that if the failure of this condition arises, directly or indirectly, as a result of or in connection with actions taken or omitted to be taken by MLB with the prior written consent, waiver or direction by OVB or OVCB pursuant to Section 5.1, then (i) no right of termination by OVB or OVCB shall exist based thereon and (ii) no such actions taken or omitted to be taken by MLB consistent with such prior written consent, waiver or direction shall constitute a breach of Section 5.1.

(i)     Directors’ Resignations. OVB shall have received the written resignation of each director of MLB (in such director’s capacity as a director) effective as of the Effective Time.

(j)     Dissenting Shareholders. MLB shall have complied in all respects with Section 1301 of the CGCL, and MLB shall have delivered to OVB, in form and content reasonably satisfactory to OVB, an affidavit of the Secretary of MLB regarding each notice given to the holders of MLB Common Stock or MLB Preferred Stock entitled to receive such notices. Holders of no more than five percent (5%) of the outstanding shares of MLB Common Stock shall have duly exercised their dissenters’ rights under Chapter 13 of the CGCL.

(k)     Shareholder Agreements and Non-Solicitation and Confidentiality Agreements. On the date of this Agreement, OVB shall have received the Shareholder Agreements and the Non-Solicitation and Confidentiality Agreements from each executive officer and director of MLB, and no action shall have been taken by any of them to rescind such agreements.

(l)     Termination of Contracts. MLB shall have delivered to OVB evidence satisfactory to OVB in OVB’s reasonable discretion that each Contract listed in Schedule 6.2(l) has been terminated in its entirety.

(m)     Termination of MLB Equity Plans and MLB Stock Options. MLB shall have delivered to OVB evidence satisfactory to OVB in OVB’s reasonable discretion that each MLB Equity Plan and outstanding MLB Stock Option has been terminated in its entirety prior to or as of the Closing.

(n)     Stock Option Holder Agreements. MLB shall have delivered to OVB an In-the-Money Stock Option Holder Agreement with respect to each MLB Option listed in Schedule A, signed by the holder of such MLB Option.

(o)     FIRPTA Certificate. MLB shall have delivered to OVB a properly executed statement from MLB that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1), dated as of the Closing Date.

(p)     Contents of Data Room. MLB shall have delivered to OVB (i) one or more CDs or DVDs containing true, correct and complete electronic copies of all documents and information placed in the Virtual Data Room and still contained in the Virtual Data Room at the Closing, and (ii) an index, in both paper copy and electronic copy (which electronic copy may be included on the CDs or DVDs delivered pursuant to clause (i) immediately above), of the contents of such CDs or DVDs that indicates the date when each document contained in the Virtual Data Room was placed in the Virtual Data Room and the date when each such document was last modified.

(q)     Updated Fee Schedule. MLB shall have delivered to OVB the updated Fee Schedule required to be delivered by MLB at the Closing pursuant to Section 5.16, which updated Fee Schedule shall be in form and content reasonably acceptable to OVB.

(r)     Closing Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to OVB, and OVB shall have received all such counterpart originals and certified or other copies of such documents as OVB may reasonably request. Such documents shall include (but not be limited to) copies of the resolutions of the MLB Board and MLB’s shareholders evidencing the requisite approval of this Agreement, the Merger, and the other Contemplated Transactions and certified as of the Closing by the Secretary of MLB as true, correct and complete copies thereof, which resolutions shall be in full force and effect.

6.3     Conditions to Obligation of MLB. The obligation of MLB to effect the Merger is also subject to the satisfaction or waiver by MLB on or prior to the Closing Date of the following conditions:

(a)     Representations and Warranties. The representations and warranties of OVB and OVCB set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), without giving effect to any supplement to the OVB Disclosure Schedule which constitutes an OVB Material Adverse Effect.

(b)     Performance of Obligations of OVB. OVB and OVCB shall have performed in all material respects all covenants, obligations and conditions of this Agreement required to be performed and complied with by OVB and OVCB, respectively, at or prior to the Effective Time.

(c)     OVB Material Adverse Effect. Since the date of this Agreement, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or would reasonably be expected to have an OVB Material Adverse Effect.

(d)     Officers’ Certificate. MLB shall have received certificates signed on behalf of OVB and OVCB by their respective Chief Executive Officers and Chief Financial Officers stating that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c) have been satisfied.

(e)     Closing Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to MLB, and MLB shall have received all such counterpart originals and certified or other copies of such documents as MLB may reasonably request. Such documents shall include (but not be limited to) copies of the resolutions of the OVB Board and the OVCB Board evidencing the requisite approval of this Agreement, the Merger, and the other Contemplated Transactions, certified as of the Closing by the Secretary of OVB and the Secretary of OVCB as true, correct and complete copies thereof, which resolutions shall be in full force and effect.

ARTICLE VII

TERMINATION

7.1     Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by MLB’s shareholders):

(a)     by mutual written consent of OVB and MLB;

(b)     by OVB or MLB if the Merger shall not have been consummated by 11:59 p.m. Pacific Time on or before December 31, 2015 (the “End Date”); provided, however, that (i) the End Date shall be extended without further action or consent of OVB, OVCB or MLB for a period of up to sixty (60) days if the Requisite Regulatory Approvals shall not have been received prior to the End Date and, to the Knowledge of OVB or OVCB, no circumstances exist which are reasonably likely to prevent, prohibit or delay the grant of the Requisite Regulatory Approvals within such extended period, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party whose material breach of its representations, warranties, covenants or agreements under this Agreement was the primary cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(c)     (i) by OVB or MLB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied such approval and such denial has become final and nonappealable, (ii) by OVB or MLB if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable Order enjoining or otherwise prohibiting the consummation of the Contemplated Transactions, unless such denial or Order shall be due to the material breach of the representations, warranties, covenants or agreements under this Agreement by the party seeking to terminate this Agreement, or (iii) by OVB or MLB if any Regulatory Approval includes, or will not be issued without, the imposition of a Burdensome Condition;

(d)     by OVB or MLB if the MLB Meeting (including any postponements or adjournments thereof) shall have been held and the Requisite MLB Vote shall not have been obtained;

(e)     by OVB if the MLB Board effects a Change in Recommendation or MLB or any Representative of MLB shall have materially violated or breached any of the provisions set forth in Section 5.4 or Section 5.6;

(f)     by OVB (i) if (A) any of MLB’s representations and warranties become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.2(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by MLB prior to the earlier of the End Date and thirty (30) days after its receipt of written notice thereof, or (ii) if any of MLB’s covenants or agreements contained in this Agreement shall have been breached such that the condition set forth in Section 6.2(b) would not be satisfied and such breach is not curable or shall not have been cured within thirty (30) days following MLB’s receipt of written notice from OVB of such breach or such breach by its nature is not capable of being cured prior to the Closing;

(g)     by MLB (i) if (A) any of OVB’s representations and warranties shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), such that the condition set forth in Section 6.3(a) would not be satisfied if the condition were then being tested, and (B) such inaccuracy, if capable of cure, has not been cured by OVB, prior to the earlier of the End Date and thirty (30) days after its receipt of written notice thereof, or (iii) if any of OVB’s or OVCB’s covenants or agreements contained in this Agreement shall have been breached such that the condition set forth in Section 6.3(b) would not be satisfied and such breach is not curable or shall not have been cured within thirty (30) days following OVB’s receipt of written notice from MLB of such breach or such breach by its nature is not capable of being cured prior to the Closing;

(h)     by MLB if, prior to the receipt of the Requisite MLB Vote, MLB (i) has complied with Section 5.4 and Section 5.6 and is not otherwise in material breach of this Agreement, (ii) receives an unsolicited bona fide written Acquisition Proposal from any Person that is not withdrawn, and a majority of the entire MLB Board determines in good faith (after consultation with the MLB Advisor and MLB’s outside legal counsel), that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with MLB’s outside legal counsel, that failure of the MLB Board to accept the Acquisition Proposal would be or would be reasonably likely to result in a violation of the MLB Board’s fiduciary duties to the shareholders of MLB under applicable Law, (iii) pays or causes the payment to OVB of a Termination Fee pursuant to Section 7.3(b) below, and (iv) simultaneously or substantially simultaneously with such termination, MLB enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal; provided, however, that (A) MLB provides OVB prior written notice at least five (5) Business Days (or such longer period as it may be extended upon modification or amendment of the Acquisition Proposal as contemplated below) prior to taking such action, which written notice shall state that MLB Board has received a Superior Proposal and, absent any revision to the terms and conditions of this Agreement, the MLB Board has resolved to effect a termination of this Agreement in accordance with this Section 7.1(h) and includes in the written notice provided to OVB the material terms and conditions of such Superior Proposal (including copies of the proposed documents and agreements to effect the Superior Proposal) and the identity of the Person making such Superior Proposal, (B) during such five (5) Business Day period (as it may be extended upon modification or amendment of the Acquisition Proposal as contemplated below), MLB negotiates in good faith (including by making its Representatives reasonably available to negotiate) with OVB (to the extent OVB wishes to negotiate) to enable OVB to make an offer that is at least as favorable to the shareholders of MLB so that such Acquisition Proposal would cease to constitute a Superior Proposal (“Revised OVB Proposal”), (C) at the end of such five (5) Business Day period (as it may be extended upon modification or amendment of the Acquisition Proposal as contemplated below, or such earlier time that OVB advises MLB in writing that OVB no longer wishes to negotiate to amend this Agreement), a majority of the entire MLB Board, after taking into account the Revised MLB Proposal continues to believe (after consultation with the MLB Advisor and MLB’s outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with MLB’s outside legal counsel, that failure to accept the Acquisition Proposal would or would be reasonably likely to result in a violation of its fiduciary duties to the shareholders of MLB under applicable Law; provided, further that in the event of any revisions to the terms of an Acquisition Proposal that are material to such Acquisition Proposal after the start of the five (5) Business Day period referenced in clause (iv)(A) above, such revisions shall be deemed a new Acquisition Proposal and MLB shall be required to deliver a new written notice as required by clause (iv)(A) above to OVB and to comply with the requirements of this Section 7.1(h) with respect to such new Acquisition Proposal, except, that the notice period of clause (iv)(A) above shall be reduced to three (3) Business Days; or

(i)     by OVB if an event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or would reasonably be expected to have a MLB Material Adverse Effect.

Any termination pursuant to this Section 7.1 (other than pursuant to Section 7.1(a)) shall be effected by written notice from the terminating party to the other party.

Notwithstanding the foregoing provisions of this Section 7.1 or any other provisions of this Agreement, neither OVB nor OVCB shall be entitled to terminate this Agreement if the right to terminate arises directly as a result of actions taken or omitted to be taken by MLB with the prior written consent, waiver or direction by OVB or OVCB, and no such actions taken or omitted to be taken by MLB consistent with such prior written consent, waiver or direction shall constitute a breach of any provisions, representations, warranties, covenants, agreements or obligations of MLB under this Agreement.

7.2     Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (a) Section 5.3(b), this Section 7.2, Section 7.3, and ARTICLE VIII shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for fraud, or any willful material inaccuracy in or willful material breach of any representation, or any willful material breach of any warranty, covenant, or other provision contained in this Agreement.

7.3     Expenses; Termination Fee.

(a)     Except as provided otherwise in this Section 7.3 and Section 5.18, all Transaction Expenses shall be paid by MLB, whether or not the Merger is consummated.

(b)     MLB, OVB and OVCB agree that a Termination Fee required to be paid to OVB as provided in Section 7.3(c) below shall be deemed to be liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the Contemplated Transactions under this Agreement and shall be the sole remedy of OVB, except for any liabilities or damages arising out of fraud, or willful and material breach of any provisions of this Agreement, in the event the Agreement is terminated under the following circumstances:

(i)      by OVB pursuant to Section 7.1(e);

(ii)     by MLB pursuant to Section 7.1(h); or

(iii)     by OVB pursuant to Section 7.1(b), Section 7.1(f), or Section 7.1(i)

(c)     A Termination Fee shall be paid by MLB to OVB in immediately available funds pursuant to Section 7.3(b)(i) or Section 7.3(b)(iii), within five (5) Business Days after termination of this Agreement. MLB, OVB and OVCB agree that no more than one Termination Fee shall be paid to OVB and OVCB pursuant to this Section 7.3(c) or otherwise under this Agreement.

(d)     The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Contemplated Transactions and that, without these agreements, the parties would not enter into this Agreement.

(e)     If MLB shall fail to pay when due any Termination Fee payable under this Section 7.3, then (i) MLB shall reimburse all costs and expenses (including fees of counsel) incurred in connection with the enforcement by OVB of its right to payment under this Section 7.3, along with (ii) interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid in full to OVB at a rate per annum equal to 3% over the “prime rate” (as published in The Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

7.4     Indemnification. To the fullest extent permitted by law, MLB, on the one hand, and OVB and OVCB, on the other hand, is liable for and will defend, indemnify, hold harmless and reimburse each other party and each of their respective representatives, employees, officers, agents, directors, shareholders and Affiliates, against any and all Claims arising out of or related to any material breach by, respectively, MLB, on the one hand, and OVB and OVCB, on the other hand, of this Agreement or of any agreement relating to the Contemplated Transactions under this Agreement. Any party wishing to receive indemnification under this Section 7.4, shall promptly notify each other party of the Claims; provided, however, that failure to so notify will not affect the indemnification obligations of any other party under this Section 7.4, unless and to the extent that any other party is actually prejudiced as a consequence.  In the event of any such Claims, (i) the party obligated to provide indemnification hereunder to the Indemnified Parties shall have the right to assume the defense thereof and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the other party elects not to assume such defense, the Indemnified Parties may retain counsel satisfactory to them, and the other party shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the other party shall be obligated pursuant to this Section 7.4 to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) Indemnified Parties will cooperate in the defense of any such Claims, and (iii) the other party shall not be liable for any settlement effected without its prior written consent; provided, further, that the other party shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated under Section 7.4 is prohibited by applicable Law.

ARTICLE VIII

MISCELLANEOUS

8.1     Amendment. This Agreement may be amended at any time prior to the Effective Time by the parties (by action taken or authorized by their respective boards of directors), whether before or after adoption of this Agreement by the shareholders of MLB or OVB; provided, however, that after any such shareholder approval of this Agreement, no amendment shall be made to this Agreement that applicable Law requires further approval or authorization by the shareholders of MLB or OVB without such further approval or authorization. This Agreement may not be amended except by a written instrument signed by or on behalf of each of the parties.

8.2     Remedies Cumulative; Waiver.

(a)     Except for the limitation upon remedies set forth in Section 7.3(b) of this Agreement, the rights and remedies of the parties are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Law (i) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (ii) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

(b)     At any time prior to the Effective Time, OVB (with respect to MLB) and MLB (with respect to OVB), may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of such party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or any document delivered pursuant to this Agreement, and (iii) waive compliance with any covenants, obligations, or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

8.3     No Survival. Subject to Section 7.2, representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time; provided, however, that those covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or part, after the Effective Time, shall survive the consummation of the Merger until fully performed.

8.4     Entire Agreement. This Agreement, together with the Confidentiality Agreement, MLB Disclosure Schedule, the OVB Disclosure Schedule, the Shareholder Agreement, the Merger Agreement, and the Non-Solicitation and Confidentiality Agreements constitute the entire agreement among the parties and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter this Agreement and thereof.

8.5     Execution of Agreement; Counterparts.

(a)     The Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b)     The exchange of signed copies of this Agreement or of any other document contemplated by this Agreement (including any amendment or any other change thereto) by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of an original Agreement or other document for all purposes. Signatures of the parties transmitted by any electronic means referenced in the preceding sentence shall be deemed to be original signatures for all purposes.

8.6     Governing Law. This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of California, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction.

8.7     Exclusive Jurisdiction; Venue. In any action or proceeding between any of the parties arising out of or relating to this Agreement, each of the parties (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Superior Court of the State of California or the United States District Court for the Northern District of California, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 8.7, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party, and (e) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 8.10 of this Agreement.

8.8     Assignments and Successors. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such prior written consent shall be void ab initio and of no effect. This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties and their respective successors and permitted assigns.

8.9     No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement other than the provisions of Section 5.12(a).

8.10     Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by email, or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a party (a) at the time and on the date of delivery, if delivered by hand or by email (with, in the case of delivery by email, the condition that the email did not bounce back nor receive an automatic reply); and (b) at the end of the first Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid). Such communication in each case shall be delivered to the following addresses or email addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, email address, or Person as a party may designate by notice to the other parties):

If to OVB or OVCB:

Oak Valley Bancorp

Oak Valley Community Bank

125 North Third Avenue, Oakdale, CA 95361

Attn: Christopher Courtney, CEO and President

Email: ccourtney@ovcb.com

with a copy (which shall not constitute notice to OVB or OVCB) to:

Squire Patton Boggs (US) LLP

275 Battery St., 26th floor

San Francisco, CA 94111

Attn:      Matteo G. Daste, Esq.

Nicholas C. Unkovic, Esq.

Email:     matteo.daste@squirepb.com; nicholas.unkovic@squirepb.com

If to MLB:

Mother Lode Bank

172 West Stockton Rd.

Sonora, CA 95370

Attn: Charles Milazzo, CEO and President

Email: cmilazzo@motherlodebank.com

with a copy (which shall not constitute notice to MLB) to:

Dodd Mason George LLP

991 West Hedding St., Suite 102

San Jose, CA 95126

Attn:      Glenn T. Dodd, Esq.

Joseph G. Mason, Esq.

Email:     dodd@doddmason.com; mason@doddmason.com

8.11     Interpretation. As used herein, the terms “Recital,” “Article,” “Section,” “Schedule” and “Exhibit” refer to recitals, articles, sections, schedules and exhibits of this Agreement, respectively, unless expressly indicated otherwise. As used herein, references to this “Agreement” includes all articles, sections, schedules, exhibits and other attachments hereto, and the terms “hereby,” “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, including all articles, sections, schedules, exhibits and other attachments hereto. As used herein, the terms “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, mean that a paper or electronic copy of the document or information referred to has been provided to the party to whom such information or material is to be provided; provided, however, that when used in ARTICLE III, such phrases mean that an electronic copy of the document or information referred to has been placed in the Virtual Data Room no less than ten (10) Business Days prior to the date of this Agreement and shall not have been modified or removed from the Virtual Data Room prior to the Closing. As used herein, the terms “dollars” and “$” refer to United States dollars. Unless the context of this Agreement requires otherwise: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iv) reference to any Contract, agreement, document, or instrument means such Contract, agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Law means such Law as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such section or other provision; (vi) reference to the “consummation of the Contemplated Transactions” shall be deemed to refer the consummation of the Contemplated Transactions on a timely basis; and (vii) reference to the consent of a party means a consent not unreasonably withheld, conditioned or delayed. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement, and each party and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

8.12     Enforcement of Agreement. The parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of them hereunder to consummate this Agreement). Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Superior Court of the State of California or the United States District Court for the Northern District of California, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

8.13     Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, so long as the economic or legal substance of the Contemplated Transactions is not affected in any manner materially adverse to any party, and the parties shall use all reasonable efforts to replace such invalid, illegal, or unenforceable provision of this Agreement with a valid, legal and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, OVB, OVCB and MLB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

OVB:

OAK VALLEY BANCORP

By:
Name:
Title:

OVCB:

OAK VALLEY COMMUNITY BANK

By:
Name:
Title:

MLB:

MOTHER LODE BANK

By:
Name:
Title:

Exhibit A

Form of Shareholder Agreement

Shareholder Agreement

This Shareholder Agreement (this “Agreement”) is entered into by and between Oak Valley Bancorp, a California corporation (“Acquirer”), and the undersigned individual signing below solely in his, her or its capacity as a shareholder (“Shareholder”) of Mother Lode Bank, a California corporation (the “Target”), effective as of the date set forth on Shareholder’s signature page hereto (the “Effective Date”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

Recitals

A.     The execution and delivery of this Agreement by Shareholder is a material inducement to the willingness of Acquirer and Subsidiary (as defined below) to enter into that certain Agreement and Plan of Merger, dated as of August 26, 2015 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Acquirer, Oak Valley Community Bank, a California corporation and a wholly owned subsidiary of Acquirer (“Subsidiary”), and the Target, pursuant to which the Target will merge with and into Subsidiary with Subsidiary surviving such merger as a wholly owned subsidiary of Acquirer (the “Merger”).

B.     Shareholder understands and acknowledges that the Target, Subsidiary, and Acquirer are entitled to rely on (i) the truth and accuracy of Shareholder’s representations contained herein and (ii) Shareholder’s performance of the obligations set forth herein.

Agreement

Now, Therefore, in consideration of the representations, warranties, covenants, agreements and obligations contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Restrictions on Shares.

(a)     Shareholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares (as defined in Section 3), or enter into any agreement or other arrangement relating thereto, at any time prior to the Expiration Time (as defined below). “Expiration Time” means the earliest occurrence of (A) the Effective Time, (B) the date and time of the valid termination of the Merger Agreement in accordance with its terms and (C) such date and time designated by Acquirer in a written notice to Shareholder.

(b)     Except pursuant to this Agreement, Shareholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares.

(c)     Except as otherwise provided herein, Shareholder shall not, in his, her or its capacity as a shareholder of the Target, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or that would have the effect of impairing the ability of Shareholder to perform his, her or its obligations under this Agreement or preventing or delaying the consummation of the Merger, the other Contemplated Transactions, contemplated hereby or the Requisite MLB Vote.

(d)     Any Shares of MLB Common Stock or other securities of the Target that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the Effective Date and prior to the Expiration Time, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options or warrants to purchase such shares (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they comprised a portion of the Shares and shall be deemed to be included in the Shares for the purposes hereof.

2.     Agreement to Vote Shares. Prior to the Expiration Time, at every meeting of the Target Shareholders called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the shareholders of the Target with respect to any of the following matters, Shareholder shall participate and vote the Shares (i) in favor of any matter that is reasonably necessary to facilitate the consummation of the Merger and the other Contemplated Transactions contemplated by the Merger Agreement, (ii) against any Adverse Proposal (as defined below) and (iii) against any other matter that would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect the Merger or any of the other Contemplated Transactions; provided that nothing in this Agreement shall preclude Shareholder from exercising full power and authority to vote the Shares in Shareholder’s sole discretion for or against any proposal submitted to a vote of the Target Shareholders to approve any payment which would, in the absence of such approval, constitute a parachute payment under Section 280G of the Code. “Adverse Proposal” means (A) any Acquisition Proposal, (B) any change in a majority of the Board of the Target other than as set forth in Schedule 2 of the Merger Agreement, (C) any material change in the capitalization of the Target or the Target’s corporate structure or in the terms of any security of the Target, or otherwise obligating the Target to grant any security, or (D) any other matter, including any amendment to the Articles of Incorporation or Bylaws, that would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the Contemplated Transactions. Any such vote shall be cast (and each consent shall be given) by Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

3.     Representations, Warranties and Covenants of Shareholder. Shareholder hereby represents, warrants and covenants to Acquirer as follows:

(a)     Shareholder is the beneficial or record owner of, or exercises voting power over, that number of shares of MLB Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Shareholder, or over which Shareholder exercises voting power, on the Effective Date, collectively, the “Shares”). The Shares constitute Shareholder’s entire interest in the outstanding shares of the capital stock of the Target and Shareholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Target. Shareholder has the sole right to vote and execute shareholder written consents, the sole power of disposition and the sole power to agree and to issue instructions with respect to all Shares and the other matters contemplated herein, with no restrictions on Shareholder’s right and powers of voting or disposition pertaining thereto. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Shareholder is a partnership or a limited liability company, the rights and interest of persons and entities that own partnership interests or units in Shareholder under the partnership agreement or operating agreement governing Shareholder and applicable partnership or limited liability company law, or if Shareholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws, which spouse hereby consents to this Agreement by executing the spousal consent attached hereto). The Shares are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Shareholder’s voting rights, charges and other encumbrances of any nature that, in any case, could adversely affect the Merger, the Merger Agreement, or the exercise or fulfillment of the rights and obligations of the Target, Acquirer, Subsidiary or Shareholder under this Agreement or the Merger Agreement. Shareholder’s principal residence or place of business is set forth on the signature page hereto.

2

(b)     If Shareholder is a corporation, limited partnership or limited liability company, Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted.

(c)     Shareholder has all requisite power, capacity and authority to enter into this Agreement and to perform its obligations under this Agreement and consummate the Contemplated Transactions and the other transactions contemplated hereby. The execution and delivery of this Agreement by Shareholder and the consummation by Shareholder of the Contemplated Transactions and the other transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Shareholder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Shareholder are necessary to authorize the execution and delivery by Shareholder of this Agreement and the consummation by Shareholder of the Contemplated Transactions and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Acquirer, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d)     The execution and delivery of this Agreement does not, and the performance by Shareholder of its agreements and obligations hereunder will not, conflict in any material respect with, result in a material breach or violation of or material default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Shareholder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Shareholder is a party or by which Shareholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the Contemplated Transactions or otherwise prevent or materially delay Shareholder from performing his, her or its obligations under this Agreement.

(e)     Shareholder acknowledges that Shareholder has received a copy of the Merger Agreement and familiarized itself with the terms and conditions contained therein. Until the Expiration Time, Shareholder (in his, her, or its sole capacity as a shareholder) shall not take directly or indirectly any action prohibited by Section 5.4 of the Merger Agreement. In the event Shareholder shall receive or become aware of any Acquisition Proposal following the Effective Date, Shareholder shall promptly inform Acquirer as to any such matter and the details thereof.

3

(f)     Shareholder hereby agrees that, if he, she or it executed a written consent providing for Shareholder’s approval of the Merger, Shareholder shall not revoke or rescind such written consent or any resolution contained therein and further agrees not to adopt any resolutions rescinding or revoking such written consent or any resolution contained therein or otherwise precluding the adoption of the Merger Agreement at any time prior to the Expiration Time. Shareholder agrees that, except as may be required by applicable law, by order of a court having competent jurisdiction, or by a Governmental Entity, it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Legal Action, in any court or before any Governmental Entity, that challenges the validity of or seeks to enjoin the operation of such written consent or this Agreement or the execution and delivery of the Merger Agreement and the consummation of the Merger and the other Contemplated Transactions.

(g)     Except as provided in the Merger Agreement, no broker, finder, financial advisor, investment banker or similar Person (including Shareholder) is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission from the Target or Shareholder in connection with the origin, negotiation or execution of the Merger Agreement or in connection with the Transactions.

(h)     Shareholder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the other Contemplated Transactions. Shareholder understands that he, she or it must rely solely on its advisors and not on any statements or representations made by Acquirer, the Target or any of their agents or representatives. Shareholder understands that Shareholder (and not Acquirer, the Target or the Surviving Corporation) shall be responsible for Shareholder’s tax liability that may arise as a result of the Merger or the other Contemplated Transactions.

4.     Release and Waiver; Consent; Termination of Existing Agreements. Shareholder’s share of the Merger Consideration represents the only consideration to be received by Shareholder in exchange for the MLB Common Stock owned by Shareholder. In exchange for such consideration and as a condition and inducement to the Acquirer’s, Subsidiary’s and the Target’s willingness to enter into the Merger Agreement, Shareholder, for himself, herself or itself and on behalf of his, her or its heirs, legal representatives, successors and assigns (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Acquirer, Subsidiary and the Target, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, subsidiaries, Affiliates, managers, affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, accounts, reckonings, bills, sums of money, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, controversies, covenants, contracts, promises, judgments, liabilities, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed prior to and including the Effective Time, that in any way arise from or out of, are based upon or relate to (i) such Relevant Person’s or Relevant Persons’, as applicable, ownership or purported ownership of the Shares or other securities of the Target, or (ii) the negotiation or execution of this Agreement, the Merger Agreement, or any of the other documents referenced in the Merger Agreement or the consummation of any of the other Contemplated Transactions or transactions contemplated hereby, except for such Relevant Person’s or Relevant Persons’, as applicable, rights under the Merger Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith (after taking into account such exceptions, the “Shareholder Claims”). The release is intended to be complete, global and all encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein.  With respect to the Shareholder Claims, Shareholder hereby expressly waives any and all rights conferred upon him, her or it by any statute or rule of law that provides that a release does not extend to claims that the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party, including the following provisions of California Civil Code Section 1542 to the extent applicable to Shareholder: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his OR HER settlement with the debtor.” For the avoidance of doubt, nothing in this paragraph will be deemed to constitute a release by any Shareholder of any right of such Shareholder to (x) if Shareholder is a current or former employee of or service provider to the Target, salary, cash bonuses or any other compensation, reimbursable expenses or other employment benefits earned or accrued by or for the benefit of such Shareholder prior to the Closing in respect of services performed by such Shareholder as an employee of or service provider to the Target, solely to the extent not paid by the Target prior to the Closing or (y) if Shareholder is a current or former officer or director of the Target or any of its Subsidiaries, indemnification asserted in writing by an officer or director of the Target against the Target, whether under the Articles of Incorporation, Bylaws or under a written indemnification agreement entered into by the Target and such officer or director prior to the date of the Merger Agreement, and disclosed to Acquirer in the Target Disclosure Schedule, with respect to a lawsuit that: (I) was commenced against such officer or director by a third party and (II) seeks to impose monetary liability on such officer or director by virtue of an act or omission committed prior to the date of this Agreement by such officer or director in his or her capacity as an officer or director of the Target.

4

Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger and the other Contemplated Transactions under the terms of any agreement or instrument to which Shareholder is a party or subject or in respect of any rights Shareholder may have in connection with the Merger or the other Contemplated Transactions (whether such rights exist under the Articles of Incorporation or the Bylaws, any contract to which the Target is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Shareholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the Board’s actions in approving and recommending the Merger, the consummation of the Merger and the other Contemplated Transactions, or to the execution and delivery of one or more written consents, including the granting of the Requisite Shareholder Approval therein, or to seek damages or other legal or equitable relief in connection therewith. Except for the indemnification agreement entered into between the Target and the Shareholder, any and all agreements existing immediately prior to the Effective Time between the Target and Shareholder, stock purchase agreement, carve-out bonus plans, equity incentive plans, shareholders agreements, and any of the agreements shall, contingent upon the occurrence of the Closing, automatically terminate and be of no force and effect effective immediately prior to the Effective Time, and Shareholder hereby agrees to the waiver of any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights and similar rights of Shareholder under any such agreements or otherwise. Other than as specifically set forth in the Merger Agreement and this Agreement, (a) as of and subject to the Closing, Shareholder, in its capacity as a Target Shareholder, will not be entitled to any indemnity, reimbursement or other similar rights from Acquirer, the Target or the Subsidiary, including by virtue of Shareholder’s investment in the Target or any other contract, and (b) no obligation, liability or other circumstances shall exist at the Effective Time that give or may give rise to any liability of Acquirer, the Target or the Subsidiary to Shareholder. From and after the Effective Time, Shareholder’s right to receive consideration on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Shareholder’s sole and exclusive right against the Target and/or Acquirer or the Subsidiary in respect of Shareholder’s ownership of the Shares or status as a Target Shareholder or any agreement or instrument with the Target pertaining to the Shares or Shareholder’s status as a Target Shareholder.

5.

5

6.

7.     Dissenters’ Rights; Appraisal Rights. Shareholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

8.     Miscellaneous.

8.1     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt, provided that the sender has received confirmation of receipt prior to 5:00 p.m. Pacific Time and, if sender has received confirmation of receipt after 5:00 p.m. Pacific Time, then notice shall be deemed given on the next Business Day), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Acquirer or Subsidiary, to:

Oak Valley Bancorp

Oak Valley Community Bank

125 North Third Avenue, Oakdale, CA 95361

Attn: Christopher Courtney, CEO and President

Email: ccourtney@ovcb.com

with copies (which shall not constitute notice) to:

Squire Patton Boggs (US) LLP

275 Battery St., 26th floor

San Francisco, CA 94111

Attn: Matteo G. Daste, Esq.

Nicholas C. Unkovic, Esq.

Email: matteo.daste@squirepb.com; nicholas.unkovic@squirepb.com

(ii)	if to Shareholder, to the address set forth for Shareholder on the signature page hereto.

8.2     Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Unless the context of this Agreement otherwise requires: (i) words of any gender include any other gender (whether masculine, feminine or neuter), (ii) words using the singular or plural number also include the plural or singular number, respectively, and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

6

8.3     Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquirer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquirer upon any such violation of this Agreement, Acquirer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquirer at law or in equity and Shareholder hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

8.4     Counterparts. This Agreement may be executed by electronic transmission and in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective as to Acquirer and Shareholder on the Effective Date when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

8.5     Entire Agreement; Non-assignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder; provided that the Target shall be a third-party beneficiary with respect to Section 4 of this Agreement and shall be entitled to the benefit of, and to enforce, the covenants of Shareholder therein as if the Target were a signatory hereto. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Shareholder without the prior written consent of Acquirer, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Acquirer hereunder, may be assigned or delegated in whole or in part by Acquirer to any direct or indirect wholly owned subsidiary of Acquirer; without the consent of or any action by Shareholder upon notice by Acquirer to Shareholder as provided herein; provided that Acquirer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including any person to whom any Shares are sold, transferred or assigned). All authority conferred herein shall survive the death or incapacity of Shareholder and in the event of Shareholder’s death or incapacity, any obligation of Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Shareholder.

8.6     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7     Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative (but without duplication) with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

7

8.8     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the State of California, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that service of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.1 shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in the County of San Francisco, California.

8.9     Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of Shareholder; provided that if the Closing occurs, the provisions of Section 3 (Representations, Warranties, and Covenants of Shareholder), Section 4 (Release and Waiver; Consent; Termination of Existing Agreements), Section 7 (Dissenters’ Rights; Appraisal Rights), and this Section 8 (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement; no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

8.10     Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

8.11     Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

8.12     Additional Documents, Etc. Shareholder shall execute and delivery any additional documents necessary or desirable, in the reasonable opinion of Acquirer, to carry out the purpose and intent of this Agreement.

8.13     Consents and Waivers, Etc. Without limiting the generality or effect of any obligation of Shareholder hereunder, Shareholder hereby authorizes Acquirer to deliver a copy of this Agreement to the Target and hereby agrees that each of the Target and Acquirer may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Shareholder referred to in Section 4, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant.

8

8.14     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

8.15     Acknowledgements. Each party to this Agreement acknowledges that (a) Squire Patton Boggs (US) LLP (“SPB”), counsel for Acquirer and Subsidiary, represented Acquirer and Subsidiary in connection with this Agreement the Merger and other Contemplated Transactions, (b) SPB has not represented Shareholder in connection with this Agreement, the Merger, the other Contemplated Transactions or otherwise and (c) Shareholder acknowledges that he, she or it has had the opportunity to consult with his, her or its own counsel.

[Signature Page Follows]

9

IN WITNESS WHEREOF, the parties hereto have caused this Shareholder Agreement to be executed as of the date written below.

Oak Valley Bancorp:

By:
Name:
Title:

SHAREHOLDER:

(Print Name of Shareholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

Effective Date: ___________________

Shares beneficially owned on the Effective Date:

___________________ shares of Target Common Stock

[SIGNATURE PAGE TO SHAREHOLDER AGREEMENT]

SHAREHOLDER AGREEMENT

SPOUSAL CONSENT1

I ____________________, spouse of ____________________, having the legal capacity, power and authority to do so, hereby confirm that I have read and approve the foregoing the Shareholder Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:                                     ___________________________________

Signature of Spouse:

Printed Name of Spouse:

1 To be completed by any Shareholder who is a natural person and resides in California or a community property state.

Exhibit B

Form of Non-Solicitation and Confidentiality Agreement

Non-Solicitation and Confidentiality Agreement

This Non-Solicitation and Confidentiality Agreement (this “Agreement”), dated August 26, 2015, is made by and between [Name] (the “Principal”) and Oak Valley Bancorp., a California corporation (including any successor in interest, the “Company”). Oak Valley Community Bank is also intended as a beneficiary of this Agreement.

Recitals

A.     The Company and Mother Lode Bank are parties to an Agreement and Plan of Merger dated on or about August 26, 2015 (the “Merger Agreement”), pursuant to which the Company will acquire Mother Lode Bank (“MLB”) (the “Merger”). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Merger Agreement.

B.     Principal understands and agrees, as a beneficial owner of MLB equity and/or as a key and significant member of the Board of Directors or management of MLB, that Principal has obtained extensive and valuable knowledge, expertise and confidential information concerning the Business (as defined below).

C.     This Agreement is necessary to protect the Company’s legitimate interests as a buyer of the stock and goodwill of MLB. Principal understands and acknowledges that the execution and delivery of this Agreement by Principal is a material inducement to the willingness of the Company to enter into the Merger Agreement and a material condition to the Company consummating the transactions contemplated by the Merger Agreement and for the purpose of protecting the Company’s legitimate interests as a buyer of MLB and of protecting the Company’s confidential information.

Agreement

Now, Therefore, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, Principal, intending to be legally bound, agrees as follows:

1.     Agreement Not to Solicit. Principal agrees that during the Non-Solicitation Period (as defined below), Principal will not, whether as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any bank, financial institution, credit union, lender, mortgage company, corporation, partnership or other entity, or in any other capacity, directly or indirectly for herself/himself or on behalf of any other Person (other than the Company or Oak Valley Community Bank) without the prior written consent of the Company:

(a)     interfere with the relationship between, on the one hand, the Company or Oak Valley Community Bank, and on the other hand, the Company’s or Oak Valley Community Bank’s employees, consultants, contractors or customers, by encouraging, inducing, soliciting or attempting to solicit any such employee or consultant, contractor or customer to terminate his or her employment or end his or her relationship with the Company or with Oak Valley Community Bank;

(b)     solicit or attempt to solicit for employment or engagement on behalf of Principal or any other Person, any Person who is or was an employee or consultant, contractor or customer of the Company or Oak Valley Community Bank; or

(c)     induce or assist any other Person to engage in any of the activities described in subparagraphs (a) and (b);

provided, however, that the restrictions in this Section 1 shall not apply to general solicitations not specifically directed to any employee or consultant, contractor or customer of the Company or Oak Valley Community Bank.

For purposes of this Agreement, the “Non-Solicitation Period” shall commence on the Closing Date and end two (2) years after the Closing Date (the “Non-Solicitation Period”); provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Principal has breached any provision of this Section 1, then, in addition to any remedies set forth in Section 4 or Section 5 below and available under applicable law, the Non-Solicitation Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.

2.     Agreement Not to Disparage. During the Non-Solicitation Period, Principal agrees that Principal will not directly or indirectly for himself or on behalf of any other Person libel, slander or disparage the Company or Oak Valley Community Bank in any manner that is or may be harmful to the business or business reputation of the Company or Oak Valley Community Bank or to the personal reputation of any of the Company’s or Oak Valley Community Bank’s directors, officers, employees, consultants, contractors or customers.

3.     Confidentiality Agreement.

(a)     Definition. "Confidential Information" means all information that is not generally known to the public that relates to the Business and in which Principal or any Affiliate or Principal, or other Person (to the extent such party owes a duty of confidentiality to Principal or such Affiliate) has rights, including, without limitation, financial statements, customer lists and information, information regarding business planning, operations, organization, administrative, financial or marketing activities, management know-how and techniques, series of instructions or statements comprising computer programs, system designs, modular program structures, system logic flows, file contents, video and report formats, coding techniques and routines, and file handling and special routines that are not generally known to the public. Notwithstanding the foregoing, Confidential Information does not include information that:

(i)     is, as of the time of its disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party;

(ii)     was known to the receiving party as of the time of its disclosure;

(iii)     is independently developed by the receiving party without reference to the Confidential Information; or

(iv)     is subsequently learned from a third party not subject to an obligation of confidentiality with respect to the information disclosed.

(b)     Restrictions. Principal agrees that, with respect to any Confidential Information, Principal shall:

(i)     maintain the confidentiality of the Confidential Information;

(ii)     use such Confidential Information only in the performance of his or her obligations under this Agreement or the Merger Agreement or any agreements contemplated thereunder or for the benefit of the Company or Oak Valley Community Bank if employed by or serving on the Board(s) of the Company or Oak Valley Community Bank; and

2

(iii)     return such Confidential Information and any copies, extracts or summaries thereof (whether prepared by the receiving party or otherwise, and regardless of whether in hard copy, computer memory, electronic media or otherwise) to the Company and to Oak Valley Community Bank upon their request or the expiration or termination of this Agreement, or, upon the request of the Company or Oak Valley Community Bank, destroy the same and provide them with a written certification of such destruction.

(c)     Exceptions. Nothing in this Agreement shall limit the ability of a party in possession of the Confidential Information of the other to disclose such Confidential Information, and such party shall have no liability for such disclosure, if such disclosure is (i) required to be made pursuant to law or regulation, government authority, duly authorized subpoena or court order; (ii) required to be made to a court or other tribunal in connection with the enforcement of such party's rights under this Agreement; or (iii) is approved by the prior written consent of the CEO or the CFO of the Company or Oak Valley Community Bank.

(d)     Breach. Each party recognizes and acknowledges that in the event of any breach of this Section 3 (either actual or threatened), the remedies at law shall be inadequate. Each party agrees that in such event, the Company or Oak Valley Community Bank shall have the right to seek specific performance or injunctive relief, or both, in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

(e)     Survival of Restrictions. The terms of this Section 3 shall survive the expiration or earlier termination of this Agreement and will continue in full force and effect for the two (2) -year period set forth in Section 1.

4.     Acknowledgment. Principal hereby acknowledges and agrees that:

(a)     this Agreement is necessary for the protection of the legitimate business interests of the Company in consummating the Merger;

(b)     the execution and delivery and continuation in force of this Agreement is a material inducement to the Company to execute the Merger Agreement and is a mandatory condition precedent to the closing of the Merger, without which the Company would not close the transactions contemplated by the Merger Agreement;

(c)     the scope of this Agreement in time, geography and types and limitations of activities restricted is reasonable;

(d)     Principal has no current intention of violating any of the restrictive covenants set forth in this Agreement;

(e)     Principal represents and warrants that neither the execution and delivery nor the performance of this Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which Principal is or may be bound, the violation of which would materially impair Principal’s ability to perform Principal’s obligations under this Agreement;

3

(f)     breach of this Agreement will be such that neither the Company, nor the Company will have an adequate remedy at law because of the unique nature of the operations and the assets being conveyed to the Company; and

(g)     execution of this Agreement shall not limit any other agreements between Principal and the Company or Oak Valley Community Bank.

5.     Condition Precedent. Principal acknowledges and agrees that his or her strict compliance with the terms of this Agreement is a condition precedent to his or her receipt of any consideration pursuant to the terms of the Merger Agreement. Principal further acknowledges and agrees that in the event of any breach of his or her obligations under this Agreement, the Company shall, in its sole and absolute discretion, be entitled to all remedies for breach permitted under the Merger Agreement.

6.     Remedy. Principal acknowledges and agrees that (a) the rights of the Company under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to the Company if Principal fails to or refuses to perform his or her obligations under this Agreement and (b) the Company shall be entitled, in addition to any other remedies and damages available, to obtain injunctive relief in a court of competent jurisdiction to restrain any such failure or refusal without posting bond or other security, and without the necessity of proving actual damages. No single exercise of the foregoing remedies shall be deemed to exhaust the Company’s right to such remedies, but the right to such remedies shall continue undiminished and may be exercised from time to time as often as the Company may elect.

7.     Severability. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. The Company and Principal intend this Agreement to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, all parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.

8.     Amendment. This Agreement may not be amended except by an instrument in writing signed by the Company’s duly authorized representative, and Principal.

9.     Waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any breach of any other term or agreement contained in this Agreement.

10.     Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.     Governing Law.

(a)     This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the state of California without regard to conflicts of law principles of any jurisdiction.

4

(b)     The parties hereto agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in San Francisco County in the State of California or any California state court located in San Francisco County, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

12.     Attorneys’ Fees. In the event that either party engages the other party in litigation concerning the enforcement of this Agreement, the prevailing party shall be entitled to payment by the non-prevailing party of reasonable expenses, including reasonable attorneys’ fees, which are incurred in connection therewith.

13.     Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement (but does not in any way merge or supersede the Merger Agreement or any other agreement executed in connection with the Merger Agreement).

[Signature Page Follows]

5

In Witness Whereof, the Company and Principal have executed this Agreement on the day and year first above written.

Name of Principal

Signature

Oak Valley Bancorp
a California corporation

By:

Name:

Title:

[Signature Page to Non-Solicitation and Confidentiality Agreement]

Exhibit C

Form of Agreement of Merger

AGREEMENT OF MERGER

by and among

OAK VALLEY BANCORP,

OAK VALLEY COMMUNITY BANK

and

MOTHER LODE BANK

This Agreement of Merger (this “Agreement”) is entered into as of _________, 2015, pursuant to and in accordance with Section 1101 of the California General Corporation Law (the “CGCL”) by and among Oak Valley Bancorp., a California corporation registered under the Bank Holding Company Act of 1956, as amended (“OVB”), Oak Valley Community Bank, a California state-chartered bank and a wholly owned subsidiary of OVB (“OVCB”), and Mother Lode Bank, a California state-chartered bank (“MLB,” and together with OVCB, the “Constituent Corporations”).

RECITALS

A.     OVCB, MLB, and OVCB have entered into that certain Agreement and Plan of Merger dated as of August 26, 2015 (the “Merger Agreement”), providing, among other things, for the execution and filing of this Agreement and the merger of MLB with and into OVCB (the “Merger”).

B.     The respective Boards of Directors of each of the Constituent Corporations deem it advisable and in the best interests of each such corporation and their respective shareholders that MLB be merged with and into OVCB and, as a result, have approved this Agreement and the Merger.

C.     The Merger Agreement, this Agreement and the Merger have been approved by the shareholders of MLB and the sole shareholder of OVCB.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

THE CONSTITUENT CORPORATIONS

1.1     OVCB. The authorized capital stock of OVCB consists of 20,000,000 shares of common stock, no par value per share (“OVCB Common Stock”). As of the date of this Agreement, [______] shares of OVCB Common Stock are outstanding, all of which are validly issued, fully paid and nonassessable and are held by OVB.

1.2     MLB. The authorized capital stock of MLB consists of 20,000,000 shares of common stock, no par value per share (“MLB Common Stock”) and 5,000,000 shares of preferred stock, no par value per share (“MLB Preferred Stock”). As of the date of this Agreement, at the time of the Merger, there are issued and outstanding [4,437,985] shares of MLB Common Stock, all of which are validly issued, fully paid and nonassessable, and 0 shares of MLB Preferred Stock.

1

ARTICLE II

THE MERGER

2.1     The Merger. At the Effective Time (as defined in Section 2.2 below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the CGCL, MLB shall be merged with and into OVCB, the separate corporate existence of MLB shall cease and OVCB shall continue as the surviving corporation. OVCB, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2     Effective Time; Closing. This Agreement shall be effective upon the filing of this Agreement and the related Officers’ Certificates with the Secretary of State of the State of California (the time of such filing, the “Effective Time”).

2.3     Effect of the Merger.  The effect of the Merger shall be as provided in this Agreement and the applicable provisions of the CGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of MLB and OVCB shall vest in the Surviving Corporation, and all debts, liabilities and duties of MLB and OVCB shall become the debts, liabilities and duties of the Surviving Corporation.

2.4     Articles of Incorporation. At the Effective Time, the articles of incorporation of OVCB, as amended, shall be the articles of incorporation of the Surviving Corporation.

2.5     Effect on Capital Stock.  Subject to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of OVB, MLB, OVB, or the holders of any of the following securities, the following shall occur:

(a)     MLB Common Stock. Each share of MLB Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and automatically converted into the right to receive [$1.65].

(b)     OVCB Common Stock. Each share of OVCB Common Stock that is issued and outstanding immediately prior to the Effective Time shall continue as one share of the common stock of the Surviving Corporation.

2

ARTICLE III

MISCELLANEOUS

3.1     Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either MLB or OVCB, the officers and directors of MLB, OVCB, and OVB are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

3.2     Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement.

3.3     Choice of Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California without giving effect to principles of conflicts of laws.

*****

3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

OVB:

OAK VALLEY BANCORP

By:
Name:
Title:

OVCB:

OAK VALLEY COMMUNITY BANK

By:
Name:
Title:

MLB:

MOTHER LODE BANK

By:
Name:
Title:

MOTHER LODE BANK

OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER

The undersigned, [_______] and [_______], hereby certify that:

1.     They are the President and Secretary, respectively, of Mother Lode Bank, a California state-chartered bank (“MLB”).

2.     The Agreement of Merger to which this Certificate is attached (the “Merger Agreement”), providing for the merger (the “Merger”) of MLB with and into Oak Valley Community Bank, a California state-chartered bank, was duly approved by the board of directors and shareholders of MLB.

3.     The authorized capital stock of MLB consists of 20,000,000 shares of common stock, no par value per share (“MLB Common Stock”) and 5,000,000 shares of preferred stock, no par value per share (“MLB Preferred Stock”). There were outstanding and entitled to vote on the Agreement of Merger [4,437,985] shares of MLB Common Stock, all of which are validly issued, fully paid and nonassessable, and 0 shares of MLB Preferred Stock.

4.      The vote of holders of a majority of the shares of MLB Common Stock, voting together as a separate class, was required to approve the Merger and the principal terms of the Merger Agreement.

5.     The percentage of the outstanding shares of MLB Common Stock entitled to vote on the Merger and the Merger Agreement equaled or exceeded the vote required.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Date: _____________, 201_

By:
Name:
Title:

By:
Name:
Title:

OAK VALLEY COMMUNITY BANK

OFFICERS’ CERTIFICATE OF APPROVAL OF MERGER

The undersigned, Christopher M. Courtney and Richard A. McCarty, hereby certify that:

1.     They are the President and Secretary, respectively, of Oak Valley Community Bank, a California state-chartered bank (“OVCB”).

2.     The Agreement of Merger to which this Certificate is attached (the “Merger Agreement”), providing for the merger (the “Merger”) of Mother Lode Bank, a California state-chartered bank (“MLB”), with and into OVCB was duly approved by the board of directors of OVCB.

3.     The authorized capital stock of OVCB consists of 20,000,000 shares of common stock, no par value per share (“OVCB Common Stock”). As of the date of this Agreement, [______] shares of OVCB Common Stock are outstanding, all of which are validly issued, fully paid and nonassessable and are held by OVB. No vote of the sole shareholder of OVCB was required to approve the Merger Agreement and the Merger.

4.     No vote of the shareholders of Oak Valley Bancorp, a California corporation registered under the Bank Holding Company Act of 1956, as amended, was required to approve the Merger Agreement and the Merger.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: _____________, 201_

By:
Name:
Title:

By:
Name:
Title:

Exhibit D

Form of In-the-Money Option Holder Agreement

IN-THE-MONEY OPTION HOLDER AGREEMENT

This IN-THE-MONEY OPTION HOLDER AGREEMENT (this “Agreement”) is entered into by and between Mother Lode Bank, a California state-chartered bank (the “Company”) and the undersigned option holder of the Company (the “Optionee”) as of [____], 2015. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company granted Optionee a certain option or options (collectively, the “Options”) under the Company’s 2004 Stock Option Plan (the “Plan”) to purchase shares of the Company’s common stock no par value per share (the “MLB Stock”);

WHEREAS, the Options were granted pursuant to a stock option agreement or agreements (collectively, if any, the “Stock Option Agreement”);

WHEREAS, the Options were granted at the exercise price and on the date or dates and for the number of MLB Shares set forth on Annex I to this Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”) entered into as of August 26, 2015 by and among the Company, Oak Valley Bancorp, a California corporation registered under the Bank Holding Company Act of 1956, as amended, Oak Valley Community Bank, a California state-chartered bank and a wholly owned subsidiary of OVB (“OVCB”), pursuant to which the Company will, subject to the terms and conditions set forth in the Merger Agreement, merge with and into OVCB, with OVCB being the surviving entity (the “Merger”);

WHEREAS, the Company has summarized the transactions contemplated in connection with the Merger and the potential risks, benefits, considerations, obligations and tax consequences to shareholders in the [Proxy Statement] dated as of [_____], 2015 (the “Proxy Statement”);

WHEREAS, as described in the [Proxy Statement], pursuant to the terms of the Merger Agreement, the Plan and Options issued thereunder that have not previously been exercised, whether or not then vested and whether or not then exercisable, shall terminate and be of no further effect at the Effective Time;

WHEREAS, upon consummation of the Merger, each holder of an Option listed on Schedule B to the Merger Agreement shall be entitled to prompt payment of an amount equal to One Dollar and Sixty-Five Cents ($1.65), subject to decrease for certain potential adjustments described in the Merger Agreement (the “Per Share Merger Consideration”), minus the exercise price per share of MLB Common Stock subject to each Option and less any applicable required tax withholdings required to be deducted and withheld by the Paying Agent (the “Option Consideration”) in lieu of each share of MLB Common Stock that would otherwise have been issuable upon exercise thereof;

WHEREAS, as a condition to the consummation of the Merger and pursuant to the terms of the Merger Agreement, each holder of an Option listed on Schedule B to the Merger Agreement shall have entered into an In-the-Money Option Holder Agreement in the form hereof dated at least five (5) Business Days prior to the Closing Date and prior to payment of the Option Consideration; and

WHEREAS, the Optionee identified on the signature page to this Agreement has been identified on Exhibit B to the Merger Agreement as being required to enter into an In-the-Money Option Holder Agreement in exchange for the payment of Option Consideration.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.      Agreement. The parties hereby agree that upon the Effective Time of the Merger, the Options and any Stock Option Agreement related thereto shall terminate, Oak Valley Bancorp shall deposit the Option Consideration with the Paying Agent and Optionee shall receive the Option Consideration as calculated and detailed on Annex I hereto. The Optionee hereby agrees that upon the execution of this Agreement and in advance of receipt of the Option Consideration, any right of the Optionee to exercise any unexercised Options (whether vested or unvested) shall immediately terminate; provided that the Option Consideration has been deposited with the Paying Agent as required by Section 2.2 of the Merger Agreement.

2.     Acknowledgement. After having carefully considered this Agreement, the Plan, the Stock Option Agreement(s), the Merger Agreement and the [Proxy Statement], Optionee consents to the cancellation of the Options on the terms set forth above and agrees to be bound by and comply with each of the provisions of this Agreement. Optionee acknowledges that the Option Consideration amounts set forth on Annex I are good faith estimates of the amount payable under this Agreement, and that the amount of cash constituting the Option Consideration remains subject to and will be finally determined based upon the terms of the Merger Agreement, which may be less than the amount set forth on Annex I. Further, Optionee represents and warrants that (i) Optionee is the sole owner of the Options, (ii) Optionee has not assigned, transferred, pledged or otherwise disposed of any or all of his or her interest in the Options (or the stock covered thereby), any proceeds Optionee might receive on the exercise of the Options (or any sale of the stock covered thereby) and any right to the Option Consideration set forth in this Agreement, (iii) Annex I correctly and completely sets forth all options or other rights to acquire stock that Optionee holds and such Options have not been exercised, (iv) Optionee has full power and authority and no other consent or approval is required with respect to Optionee’s decision to agree to the cancellation of the Options and (v) Optionee is not a party to any subscription, option, warrant, right, security or any other commitment or agreement obligating the Company to issue, deliver, sell, repurchase or redeem any shares of Company capital stock or other securities of the Company.

3

3.     Release. By signing this Agreement, Optionee acknowledges, understands and agrees that, upon the Company’s payment of the Option Consideration pursuant to this Agreement, (a) the Options and the Stock Option Agreement(s) shall be terminated, void and of no further force and effect, and (b) Optionee shall fully and forever release and discharge the Company and any of its past, present and future affiliates, subsidiaries, parents, successors and assigns, including Purchaser, and any of their officers, directors, shareholders, employees, attorneys and agents (each such entity or person, a “Covered Person,” and, collectively, “Covered Persons”) from and against all past, present and future claims, liabilities, damages, judgments, demands, penalties, costs, fees, expenses (including, without limitation, attorneys’ fees and expenses), suits, debts, losses, accounts, covenants, promises and causes of action of any kind, whether now known or unknown, choate or inchoate, direct or derivative (collectively, “Claims”), arising out of or in any way connected with (i) the Stock Option Agreement(s) and the Plan; (ii) the issuance to Optionee, and its ownership, of the Options or MLB Shares issuable upon the exercise of the Options; (iii) the sale and termination of the Options pursuant to this Agreement; or (iv) Optionee’s relationship with the Company, either as a stockholder, employee, director, consultant or otherwise, provided, however, that this release shall not include claims (A) with respect to any rights Optionee may have under this Agreement, (B) for compensation earned or benefits accrued under any of the Company’s benefit plans or expenses to be reimbursed by the Company to Optionee, or (C) which cannot be released or waived as a matter of law. This release includes but is not limited to any Claims for tort, breach of contract, or otherwise. Optionee acknowledges and agrees that there is a risk that, after signing this Agreement, Optionee may discover losses or claims that are released under this Agreement but that are presently unknown. Optionee assumes this risk and understands that this release shall apply to any such losses and claims. Optionee acknowledges and agrees that, by accepting the benefits and payments set forth in this Agreement, Optionee assumes and waives the risk that the facts and the law may be other than as Optionee believes, but it is Optionee’s intention to release all Claims Optionee has or may have against the Covered Persons, whether known or unknown, suspected or unsuspected. Optionee agrees that Optionee will not now or in the future pursue or institute any claim, suit or action against the Company, Purchaser or any other Covered Person which is based upon, or arises out of, any of the Claims released in this Agreement.

4.     GENERAL RELEASE - CLAIMS EXTINGUISHED. Optionee acknowledges that Optionee is familiar with, and hereby expressly waives and releases all rights and benefits, if any, conferred by, Section 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

NOTWITHSTANDING THE FOREGOING SECTION 1542 OR ANY OTHER STATUTORY OR COMMON LAW PRINCIPLE OF ANY JURISDICTION OF SIMILAR EFFECT, OPTIONEE AGREES THAT THE RELEASE CONTAINED IN THIS AGREEMENT SHALL APPLY TO ALL UNKNOWN OR UNANTICIPATED LOSSES OR DAMAGES WHICH MAY HEREAFTER BE CLAIMED BY OPTIONEE WITH REGARD TO THE SUBJECTS ENUMERATED ABOVE, AS WELL AS ANY PRESENTLY KNOWN TO THE PARTIES TO THIS AGREEMENT.

4

5.     Miscellaneous. This Agreement sets forth the entire understanding of the parties concerning the subject matter described herein and supersedes all prior agreements with respect to such subject matter whether written or oral. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to its conflict of law rules. This Agreement is for the benefit of the Company, Purchaser and each of their respective successors, assigns and affiliates. Nothing herein may be amended or modified nor may any obligation be waived, except by an instrument in writing signed by each of the parties hereto.

[Signature Page to Follow]

 5

IN WITNESS WHEREOF, this In-the-Money Option Holder Agreement has been executed by the undersigned on the day and year written below.

MOTHER LODE BANK

Date: ______________, 2015	By:
Name:
Title:

OPTIONEE

Date: ______________, 2015	By:
Name:

Annex I

Option Schedule

Grant Date	No. of options	Exercise Price (Per Share)	Cash payment Equal to Per Share Merger Consideration minus Exercise Price*
		$	$

* Amounts do not reflect required tax withholding required to be deducted and withheld by the Paying Agent.